As filed with the Securities and Exchange Commission on June 19, 2015

                                                                               Registration No. 333-204442

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE CALYPSO, INC.

(Exact name of registrant as specified in its charter)

Delaware	8200	20-8610073
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

101 W. Renner Rd. Suite 280
Richardson, TX 75082
(800) 378-2297

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Levi, Chief Executive Officer
Blue Calypso, Inc.
101 W. Renner Rd. Suite 280
Richardson, TX 75082
(800) 378-2297

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications set to agent for service, should be sent to:

Sean F. Reid, Esq. Fox Rothschild LLP 997 Lenox Drive, Building 3 Lawrenceville, NJ 08648 Tel. (609) 895-6719 Fax (609) 896-1469	Robert H. Cohen, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 Tel. (212) 547-5400 Fax. (212) 547-5444

Approximate date of commencment of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

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Large accelerated filer	☐.	Accelerated filer	☐.

Non-accelerated filer	☐.	Smaller reporting company	☑.
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of share of Common Stock, par value $.0001 per share, and Common Stock Purchase Warrant
Common Stock, par value $.0001 per share, included in part of the units	$	$
Common Stock Purchase Warrants, included in part of the units
Common Stock underlying Common Stock Purchase Warrants
Representatives Common Stock Purchase Warrants
Common Stock underlying Representatives Common Stock Purchase Warrants
Total Registration Fee	$ 10,000,000	$ 1,162.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. This registration statement shall also cover, pursuant to Rule 416 under the Securities Act, any additional shares of common stock that shall become issued pursuant to prevent dilution from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 19, 2015

PRELIMINARY PROSPECTUS

$

                 Units

This is a public offering of Blue Calypso, Inc. We are offering ________ units. Each unit has an offering price of $      and consists of      share of our common stock and      warrant. Each warrant will have an exercise price per share equal to 125% of the per share public offering price, will be exercisable upon issuance and will expire ______ years from the date of issuance.

Our common stock is quoted on the OTCQB under the symbol “BCYP” On June 17, 2015, the last reported sale price of our common stock as reported on the OTCQB was $0.12 per share. We intend to apply for listing of our common stock and warrants on the NYSE MKT and the Nasdaq Capital Market under the symbols “____” and “____” respectively. We make no representation that such application will be approved or that the shares or warrants will trade on such market either now or at any time in the future.

The Company has agreed to grant the underwriter an option, exercisable within 45 days after the closing of this offering, to acquire up to an additional 15% of the total number of securities offered by the Company pursuant to this offering, solely for the purpose of covering over-allotments.

The share and per share information in this prospectus does not reflect a proposed 1-for-[__] reverse stock split of our outstanding shares of common stock to occur on or before the closing of this offering.

Investing in our units is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 8 of this prospectus before making a decision to purchase our stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions (1)	Proceeds to Us
Per unit
Total
(1) Before estimated expenses related to this offering of [________].
Delivery of the shares and warrants will be on or about [________].

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Merriman Capital, Inc.

The date of this prospectus is [_________], 2015.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in, or incorporated by reference in, this prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Before you invest, you should read the registration statement (including the exhibits thereto and documents incorporated by reference therein) of which this prospectus forms a part.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” “the Company” and “our company” refer to Blue Calypso, Inc., a Delaware corporation, and its wholly owned subsidiaries, Blue Calypso, LLC, Blue Calypso Holdings, Inc., a Texas corporation, and Blue Calypso Latin America, S.A., a Costa Rican corporation. All amounts in this prospectus are in U.S. dollars, unless otherwise indicated.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, and business, and financial condition, results of operations, strategies or prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the U.S. Securities and Exchange Commission, or the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors.”

The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

EXPLANATORY NOTE

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable, based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before investing in the Shares. You should read the following summary together with the more detailed information appearing in this prospectus, including our consolidated financial statements and related notes and risk factors, including the “Risk Factors” section, before deciding to invest.

BLUE CALYPSO, INC.

We develop and deliver mobile shopper marketing and analytics solutions for the business-to-consumer (B2C) marketplace leveraging mobile, social media, gamification and our intellectual property portfolio. We have developed a patented technology platform that enables brands and retailers to engage with shoppers when they are on the path-to-purchase products and services.  Our technology also allows brands to leverage customer relationships and brand advocacy to increase brand loyalty and drive revenue through sharing and influencer marketing. We generate revenue from the mobile and cloud-based consumption of our technology platform, consulting/services fees, and licensing and/or enforcement of our patented technologies.  Our intellectual property portfolio consists of four (4) US patents (five (5) have been granted however, one is in appeal with the Federal Circuit as a result of the PTAB ruling in December 2014) and eleven (11) pending patent applications that generally cover methods and systems for communicating advertisements and electronic offers between mobile and desktop  (peer-to-peer) communication devices. All of the patents and patent applications that cover the core of our business, i.e., a “System and Method for Peer-to-Peer Advertising Between Mobile Communication Devices”, have been developed internally by our Founder and Chief Executive Officer, Andrew Levi, and our Director of Innovation, Bradley Bauer, and assigned to our wholly owned subsidiary, Blue Calypso, LLC. In September 2013, we acquired proprietary mobile gamification technology and subsequently applied for two additional patents based upon the enhancement and integration of this technology into our platform.

Our proprietary technology platform enables retailers to harness the power and adoption that today’s mobile devices bring to the consumer shopping experience.  We connect brands with store visitors when they are on the path-to-purchase and enable those customers to engage with, and redeem brand content as well as leverage their brand affinity across the most popular social media channels. Our platform tracks performance, monitors engagement, manages attribution and delivers robust, real-time analytics that provide acute insight regarding the adoption, performance and return on investment of product manufacturer and retailer promotions and location-based content. Our technology is designed to help brands target their marketing messages, attract new customers, increase awareness and drive product sales. For example, campaigns facilitated through our platform can encourage consumers to learn more about products, watch promotional videos about particular products, see product reviews and comparative pricing or click to buy products.  All delivered through a highly engaging mobile “kiosk” or “digital concierge” type experience.

CORPORATE HISTORY

We were incorporated as a Nevada corporation on March 2, 2007 under the name JJ&R Ventures, Inc. On September 1, 2011, we entered into an Agreement of Merger and Plan of Reorganization with Blue Calypso Holdings, Inc., a privately held Texas corporation and Blue Calypso Acquisition Corp., pursuant to which Blue Calypso Holdings, Inc. became our wholly-owned subsidiary and we succeeded to the business of Blue Calypso Holdings, Inc. as our sole line of business. We refer to this merger transaction as the “reverse merger.” On October 17, 2011, we reincorporated in the State of Delaware.

Our principal executive offices are located at 101 W. Renner Rd, Richardson, Texas 75082. Our telephone number is (800) 378-2297. Our website address is http://www.bluecalypso.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

OUR SOLUTIONS

We have developed four core products that form the basis of our technology platform: MOBILE ADVANTAGE™, KIOSENTRIX™, DASHTAGG®, and SOCIALECHO™.  Additionally, we offer outsourced consulting and customized software development services through our Blue Calypso Labs (“BC Labs”) services.

MOBILE ADVANTAGE™ is our “app-less” retail-focused mobile shopper marketing platform.  Mobile ADvantage provides retailers with an easy way of engaging with store visitors when they are on the path-to-purchase  and ultimately drives more store visits and increases the purchase size while creating a higher degree of customer affinity and satisfaction.

               KIOSENTRIX™ is our universal shopper mobile app.  When a shopper enters a participating retailer location, KIOSentrixre-skins itself to the brand – like a “digital chameleon”.  KIOSentrix includes an aggregated loyalty manager, price comparison tool, wish/shopping list manager and a high-quality QR code scanner.  KIOSentrix is a consumer-facing companion to Mobile ADvantage which adds powerful features only possible with a true mobile app framework.

DASHTAGG® is our mobile gamification technology designed to enhance the experience that occurs when people attend physical events. DashTAGG is a unique social and mobile game of “tag” combined with a pseudo-scavenger hunt.  The branded or sponsored challenge is designed to drive attendee behaviors while capturing pictures and videos of participating attendees as they engage in a fun challenge to “tag” each other by taking pictures.

SOCIALECHO™ allows brands to leverage their customers, employees and social media fans (collectively their advocates) to spread their brand content through their social networks. Our technology then tracks, monitors, and delivers real-time analytics on the full lifecycle of the syndication process including advocate attribution and content sentiment.

              Blue Calypso Labs™, or BC Labs, was launched in October 2013 to offer software development, innovation and related consulting services to clients. BC Lab’s mission is to help clients develop unique software solutions that solve strategic business problems, focus on integrating our digital marketing and analytics technologies into various client applications as well as seek licensing revenue from our broad portfolio of intellectual property.

We intend to continue to develop new technology and expand on our intellectual property portfolio and product offerings to meet the needs of companies seeking to amplify their brand messages through social media networks.

MARKET OPPORTUNITY

We believe that as brands adapt to the changing media and content distribution landscape, they will place an increasing priority on the next frontier of mobile while leveraging social media networks, communities and digital properties. We believe that historical advertising media such as print, television and radio, and even Internet banner ads, are shifting at an increasing rate to mobile platforms and are generally exploring alternatives to traditional advertising techniques. Mobile platforms enable brands to put relevant content out to a more highly targeted buyer community, while encouraging branded and personal content syndication. In addition, mobile devices have become ubiquitous extensions of many target buyers and a critical part of the lifestyle of most generations. According to Telemetrics/xAd Mobile Path to Purchase Analysis 2014, “71% of Consumers who take secondary actions are looking to make a purchase within the same day”.

We believe that one of the most attractive characteristics of mobile consumers for advertisers is the opportunity for more accurate content targeting. Typical parameters include carrier, device type and mobile channel, with the possibility to add geo-location, behavioral, demographic and interest-based information (the latter two generally require user opt in) infused with a user’s actual purchase history. For instance, mobile technology can enable relevant promotional offers and coupons to be delivered to shoppers phone while they are in the store. That level of personalization will likey affect purchase behavior.  Also reported in the Telemetrics/xAd report "Coupons and relevant targeting also motivate consumers to take further action.”

We also believe that peer-to-peer or “friend-to-friend” advertising (also known as influencer marketing) is the most powerful and effective form of communicating with consumers. According to eMarketer’s October24, 2014 report titled “Millennials’ Social Shares Don’t Stop with the Post”, “Two thirds of 18-34-year-olds were at least somewhat likely to make a purchase based on content shared by one of their peers on social. According to Nielsen as published in the Simply Measured report titled “Influencer Marketing: Stats and Quotes You Need to Know” by Lucy Hitz on June 18, 2014, “90% of consumers trust peer recommendations.  Only 33% trust ads.” We believe that this ability to share retail offers and product information in real-time with friends and family, makes mobile content delivery even more valuable. You are now able to combine great mobile-targeted content with word-of-mouth recommendations. Imagine your friend in a store sharing a promotional offer and saying look at the deal I just got.

Mobile marketing has the ability to connect brands with consumers on an intimate one-to-one basis, providing relevant information that is important to them when it interests them the most. While the sector is still in its infancy, we believe that brands, retailers, advertising executives, content publishers and technology enablers have high expectations regarding the potential of the mobile advertising market. We believe that our platform offers an effective tool for advertisers seeking to enter or expand their advertising presence in the mobile market, target specific customers with selected messages, and capitalize on the power of peer recommendations.  In fact, according to an article published by eMarketer on January 5, 2015 titled “In-Store Mobile Use Redefines Customer Service”, “a Deloitte study found that mobile devices used before or during in-store shopping trips converted or helped to convert nearly $600 billion in US in-store retail sales in 2013 or 19% of total brick-and-mortar sales.”

COMPETITIVE STRENGTHS

                Mobile shopper engagement, digital market awareness and branding through mobile and digital media is an extremely competitive and fragmented industry. Adequate protection of intellectual property, successful product development, adequate funding and retention of experienced personnel are critical to our success. We believe that we have the following strengths:

•

Prominent Intellectual Property Position. We believe that our patents provide us with broad and comprehensive coverage for the electronic delivery of brand content and electronic offers on any electronic communication device. Our policy is to seek to protect our proprietary position by filing patent applications related to our proprietary technology and improvements that we believe are important to the development of our business. We also pursue companies that we believe are infringing on our intellectual property in order to protect our IP assets and our competitive position.

•

Extensive Knowledge and Experience in Product Advertising, Awareness and Branding. We believe that our management and personnel have extensive knowledge and experience in product advertising, digital marketing and awareness and branding which significantly adds to our competitive position.

•

Highly Customizable Platform. We have the ability to rapidly customize products to meet our client’s needs. Our technology platform has evolved and matured as we have refined our go-to-market strategy and target market.

OUR STRATEGY

                We intend to continue innovating and will attempt to maximize the economic benefits of our intellectual property. We currently have two key areas of operation:

Development and Delivery of Mobile Shopper Engagement Solutions- We have developed a proprietary platform that enables brands to engage with shoppers when they are on the path-to-purchase in order to deliver a unique shopper experience, increase brand loyalty and drive revenue.

We believe that our strong intellectual property and our extensive experience in mobile technologies, affinity/advocacy, awareness and branding will enable us to continue to develop new products and services. We will execute on this strategy through a combination of: (i) Organic customer acquisition; (ii) Indirect customer acquisition through strategic partners such as IntegraColor, and; (iii) Through synergistic acquisitions.

Our direct to market approach includes aggressive market awareness through public relations, and digital and traditional marketing awareness such as mailings, calls, email campaigns, social media, trade show attendance, and industry association participation. Partnering with organizations that are part of the marketing supply chain who focus on our target market (multi-location brick-and-mortar retailers) gives us immediate access to and credibility with a portfolio of existing customers. Furthermore, by aligning with the right partners, our solutions become part of a larger program which drives revenue for our customers.  These programs include our customer’s branding, demand generation, marketing programs/campaigns, deals/offers/coupons, customer affinity programming and other initiatives already in existence with their brands. Finally, we expect to identify and pursue strategic acquisitions that help us grow our feature set, customer base, services capabilities, and our IP portfolio.

Maximization of the Economic Benefits of Our Intellectual Property– The Company was founded based on the opportunities created when the vision and opportunity for mobile adoption caused our founders to file our first patent in 2004. Since then we have expanded our portfolio and will continue to innovate and file for additional patent protection of our inventions. This IP portfolio is a very valuable asset and we have a duty to the company and to the shareholders to protect these assets.  Therefore we will continue to identify and pursue those in the marketplace that are infringing our IP.

In summary, we have developed a proprietary platform that enables brands to engage with shoppers when they are on the path-to-purchase in order to deliver a unique shopper experience, increase brand loyalty and drive revenue. We believe that our strong intellectual property and our extensive experience in mobile technologies, awareness and branding will enable us to continue to develop new products and services.

We intend to expand our intellectual property portfolio through both internal development and acquisition. Our goal is to monetize our intellectual property through licensing and strategic partnerships.

RECENT IP DEVELOPMENTS

We believe we have advantages over competitors in the mobile advertising industry due to the intellectual property we possess and have on file with the United States Patent and Trademark Office. In February 2010, we received Unites States Patent number 7,664,516.

Subsequently we have received continuation-in-part (CIP) patents 8,155,679, 8,438,055, 8,452,646 and 8,457,670. With the payment of all maintenance fees, ‘516, ‘679, ‘055 and ‘646 patents will not expire until December 14, 2026.

We believe that the patents cover the core of our business, i.e., a basic method and system for peer-to-peer advertising between mobile communication devices. We also have four (4) additional CIP patent applications pending which build on the functionality of our issued patents, one patent application which covers a digital game of tag played on mobile devices through which participants can earn points and incentives from game sponsors, and one patent application that covers incentives.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The claims that were held invalid were determined by the PTAB to be too close to the prior art.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.  28 total claims of the ‘516, ‘679, ‘055, and ‘646 patents were held to be valid by the PTAB.  These claims are all active and important in the ongoing litigation in the Eastern District of Texas.

Below is a brief overview of our issued patents:

U.S. Patent No. 7,644,516

The ‘516 Patent discloses a method and system for communicating advertisements between mobile communication devices. An advertising campaign and a set of incentives are arranged between an advertiser and an intermediary, such as Blue Calypso. A subscriber is identified for the advertiser based on a profile of a subscriber. A subscriber, once qualified for the advertising campaign, is presented with an opportunity to participate. In operation, when a communication transmission is received from the participant, the advertisement is associated with the communication transmission and sent to a destination.

U.S. Patents 8,155,679 and 8,457,670 are continuations of the ‘516 Patent and include claims which disclose similar subject matter.

U.S. Patent No. 8,438,055

The ‘055 Patent discloses a system and method for distribution of advertisements between communication devices. The system and method provides for accounting and distribution of incentives related to distribution of the advertisements. The system further provides for association of testimonials from advertising recipients related to the advertisement and for distribution of the testimonials to communication devices. A bi-lateral selection between subscribers and advertisers using the system is created whereby both advertisers and subscribers agree to participate in the distribution of advertisements and testimonials.

U.S. Patent No. 8,452,646

The ‘646 Patent discloses a system and method for distribution of advertisements and electronic offers between communication devices. The system and method provides for accounting and distribution of incentives related to distribution of the advertisements and offers. A bi-lateral selection between subscribers and advertisers using the system is created whereby both advertisers and subscribers agree to participate in the distribution of advertisements and offers. The system further provides for a means of redeeming offers utilizing points of sale and analytics associated to the redemption of electronic offers.

We believe that all of the technology that delivers our platform to both advertisers and endorsers has been developed and is fully owned by us with the exception of several web controls that are licensed by us pursuant to a royalty-free license with unlimited distribution rights. The architecture of the platform was designed to support millions of participants through server and application clustering and load-balancing. We believe the elegance of the data flow makes for an extremely light-weight and highly scalable system that can easily be enhanced.  By using a standards-based SMS and iBeacon protocols coupled with tight integration to social communities such as Facebook, Twitter, LinkedIn and blogs as the primary delivery mechanisms, and by serving the dynamic content via a standard mobile web browser and our KIOSentrix app, we are capable of supporting most any receiving mobile device with Internet access. Platform smartphone support is available for Apple iPhone and Google Android devices as well as through a standard desktop web browser.

We own ten registered trademarks in the United States: “BLUE CALYPSO®,” “WHEN FRIENDS TALK, FRIENDS LISTEN®,” “CALYP®,” “POWER TO THE PEOPLE®,” “SOCIALLY YOURS®,” “ENDORSE SHARE EARN®,” “EMGAGE®,” “DASHTAGG®” (two registrations for different classes), and “SHARE ADVERTISING®.”  In addition, we have seven pending trademark applications for the following: “POPSHARE™,” “SOCIALECHO™,” “DASHTAG™” (two applications for different classes), “MOBILEADVANTAGE™,” “KIOSENTRIX™,” and “MOBILE ADVANTAGE™.”

We also believe that we have common law rights in these trademarks that arise from use of the marks in commerce. The trademark registrations will continue in force as long as all renewals are timely paid and use of the marks continues. Our common law trademark rights will continue as long as the marks are used in commerce.

THE OFFERING

Issuer:	Blue Calypso, Inc.

Securities Offered:

[______]  unit at $      per unit, each unit consisting of       share of common stock and       warrant to purchase  ________ shares of common stock at the exercise price of $__ per share (or 125% of the price of each share sold in this offering). The warrants will be immediately exercisable and will expire 5 years after the issuance date.

Common Stock Outstanding Prior To Offering (1):	[248,996,580] shares

Common Stock Outstanding After Offering (1):	[_______] shares ([___________] shares if the warrants being offered hereby are exercised in full).

Offering Price:	$___ per share and $____ per warrant

Underwriter’s Over-Allotment Option:

We have agreed to grant the underwriter an option, exercisable within 45 days after the closing of this offering, to acquire up to an additional 15% of the total number of securities to be offered by us pursuant to this offering, solely for the purpose of covering over-allotments, if any.

Use of Proceeds:

We intend to use the net proceeds of this offering, which we expect to be approximately [$_______], for business development, working capital, and general corporate purposes. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Dividend Policy:	We have not in the past and do not anticipate declaring or paying any cash dividends on our common stock following this offering.

Risk Factors:

Investing in the securities involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in shares of our common stock.

Trading Symbol:	The Company’s common stock currently trades on the OTCQB under the symbol “BCYP.”

Listing:

We intend to apply for listing of our common stock and our warrants on the NYSE MKT and the Nasdaq Capital Market under the symbols “____” and “____”, respectively. We make no representation that such application will be approved or that our common stock will trade on such market either now or at any time in the future.

Lock-up:

We, our directors and executive officers have agreed with the underwriter not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of 180 days following the closing of the offering of the Shares. See “Underwriting” for more information.

(1) The number of shares of common stock outstanding after the offering is based upon [248,996,580] shares outstanding as of May 21, 2015 including [13,406,667] shares issued pursuant to restricted stock awards.

The number of shares of common stock outstanding after this offering excludes:

•	28,165,236 shares of common stock issuable upon the exercise of currently outstanding options;
•	15,791,512 shares of common stock available for future issuance under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan;
•	11,045,654 shares of common stock issuable upon exercise of currently outstanding warrants.

Unless otherwise specifically stated, all information in this prospectus assumes (i) no exercise of the underwriter’s over-allotment option, and (ii) no exercise of outstanding stock options or warrants to purchase shares of our common stock

SUMMARY CONSOLIDATED FINANCIAL DATA

We derived the summary consolidated statements of operations data for fiscal years ended December 31, 2014 and 2013, respectively, and the summary consolidated balance sheet data as of December 31, 2014, from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the statements of operations data for the three months ended March 31, 2015 and 2014, respectively, and for the balance sheet data as of March 31, 2015 from our unaudited financial statements included elsewhere in this prospectus. The unaudited financial data include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments which are necessary for a fair statement of our financial position and results of operations for these periods. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The following tables summarize certain of our consolidated financial data:

	Year ended December 31,		Three months ended March 31,
	2014	2013	2015	2014
Summary Consolidated Statements of Operations Data:			(unaudited)
Revenue	$759,889	$341,972	$115,725	$164,215
Cost of Revenue	412,225	142,755	55,112	73,747
Total Operating Expenses	6,930,485	5,872,313	668,742	1,319,308
Total Other Expense	(1,152,643)	(1,195,693)	(716)	(516,521)
Net Loss	$(7,735,464)	$(5,628,096)	$(608,845)	$(1,745,361)
Loss Per Share - Basic and Diluted	(0.04)	(0.05)	0.00	(0.01)
Weighted Avg. Shares Outstanding –
Basic and Diluted	214,441,285	144,270,454	245,883,588	200,065,680

	As of March 31, 2015	As of December31, 2014
Summary Consolidated Balance Sheet Data:	(unaudited)
Cash	$640,243	$1,103,201
Working Capital	568,161	1,058,727
Total Assets	$1,583,304	$2,121,819
Total Liabilities	216,523	262,226
Total Stockholders’ Equity	1,366,781	1,859,593

RISK FACTORS

An investment in the units involves significant risks, including the risks described below. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks set forth below as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2014. You should carefully consider the risks described in that report and the other information in this prospectus before you make a decision to invest in the Shares. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Relating to our Business

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $7,735,464 and $6,823,789 for the years ended December 31, 2014 and 2013, respectively.  For the three months ended March 31, 2015, we incurred a net loss of $608,845. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise in the relatively new and volatile market for product marketing and branding through social media communities. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue model. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our limited operating history makes it difficult to evaluate our current business and future prospects.

We are an early stage company and we have generated very limited revenue to date. To date, our business focuses on the development of our patented proprietary technology platform, through which we offer various shopper marketing, social media advertising and loyalty campaigns, and the assertion of our patents. Therefore, we not only have a very limited operating history, but also a limited track record of executing our business model which includes, among other things, creating, prosecuting, licensing, litigating or otherwise monetizing our patent assets. Our limited operating history and limited revenues generated to date make it difficult to evaluate our current business model and future prospects.

In light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of development with minimal operating history, there is a significant risk that we will not be able to:

•	implement or execute our current business plan, or demonstrate that our business plan is sound; and/or
•	raise sufficient funds in the capital markets to effectuate our long-term business plan.

If we are unable to execute any one of the foregoing or similar matters relating to our operations, our business may fail.

Our independent registered public accounting firm's report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

As of March 31, 2015, our accumulated deficit was $32,776,079. Primarily as a result of our recurring losses from operations, negative cash flows and our accumulated deficit, our independent registered public accounting firm has included in its report for the year ended December 31, 2014 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  Our financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue as a going concern.  Our ability to continue as a going concern is contingent upon, among other factors, our ability to obtain sufficient financing to support our operations. If we are not able to obtain sufficient financing to support our operations, we may be forced to limit or cease our operations.  If we cannot continue as a going concern, our stockholders may lose all or a portion of their investment in the Company.

The markets that we are targeting for revenue opportunities may change before we can access them.

The markets for traditional Internet and mobile web products and services that we target for revenue opportunities change rapidly and are being pursued by many other companies. Further, the barriers to entry are relatively low. Therefore, we cannot provide assurance that we will be able to realize our targeted revenue opportunities before they change or before other companies dominate the market. With the introduction of new technologies and the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit client attrition and maintain our prices.

We operate within a highly competitive and complex market, which could have an adverse effect on our business.

Technology for retail, product advertising, marketing, awareness and branding is an extremely competitive and fragmented industry. The industry can be significantly affected by many factors, including changes in local, regional, and national economic conditions, changes in consumer preferences, brand name recognition, marketing and the development of new and competing products or technologies. We expect that existing businesses that compete with us and have greater financial resources will be able to undertake more extensive marketing campaigns and more aggressive advertising strategies than us, thereby generating more attention to their companies. These competitive pressures could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We are presently exclusively reliant on a limited number of patented technologies.

We derive substantially all of our revenue from a relatively small number of key technologies. As new technological advances occur, many of our patented technologies may become obsolete before they are completely monetized. If we are unable to monetize our current patent assets for any reason, including obsolescence of our technology, the expiration of our patents or any other reason, we may be unable to acquire additional assets. If this occurs, our business and prospects would be materially harmed.

Any failure to protect or enforce our patent or other intellectual property rights could significantly impair our business.

Our ability to successfully operate our business depends largely on the validity and enforceability of our patent rights and the relevance of our patent rights to commercially viable products or services. Third parties have challenged, and we expect will continue to challenge, the infringement, validity and enforceability of certain of our patents. In some instances, our patent claims could be substantially narrowed or declared invalid, unenforceable, not essential or not infringed. We cannot assure you that the validity and enforceability of our patents will be maintained or that our patent claims will be applicable to any particular product or service. In addition, the U.S. Patent and Trademark Office, or the “USPTO,” could invalidate or render unenforceable our current or future patents (if any) or materially narrow the scope of their claims during the course of a re-examination. Any significant adverse finding as to the validity, enforceability or scope of certain of our patents and/or any successful design around certain of our patents could materially and adversely affect our ability to secure future settlements or licenses on beneficial terms, if at all, and otherwise harm our business.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

The value of our patent assets may decline.

We will likely be required to spend significant time and resources to maintain the effectiveness of our issued patents by paying maintenance fees and making filings with the USPTO as well as prosecuting our patent applications. In the future, we may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO.

Despite efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

•

our applications for patents may not be granted and, if granted, may be challenged or invalidated.  If we were to lose additional claims from our issued patents due to invalidity or other possible legal event our ability to protect our business against competition would be reduced and possibly eliminated.  Additionally, if we are unsuccessful at our pursuit of additional patent protection for new innovations we will not be able to prevent competitors from entering our space.

•

issued patents may not provide us with any competitive advantages versus potentially infringing parties. If the court finds that our patents do not cover key features employed by our competition then our patents will not be effective against our competition.

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•

our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.  If our competition is able to engineer around our patents we will not be successful in asserting our patents against them.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or where competitors may operate.  All of our issued patents today are valid only in the United States – we have no international patent protection. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

We commenced legal proceedings against several companies and we expect such proceedings to be time-consuming, which may adversely affect our ability to operate our business.

                We commenced legal proceedings against certain daily deal, social promotion and check-in applications (including Groupon, LivingSocial, Yelp, IZEA, MyLikes, and Foursquare), pursuant to which we alleged that such companies infringe on our patents. Certain of these defendants have substantially more resources than we do, which could make our litigation efforts more difficult. We reached settlement in our patent infringement disputes with MyLikes in July 2013 and with LivingSocial in August 2013.

                We anticipate that certain of our ongoing legal proceedings may continue for several years and will require significant attention from our senior management. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Our failure to monetize our patent assets could significantly harm our business and financial position.

While we believe that the patents we own are being infringed by certain leading daily deal, social promotion and check-in applications, there is a risk that a court will find the patents invalid, not infringed or unenforceable and/or that the U.S. Patent Office (USPTO) will either invalidate the patents or materially narrow the scope of their claims during the course of a re-examination. In addition, even with a positive trial court verdict, the patents may be invalidated, found not infringed or rendered unenforceable on appeal. This risk may occur either presently or from time to time in connection with future litigations we may bring. If this were to occur, it could have a material adverse effect on the viability of our company and our operations.

 We believe that there are companies that have, and continue to, infringe our patents, but actually obtaining and collecting a judgment against such companies may be difficult or impossible. Patent litigation is inherently risky and the outcome is uncertain. Some of the parties we believe infringe on our patents are large and well-financed companies with substantially greater resources than ours. We believe that these parties would devote a substantial amount of resources in an attempt to avoid or limit a finding that they are liable for infringing our patents or, in the event liability is found, to avoid or limit the amount of associated damages. In addition, there is a risk that these parties may file re-examinations or other proceedings with the USPTO or other government agencies in an attempt to invalidate, narrow the scope or render unenforceable the patents we own.

Moreover, in connection with any of our present or future patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions. In such event, a court may issue monetary sanctions against us or our operating subsidiaries or award attorneys’ fees and/or expenses to one or more defendants, which could be material, and if we or our subsidiaries are required to pay such monetary sanctions, attorneys’ fees and/or expenses, such payment could materially harm our operating results and financial position.

In addition, it is difficult in general to predict the outcome of patent enforcement litigation at the trial or appellate level. There is a higher rate of appeals in patent enforcement litigation than standard business litigation. The defendants in any patent action we bring in the United States may file an appeal to the Court of Appeals to the Federal Circuit and possibly in the United States Supreme Court. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue.

Finally, we believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to license our patents without engaging in litigation. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This will adversely affect our operating results due to the high costs of litigation and the uncertainty of the results.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we will diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

If a court finds that any of our patents are invalid or narrows their scope over the course of a re-examination or we are otherwise unable to protect our proprietary rights, our ability to competitively conduct our business will be adversely effected.

We rely on our proprietary rights to deliver our platform. To protect our proprietary rights, we rely on a combination of patent and trade secret laws, confidentiality agreements, and protective contractual provisions. Despite these efforts, our patents and intellectual property relating to our business may not provide us with adequate protection of our platform or any competitive advantages.

Our five issued patents may be subject to challenge and possibly invalidated by third parties. Changes in either the patent laws or in the interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property.

We own nine pending patent applications in the United States. We cannot assure that these patent applications will be issued, in whole or in part, as patents. Patent applications in the United States are maintained in secrecy until the patents are published or issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we are the first creator of the inventions covered by pending patent applications.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. Accordingly, we cannot be certain that the patent applications that we file will actually afford protection against competitors with similar technology. Others may independently develop similar or alternative products and technologies that may be outside the scope of our intellectual property. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain blocking patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Further, effective protection of intellectual property rights may be unavailable or limited in some foreign countries. Our inability to adequately protect our proprietary rights would have an adverse impact on our ability to competitively market our platform on a world-wide basis.

We also rely on trade secrets law to protect our technology. Trade secrets, however, are difficult to protect. While we believe that we use reasonable efforts to protect our trade secrets, our or our strategic partners’ employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. We seek to protect this information, in part, through the use of non-disclosure and confidentiality agreements with employees, consultants, advisors, and others. However, these agreements may be breached and we may not have adequate remedies for a breach. In addition, we cannot ensure that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information or prevent their unauthorized use or disclosure.

If our trade secrets become known to competitors with greater experience and financial resources, the competitors may copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies. If we were to prosecute a claim that a third party had illegally obtained and was using our trade secrets, it could be expensive and time consuming and the outcome could be unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets than courts in the United States. Moreover, if our competitors independently develop equivalent knowledge, we would lack any contractual claim to this information, and our business could be harmed.

To the extent that consultants and key employees apply technological information independently developed by them or by others to our potential products, disputes may arise as to the proprietary rights of the information, which may not be resolved in our favor. Consultants and key employees that work with our confidential and proprietary technologies are required to assign all intellectual property rights in their discoveries to us. However, these consultants and key employees may terminate their relationship with us, and we cannot preclude them indefinitely from dealing with our competitors.

We may seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions could lead to the loss of our investments in such activities.

Members of our management team have significant experience as inventors. As such, part of our business may include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant capital and would be time consuming. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that our initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

•	patent applications we file may not result in issued patents or may take longer than we expect to result in issued patents;
•	we may be subject to interference proceedings;
•	we may be subject to opposition proceedings in the U.S. or foreign countries;
•	any patents that are issued to us may not provide meaningful protection;
•	we may not be able to develop additional proprietary technologies that are patentable;
•	other companies may challenge patents issued to us;
•	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;
•	other companies may design around technologies we have developed; and
•	enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may license or otherwise monetize, our rights will depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material and adverse effect on our company.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

We could become involved in intellectual property disputes that create a drain on our resources and could ultimately impair our assets.

We do not knowingly infringe on any patents, copyrights or other intellectual property rights owned by other parties; however, in the event of an infringement claim, we may be required to spend a significant amount of money to defend a claim, develop a non-infringing alternative or to obtain licenses. We may not be successful in developing such an alternative or obtaining licenses on reasonable terms, if at all. Any litigation, even if without merit, could result in substantial costs and diversion of our resources and could materially and adversely affect our business and operating results.

Third-party intellectual property rights in our field are complicated and continuously evolving. We have not performed searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our potential products. As such, there may be existing patents that may affect our ability to commercialize our potential products.

In addition, because patent applications are published up to 18 months after their filing, and because applications can take several years to issue, there may be currently pending third-party patent applications that are unknown to us, which may later result in issued patents that result in challenges to our use of intellectual property.

If a third party claims that we infringe on its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including:

•	infringement claims, with or without merit, which can be costly and time consuming to litigate, delay any regulatory approval process and divert management’s attention from our core business strategy;
•	substantial damages for past infringement, which we may have to pay if a court determines that our products or technologies infringe upon a competitor’s patent or other proprietary rights; and
•

a court order prohibiting us from commercializing our potential products or technologies unless the holder licenses the patent or other proprietary rights to us, which such holder is not required to do.

Future competitive technology for advertising, branding and awareness campaigns in the mobile device market may render our technology obsolete.

Newer technology may render our technology obsolete which would have a material adverse effect on our business and results of operations. In addition, in order to adapt to new technology, we may be required to collaborate with third parties to develop and deploy our services, and we may not be able to do so on a timely and cost-effective basis, if at all.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

If Congress, the USPTO or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

Recently, United States patent laws were amended with the enactment of the Leahy-Smith America Invents Act, or the America Invents Act, which took effect on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual parties allegedly infringing by their respective individual actions or activities. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.

On December 5, 2013, the United States House of Representatives passed a patent reform titled the Innovation Act by a vote of 325-91. Representative Bob Goodlatte, with bipartisan support, introduced the Innovation Act on October 23, 2013. The Innovation Act, as passed by the House, has a number of major changes. Some of the changes include a heightened pleading requirement for the filing of patent infringement claims. It requires a particularized statement with detailed specificity regarding how each asserted claim term corresponds to the functionality of each accused instrumentality. The Innovation Act, as passed by the House, also includes fee-shifting provisions which provide that, unless the non-prevailing party of a patent infringement litigation positions were objectively reasonable, such non-prevailing party would have to pay the attorney’s fees of the prevailing party.

The Innovation Act also calls for discovery to be limited until after claim construction. The patent infringement plaintiff must also disclose anyone with a financial interest in either the asserted patent or the patentee and must disclose the ultimate parent entity. When a manufacturer and its customers are sued at the same time, the suit against the customer would be stayed as long as the customer agrees to be bound by the results of the case.

On April 29, 2014, the U.S. Supreme Court relaxed the standard for fee shifting in patent infringement cases. Section 285 of the Patent Act provides that attorneys’ fees may be awarded to a prevailing party in a patent infringement case in “exceptional cases.”

In Octane Fitness, LLC v. Icon Health & Fitness, Inc., the Supreme Court overturned the U.S. Court of Appeals for the Federal Circuit decisions limiting the meaning of “exceptional cases.”  The U.S. Supreme Court held that an exceptional case “is simply one that stands out from others with respect to the substantive strength of a party’s litigation position” or “the unreasonable manner in which the case was litigated.”  The U.S. Supreme Court also rejected the “clear and convincing evidence” standard for making this inquiry. The Court held that the standard should a “preponderance of the evidence.”

In Highmark Inc. v. Allcare Health Mgmt. Sys., Inc., the U.S. Supreme Court held that a district court’s grant of attorneys’ fees is reviewable by the U.S. Court of Appeals for the Federal Circuit only for “abuse of discretion” by the district court instead of the de novo standard that gave no deference to the district court.

This pair of decisions lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination.

These two cases will make it much easier for district courts to shift a prevailing party’s attorneys’ fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. Defendants that get sued for patent infringement by non-practicing entities may elect to fight rather than settle the case because these U.S. Supreme Court decisions make it much easier for defendants to get attorneys’ fees.

On June 19, 2014, the U.S. Supreme Court decided Alice Corp. v. CLS Bank International in which the Court addressed the question of whether patents related to software are patent eligible subject matter. The Supreme Court did not rule that patents related to software were per se invalid or that software-related inventions were unpatentable. The Supreme Court outlined a test that the courts and the USPTO must apply in determining whether software-related inventions qualify as patent eligible subject matter. We must now wait and see how the federal district courts and the USPTO will apply this ruling. The test outlined by the Supreme Court could potentially affect the value of some of the patents we hold.

On December 16, 2014, the USPTO published a new set of guidelines directed at its patent examiners in response to solicited and received feedback from the public.  The guidelines significantly changed what examiners can and cannot consider patent eligible material in applications based on recent Court decisions.  The guidelines summarize recent court decisions with explanations of the facts, and include a discussion of claims and how to apply them to similar situations moving forward.  Because the guidelines are new, it is difficult to foresee with clarity how they will be applied.

On February 5, 2015 House Judiciary Committee Chairman Bob Goodlatte (R-Va.) reintroduced a patent reform bill, now called the Innovation Act of 2015.  The bill, as introduced, includes the following provisions:

•

Heightened pleading requirements – A patent holder filing an infringement suit, at the time of filing, must include a set of infringement charts showing how each limitation of  each asserted claims in  each asserted patent is found within each accused product or instrumentality.

•

Presumption of attorney fees – A court would be required to award attorney fees and “other expenses” to the prevailing party unless a judge “finds the position and conduct of the nonprevailing reasonably justified in law and fact or under special circumstances.”

•	IPR claim construction – The USPTO would be required to construe claims in post-issuance reviews in the same manner as a district court.

•	Discovery limits – Discovery in litigation would be limited until after a claim construction ruling.

•	Willful infringement – Can lead to treble damages.

•	Transparency of ownership – The patent owner must disclose “the ultimate parent entity” of any assignee of the patent.

•	Stay of customer suits – In limited cases, the courts will stay customer lawsuits when the manufacturing of the accused product steps up to challenge the patent.

•	Foreign Bankruptcy – The bill would stop the practice of a bankruptcy executor canceling US IP licenses in foreign bankruptcies.

•	Codifying double patenting – The proposal would allow prior filings by overlapping inventors to count as prior art unless a terminal disclaimer is filed.

The bill is not yet law, but enjoys wide support in both houses and may soon become law.

Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

Our dependence on the continued growth in the use of the web and mobile smartphone networking could adversely affect our results of operations.

Our business depends on consumers continuing to increase their use of the mobile smartphone for social networking, to obtain product content, reward type offers as well as for conducting commercial transactions. The rapid growth and use of the smartphone as an information conduit is a relatively recent phenomenon. As a result, the acceptance and use of smartphones may not continue to develop at historical rates. Mobile web usage may be inhibited for a number of reasons, such as inadequate network infrastructure, security concerns, and inconsistent quality of service and availability of cost-effective, high-speed service or smart mobile devices.

If mobile web usage grows, the mobile Internet infrastructure may not be able to support the demands placed on it by this growth or its performance and reliability may decline. In addition, websites and mobile networks have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet and mobile network infrastructure. If these outages and delays occur frequently in the future, web usage, as well as usage of our website, could grow more slowly or decline, which could adversely affect our results of operations.

Difficulty accommodating increases in the number of users of our services and Internet service problems outside of our control ultimately could result in the reduction of users.

Our website must accommodate a high volume of traffic and deliver frequently updated information. Our website may in the future experience slower response times or other problems for a variety of reasons. In addition, our website could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our website. Each of them has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

Given our early stage of development, we are still developing our regulatory compliance program and our failure to comply with existing and future regulatory requirements could adversely affect our business, results of operations and financial condition.

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the FTC, the Federal Communications Commission (FCC) and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We are, and will continue to update and improve our regulatory compliance features and functionality, and we will need to continue to identify and determine how to effectively comply with all the regulations to which we are subject now or in the future. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

Existing federal, state and foreign laws regulating email and text messaging marketing practices impose certain obligations on the senders of commercial emails and text messages, which could minimize the effectiveness of our on-demand software or increase our operating expenses to the extent financial penalties are triggered.

The CAN-SPAM Act, establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails, and someone who initiates commercial emails, to provide recipients with the ability to opt out of receiving future emails from the sender. In addition, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act. We, our clients and our client's consumers/brand advocates may all be subject to various provisions of the CAN-SPAM Act. If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business, including by eliminating the option for endorsers to send emails containing our advertisers’ messages or by not allowing endorsers to receive compensation directly or indirectly as a result of distributing emails containing our advertisers’ messages.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our endorsers or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

Security breaches and other disruptions could compromise our information and expose us to liability, which could cause our business and reputation to suffer.

            In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our endorsers, and personally identifiable information of our endorsers and employees in our data center and on our network. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our network and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of information, disrupt our operations and the services we provide to customers, and damage our reputation, which could adversely affect our business, revenues and competitive position.

We could be subject to enforcement action or civil liability under federal and state law regarding privacy and the use and sharing of personal information.

Our business model includes the collection of certain personal information from our endorsers. Federal and state privacy laws regulate the circumstances under which we may use or share this information. We take steps to ensure our compliance with these laws, and we take steps to ensure compliance by those with whom we share personal information through non-disclosure agreements and contract provisions. Nonetheless, we may be subject to federal or state governmental enforcement action or civil litigation for improper use or sharing of personal identifying information. This risk could result in substantial costs to our business and materially and adversely affect our business and operating results. Further, if any party overcomes our physical, electronic, and procedural safeguards implemented to protect personal information, we may be subject to federal or state governmental enforcement action or civil litigation for inadequately protecting personal identifying information.

Our business method relies heavily on circulating endorsements, including through social media, which if conducted improperly, could subject our business to liability under Federal Trade Commission regulations.

The FTC adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising, or Guides, on October 5, 2009. The Guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because our business connects endorsers and advertisers, relies on endorsers sharing their brand endorsements within their digital social circles, and both we and endorsers may earn cash and other incentives, the Guides are relevant to our business.

We are currently taking several steps to ensure that our endorsers or other appropriate language indicate in social media posts that compensation or incentives are being provided to the endorsers. First, the media content provided to endorsers includes the phrase “paid” or “ad.” Our system generally provides for endorsers to post advertising content on social media in the exact form provided. An endorser would have to take steps to individually modify the content provided in order to delete the phrase “paid” or “ad.” Second, when registering as endorsers with us, endorsers are required to agree to abide by the terms and conditions regarding the use of our website and mobile platform. These terms and conditions specifically require compliance with the FTC Guides regarding paid endorsements, and contain other, general prohibitions against deceptive posts. The terms and conditions also allow us to terminate an endorser’s access to the system at any time for non-compliance with the terms and conditions, and it is our policy to terminate the accounts of endorsers for noncompliance with the Guides. Nonetheless, the FTC could potentially identify a violation of the Guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

Risks Relating to Our Common Stock

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

            We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger” with a shell company. Although the shell company did not have recent or past operations or assets and we performed a due diligence review of the shell company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of the shell company. Securities analysts of major brokerage firms and securities institutions may also not provide coverage of us because there were no broker-dealers who sold our stock in a public offering that would be incentivized to follow or recommend the purchase of our common stock. The absence of such research coverage could limit investor interest in our common stock, resulting in decreased liquidity. No assurance can be given that established brokerage firms will, in the future, want to cover our securities or conduct any secondary offerings or other financings on our behalf.

The public trading market for our common stock is volatile and may result in higher spreads in stock prices, which may limit the ability of our investors to sell their securities at a profit, if at all.

Our common stock trades in the over-the-counter market and is quoted on the Over-the-Counter Markets on the OTCQB. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations may adversely affect the market price of our common stock and result in substantial losses to our investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on national stock exchanges, which means that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. Historically our trading volume has been insufficient to significantly reduce this spread and we have had a limited number of market makers sufficient to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks. There is no assurance that at the time an investor in our common stock wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

We do not know whether a market for our common stock will be sustained or what the market price of our common stock will be and as a result it may be difficult for you to sell your shares of our common stock.

Although our common stock now trades on the OTCQB, an active trading market for our shares may not be sustained. It may be difficult for our stockholders to sell their shares without depressing the market price for our shares or at all. As a result of these and other factors, our stockholders may not be able to sell their shares. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration. Although we intend to apply for the listing of our common stock and warrants on the NYSE MKT or the Nasdaq Capital Market, an active trading market for our common stock may never develop or may not be sustained if one develops. If an active market for our common stock does not develop or is not sustained, it may be difficult for our stockholders to sell shares of our common stock.

There is no guarantee that our common stock will be listed on NYSE MKT or the Nasdaq Capital Market.

We intend to apply to have our shares of common stock and warrants listed for trading on the NYSE MKT or the Nasdaq capital Market. Upon completion of this offering, we believe that we will satisfy the listing requirements and expect that our common stock and warrants will be listed on the NYSE MKT or the Nasdaq Capital Market. Such listing, however, is not guaranteed. If the application is not approved, our common stock will continue to be quoted on the OTCQB. Even if such listing is approved, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell any shares you purchase in this offering if you desire or need to sell them.

Our cash flows are unpredictable, and this may harm our financial condition or the market price for our common stock.

The amount and timing of cash flows from our licensing and enforcement activities are subject to uncertainties stemming primarily from uncertainties regarding the rates of adoption of our patented technologies, the growth rates of our licensees, the outcome of enforcement actions and certain other factors. As such, our income and cash flows may vary significantly from period to period, which could make our business difficult to manage, adversely affect our business and operating results, cause our annual or quarterly results to fall below market expectations and adversely affect the market price of our common stock.

The market price for our common stock may fluctuate significantly, which could result in substantial losses by our investors.

                The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	the out comes of our current and potential future patent litigation;
•	our ability to monetize our patents;
•	changes in our industry;
•	announcements of technological innovations, new products or product enhancements by us or others;
•	announcements by us of significant strategic partnerships, out-licensing, in-licensing, joint ventures, acquisitions or capital commitments;
•	changes in earnings estimates or recommendations by security analysts, if our common stock is covered by analysts;
•	investors’ general perception of us;
•	future issuances of common stock;
•	the addition or departure of key personnel
•	general market conditions, including the volatility of market prices for shares of technology companies, generally, and other factors, including factors unrelated to our operating performance; and
•	the other factors described in this “Risk Factors” section.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our common stock and result in substantial losses by our investors.

Further, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations in the past. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.

Price volatility of our common stock might be worse if the trading volume of our common stock is low. In the past, following periods of market volatility, stockholders have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and attention of management from our business, even if we are successful. Future sales of our common stock could also reduce the market price of such stock.

Moreover, the liquidity of our common stock is limited, not only in terms of the number of shares that can be bought and sold at a given price, but by delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock. In addition, without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate its investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.

Some or all of the “restricted” shares of our common stock issued in connection with the closing of the reverse acquisition transaction in September 2011 or held by other of our stockholders may be offered from time to time in the open market pursuant to an effective registration statement or Rule 144 promulgated under Regulation D of the Securities Act, or Rule 144, and these sales may have a depressive effect on the market for our common stock.

Our common stock is a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our stockholders may experience substantial dilution as a result of the conversion of outstanding convertible preferred stock, convertible debentures, convertible notes, or the exercise of options and warrants to purchase shares of our common stock.

As of May 21, 2015, we have outstanding granted options to purchase [28,165,236] shares of common stock and have reserved [15,791,512] shares of our common stock for issuance upon the exercise of options pursuant to our 2011 Long-Term Incentive Plan. In addition, as of May 21, 2015, we have reserved [11,045,654] shares of our common stock for issuance upon exercise of outstanding warrants. As of May 21, 2015, we have also reserved [1,155,571] shares of our common stock for issuance to certain vendors for services provided.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of our other stockholders.

Our directors and executive officers own or control a significant percentage of our common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. As of May 21, 2015, our officers and directors beneficially own approximately 15.6% of the outstanding shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence over and control all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	to elector defeat the election of our directors;
•	to amend or prevent amendment of our certificate of incorporation or bylaws;
•	to effect or prevent a merger, sale of assets or other corporate transaction; and
•	to control the outcome of any other matter submitted to our stockholders for vote.

In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because our chief financial officer devotes only a portion of his business time to us, conflicts of interest may arise with respect to his other activities which could materially and adversely affect our company.

Chris Fameree, our chief financial officer, does not work for us exclusively. Mr. Fameree currently devotes approximately 20 hours per week to Company matters. Mr. Fameree also presently serves as the Managing Partner of Assure Professional, LLC, an accounting and advisory services firm to which he devotes the remainder of his time. Therefore, it is possible that a conflict of interest with regard to Mr. Fameree may arise based on Mr. Fameree's other employment.

USE OF PROCEEDS

We estimate that we will receive net proceeds of $______ from our sale of units in this offering or approximately $______ if the underwriter exercises its option to purchase additional shares of common stock and warrants after deducting underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for business development, working capital, and general corporate purposes.

Circumstances that may give rise to a change in the use of proceeds include:

•	the existence of other opportunities or the need to take advantage of changes in timing of our existing activities;

•	the need or desire on our part to accelerate, increase or eliminate existing initiatives due to, among other things, changing market conditions and competitive developments; and/or

•	if strategic opportunities of which we are not currently aware present themselves (including acquisitions, joint ventures, licensing and other similar transactions).

From time to time, we evaluate these and other factors and we anticipate continuing to make such evaluations to determine if the existing allocation of resources, including the proceeds of this offering, is being optimized. Pending such uses, we intend to invest the net proceeds of this offering in direct and guaranteed obligations of the United States, interest-bearing, investment-grade instruments or certificates of deposit.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock was originally approved for quotation on the OTC Bulletin Board on July 13, 2010 and is currently quoted on the OTCQB under the trading symbol BCYP. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2013	High	Low
First Quarter	$0.45	$0.13
Second Quarter	$0.36	$0.12
Third Quarter	$0.19	$0.12
Fourth Quarter	$0.22	$0.14

Fiscal Year 2014	High	Low
First Quarter	$0.16	$0.12
Second Quarter	$0.14	$0.09
Third Quarter	$0.16	$0.09
Fourth Quarter	$0.20	$0.07

Fiscal Year 2015	High	Low
First Quarter	$0.14	$0.14
Second Quarter (through June 17, 2015)	$0.16	$0.11

The last reported sales price of our common stock on the OTCQB on June 17, 2015, was $0.12 per share. As of June 17, 2015, there were approximately 57 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

Securities Authorized for Issuance Under Equity Compensation Plans

On August 31, 2011, the board adopted, subject to stockholder approval, the Blue Calypso, Inc. 2011 Long-Term Incentive Plan, or the Plan.  Our stockholders approved the Plan on September 9, 2011.  The Plan is intended to enable us to remain competitive and innovative in our ability to attract, motivate, reward and retain the services of key employees, certain key contractors, and non-employee directors. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock.  The Plan is expected to provide flexibility to our compensation methods in order to adapt the compensation of employees, contractors, and non-employee directors to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Subject to certain adjustments, the maximum number of shares of our common stock that may be delivered pursuant to awards under the Plan is 35,000,000 shares.

As of December 31, 2014, securities issued and securities available for future issuance under the Blue Calypso 2011 Long-Term Incentive Plan were as follows:

	Number of securities issued or to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding and issued options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders	12,775,988	$0.1720	21,904,012
Equity compensation plans not approved by security holders	9,276,748	$0.1570	—
Total	22,052,736	$0.1660	21,904,012

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes thereto that are included in this prospectus. In addition to historical information, the following discussion and analysis includes forward-looking information that involves risks, uncertainties, and assumptions. Actual results and the timing of events could differ materially from those anticipated by these forward looking statements as a result of many factors, including those discussed under “Risk Factors.” See also “Special Note Regarding Forward-Looking Statements.”

Recent Developments

Recent Events

General

On August 14, 2014, we entered into a securities purchase agreement with certain accredited investors pursuant to which the Company sold an aggregate of 14,250,000 shares of its common stock for net proceeds, after commissions and other costs, of $1,330,000.

During November and December 2014, the Company modified certain terms of the outstanding debentures in order to induce the holder to convert the debentures to common stock. The holders elected to convert the convertible debentures of $550,000 for an aggregate of 7,177,509 shares of the Company’s common stock. The Company repaid $50,000 in outstanding principal and related accrued interest.

Litigation

On July 31, 2012, the Company filed suit against Groupon, Inc. in the Eastern District of Texas in Civil Action No. 6:12-cv-00486. The Company filed additional suits against IZEA, Inc. on October 17, 2012; Yelp, Inc. on October 17, 2012; and Foursquare Labs, Inc. on October 31, 2012 in Civil Action Nos. 6:12-cv-786, 6:12-cv-788, 6:12-cv-837, respectively. Each of these cases alleges that the defendants infringe U.S. Patent Nos. 7,664,516 entitled "Method and System for Peer-to-Peer Advertising Between Mobile Communication Devices" and 8,155,679 entitled "System and Method for Peer-to-Peer Advertising Between Mobile Communication Devices." The Company subsequently added U.S. Patent Nos. 8,438,055, 8,452,646, and 8,457,670 to the cases, alleging each defendant infringed the newly added patents. Each of the defendants have answered, denying infringement and claiming that the asserted patents are invalid. Groupon, Yelp, and Foursquare filed counterclaims for declaratory judgment that the asserted patents are invalid and not infringed. Yelp filed an additional counterclaim for declaratory judgment that the asserted patens are unenforceable. The Court subsequently consolidated the actions for at least pre-trial purposes. Groupon filed a motion to transfer the case against it to the U.S. District Court for the Northern District of California, which the Court denied on September 27, 2013.

Between July 19, 2013 and October 3, 2013, Groupon filed petitions with the Patent Trial & Appeals Board (“PTAB”) requesting institution of Covered Business Method Review of all asserted claims. On December 19, 2013 and January 17, 2014, the PTAB issued decisions instituting review on all but four of the asserted claims. On January 14, 2014, the Company and all defendants filed a joint motion to stay the district court litigation. The Court granted the motion and stayed the case on January 16, 2014 pending a decision by the PTAB. Trial on the Covered Business Method Reviews at the PTAB occurred during September 2014. On February 3, 2014, Groupon filed a petition to the U.S. Court of Appeals for the Federal Circuit for mandamus on the district court's denial of its motion to transfer.  On April 23, 2014, the petition was denied by the Federal Circuit.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

On April 2, 2015, the District Court lifted the stay and required the Parties to file a joint docket control order.  On April 5, 2015, the Court set a Markman Hearing for June 29, 2015, and jury selection for December 14, 2015.  On April 15, 2015, the Parties filed their joint docket control order.  The Court entered its docket control order on April 23, 2015.

As part of the Company's settlement with Living Social, the Company's attorney is entitled to additional compensation for the value of certain non-monetary arrangements. As of March 31, 2015, the payment of such compensation is not probable or measurable.

The court dockets for each case, including the parties’ briefs are publicly available on the Public Access to Court Electronic Records website, or PACER, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

 Other than as noted above, the Company is not a party to any pending legal proceeding nor is its property the subject of any pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of its business. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

Business Overview

We offer a patented mobile shopper engagement platform through which advertisers connect with in-store shoppers when they are on the path-to-purchase. The brand journey starts with an addressable market, attracting shoppers that become buyers and then advocates.  If the brand experience is embraced, advocates become influencers within their digital social circles perpetuating the lifecycle by attracting new customers to the brand.

Critical Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are stated in U.S. dollars and include the accounts of Blue Calypso, Inc. and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

                      The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, fair values relating to warrant and other derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, all obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable, and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing services. In each case Revenue is recognized when services are performed or licenses are granted to customers.

Revenue from the licensing of the Company’s intellectual property and settlements reached from legal enforcement of the Company’s patent rights is recognized when the arrangement with the licensee has been signed and the license has been delivered and made effective, provided license fees are fixed or determinable and collectability is reasonably assured. The fair value of licenses achieved by ordinary business negotiations is recognized as revenue.

The amount of consideration received upon any settlement or judgment is allocated to each element of the settlement based on the fair value of each element. Elements related to licensing agreements, royalty revenues, net of contingent legal fees, are recognized as revenue in the consolidated statement of operations. Elements that are not related to license agreements and royalty revenue in nature will be reflected as a separate line item within the other income section of the consolidated statements of operations. Elements provided in either settlement agreements or judgments include: the value of a license, legal release, and interest. When settlements or judgments are achieved at discounts to the fair value of a license, the Company allocates the full settlement or judgment, excluding specifically named elements as mentioned above, to the value of the license agreement or royalty revenue under the residual method. Legal release as part of a settlement agreement is recognized as a separate line item in the consolidated statements of operations when value can be allocated to the legal release. When the Company reaches a settlement with a defendant, no value is allocated to the legal release since the existence of a settlement removes legal standing to bring a claim of infringement and without a legal claim, the legal release has no economic value. The element that is applicable to interest income will be recorded as a separate line item in other income. The Company does not assume future performance obligations in its license arrangements.

The Company also has revenue from information technology consulting services. Revenue is recognized in the periods that satisfactory performance of services is delivered to customers. Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the service has occurred, all obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable, and collectability is reasonably assured.

Cost of Revenue

Cost of revenue includes personnel costs directly associated with initiating and supporting a brand-centric mobile shopper engagement program, personnel service costs directly associated with providing solution consulting and legal fees directly related to the settlement of intellectual property claims that result in licensing and royalty revenue.

Intangible Assets

               The Company capitalizes certain software development costs as well as purchased software upon achieving technological feasibility of the related products. Software development costs incurred and software purchased prior to achieving technological feasibility are charged to engineering and product development expense as incurred. Commencing upon initial product release, capitalized costs are amortized to cost of software licenses using the straight-line method over the estimated life of the product (which approximates the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product), which is generally up to five years.

Impairment of Long-Lived Assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. No impairment was deemed to exist as of December 31, 2014 and 2013. The Company re-evaluates the carrying amounts of its amortizable intangibles at least quarterly to identify any triggering events.  As described above, if triggering events require us to undertake an impairment review, it is not possible at this time to determine whether it would be necessary to record a charge or if such charge would be material.

Fair Value Measurements

 We have adopted ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.  Level 3 inputs are unobservable inputs for the asset or liability.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.  Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

Comparison of Twelve Months Ended December 31, 2014 and 2013

Results of Operations

Net Loss.   For the year ended December 31, 2014, we had a net loss of $7,735,464 an increase of 911,675 or 13.4% compared to a net loss of $6,823,789 for the year ended December 31, 2013. The increase in loss was primarily due to an increase in general and administrative expense from $4,843,804 during 2013 to $6,103,628 in 2014. General and administrative expense increased primarily as a result of expenses incurred in connection with the departure of our previous Chief Executive Officer.  Pursuant to the agreement, the Company incurred $150,000 in expense associated with future agreed upon cash compensation and $1,441,534 of costs in accelerated stock compensation expense related to previous restricted stock and option grants.  This negative impact was offset by a reduction in sales and marketing expense. Sales and marketing decreased by $199,871 as the Company reduced its sales force to align with performance.   Depreciation and amortization increased by $43,219 in comparison to 2013.  Finally other expense decreased by $43,050.  In the prior year, we incurred significant losses on debt settlements and additional interest expense from previously issued warrants.  During 2014, the Company incurred a reduced loss on debt settlement upon conversion of the remaining outstanding debt.

Revenue.   Revenue for the year ended December 31, 2014 increased to $759,889.  An increase of $417,917 or 122.2% as compared to $341,972 for the same period in 2013. Sales increased as the Company broadened its revenue streams to include solution consulting and software development services through our BC Labs group.  2013 revenue included $245,981 in settlement fees and associated licensing revenue.

Cost of Revenue.  Cost of revenue for the year ended December 31, 2014 was $412,225 an increase of $269,470 or 188.8%.  Cost of revenue substantially consisted of costs related to internal technology professional staff members assigned to the BC Labs group.  The prior year amount included charges directly related at generating social media, licensing fee and consulting fee revenue.

Sales and Marketing. For the year ended December 31, 2014, sales and marketing expenses decreased by $199,871 or 29.3% to $482,729 from $682,600 during the same period in 2013. The decrease was due primarily to reduced staffing expense.

General and Administrative.  For the year ended December 31, 2014, general and administrative expenses increased by $1,259,824 or 26.0% to $6,103,628, as compared to $4,843,804, for the year ended December 31, 2013.  General and administrative expense increased primarily as a result of expenses incurred in connection with the departure of our previous Chief Executive Officer.  Pursuant to the agreement, the Company incurred $150,000 in expense associated with agreed upon future cash compensation and $1,441,534 of costs in accelerated stock compensation expense related to previous restricted stock and option grants.

Depreciation and Amortization. Depreciation and amortization expenses, increased $43,219 or 14.4% from $300,909 for the year ended December 31, 2013 to $344,128 for the year ended December 31, 2014 as the Company invested $149,131 in capitalized software and realized a full year of amortization expense on capitalized software from the second half of 2013 which included a common stock grant valued at $150,000 to acquire software during third quarter of 2013.

Interest Expense.  Interest expense was $2,015,145 for the year ended December 31, 2013 as compared to $740,756 for 2014, a decrease of $1,274,389 or 63.2%. Interest expense was incurred related to the Company’s long-term debt obligations at various interest rates ranging from 8% to 10% and the amortization of debt discount.  An additional $460,949 was incurred as a result of a warrant modification.  During 2013, the Company incurred significant non-cash interest expense related to the warrant modification for reset provision of $1,027,381.

Cash Flows

Cash used in operating activities during the year ended December 31, 2014 was $2,367,655, as compared to $2,756,901 for the year ended December 31, 2013.  While 2014 resulted in an increased net loss as compared to 2013, the Company incurred significant non-cash charges associated with a debt inducement and warrant modification and increased stock-based compensation.  Overall, the Company reduced cash utilized by operations through increased revenue and associated cash receipts and issuing common stock for certain services rendered.

Cash used in investing activities during the year ended December 31, 2014 was $150,312, as compared to $205,515 for the year ended December 31, 2013. The decrease in cash used in investing activities resulted primarily from a decrease in cash paid for software development expenses. We expect that cash used in investing activities to remain at the current level for the foreseeable future as we continue to expand and enhance our software offerings.

During the year ended December 31, 2014, cash provided by financing was $2,326,286 as compared to $4,038,500 for the same period in 2013. In the current year, the Company secured $1,330,000 from the sale of common stock.  In addition, $1,024,558 and $21,728 in proceeds were generated from the exercise of warrants and options, respectively. These monies were secured to address the cash requirements of the business as the Company continues to enhance its service offerings.  These proceeds were offset by a $50,000 debt repayment.

Comparison of Three Months Ended March 31, 2015 and 2014

Results of Operations

Net Loss.  For the three months ended March 31, 2015, we had a net loss of $608,845, a decrease of $1,136,516 or 65.1% as compared to a net loss of $1,745,361 for the three months ended March 31, 2014. The decrease in net loss resulted primarily from a reduction in our sales and marketing of $114,943, general and administrative costs of $536,829 and interest expense of $517,348.

Revenue.   Revenue for the three months ended March 31, 2015 was $115,725, a decrease of $48,490 or 29.5% as compared to $164,215 in revenues for the same period in 2014.  The majority of the revenue in the current and prior year was derived from our Blue Calypso Labs services.  The decrease in revenue is primarily due to timing in development projects.

Cost of Revenue.  Our cost of revenue was $55,112 for the three months ended March 31, 2015, a decrease of $18,635 or 25.3% as compared to $73,747 for the same period in 2014. Cost of revenue for the three months ended March 31, 2015 was primarily comprised of costs related to internal IT professional staff members assigned to the Blue Calypso Labs group.

Sales and Marketing.  For the three months ended March 31, 2015, sales and marketing expenses decreased by $114,943 or 70.3% to $48,574 as compared to the same period in 2014. Sales and marketing expenses decreased as the Company reduced sales personnel.

General and Administrative.  For the three months ended March 31, 2015, general and administrative expenses were $535,547 a decrease of 536,829 or 50.1% as compared to $1,072,376 for the three months ended March 31, 2014.  This was primarily due to a reduction of $436,195 in stock based compensation associated with certain restricted stock incentives during the three months ended March 31, 2015.  As a result of the former Chief Executive Officer’s resignation, the Company incurred the $436,195 in expense during 2014 with no corresponding 2015 expense.

Depreciation and Amortization.  Depreciation and amortization expenses relate primarily to the amortization of capitalized software development.  Depreciation and amortization expenses were $84,621 for the three months ended March 31, 2015 as compared to $83,415 for the three months ended March 31, 2014, representing an increase of $1,206 or 1.4% which was due primarily to an increase due to additional capitalized software during the period.  For the three months ended March 31, 2015, we incurred $77,231 of capitalized software development costs associated with improvements to our commercial platform. This compares to $8,985 of capitalized software development costs for the quarter ended March 31, 2014.  The Company continues to invest in the ongoing improvements to its core social media platform.

Change in fair value of derivative liabilities.  We issued warrants and convertible debt that contain certain reset provisions in connection with financing and debt settlements.  As such, we are required to record these reset provisions as a liability and mark them to market each reporting period.  In 2014, these provisions had expired versus a gain for the three months ended March 31, 2014 of $1,543.  As of March 31, 2015 there no longer is a liability associated with derivative liabilities as the underlying securities have been converted to common stock and are no longer outstanding.

Interest Expense.  Interest expense was $716 for the three months ended March 31, 2015 as compared to $518,064 for the three months ended March 31, 2014. Interest expense for the current period represents credit card and vendor financing.  In comparison, interest for 2014 related to $15,000 interest expense on an outstanding $600,000 notes payable, amortization of beneficial conversion features on notes payable of $55,948 and interest expense related to the modification of warrants to induce conversion of $446,925.

Cash Flows

Net cash used in operating activities during the three months ended March 31, 2015 was $380,583 as compared to $630,540 for the three months ended March 31, 2014. Cash used in operations for the three months ended March 31, 2015 was comprised of a net loss of $608,845 offset primarily by certain non-cash items:  1) bad debt expense of $18,476; 2) stock based compensation expenses of $116,033; 3) depreciation and amortization of $84,621 and 4) net change in operating assets and liabilities of $9,132.

Net cash used in investing activities during the three months ended March 31, 2015 was $82,375, as compared to $8,985 for the three months ended March 31, 2014. This increase was attributable to additional expenditures on the development of our software.

During the three months ended March 31, 2015, we did not have any cash provided by financing activities as compared to $1,024,558 for the same period in 2014.   During the three months ended March 31, 2014, the Company received $1,024,558 from the exercise of warrants.

Going Concern

Our independent registered public accounting firm, in their report accompanying our consolidated financial statements for the years ended December 31, 2014 and 2013, expressed substantial doubt about our ability to continue as a going concern due to our recurring losses from operations, negative cash flows from operating activities and our accumulated deficit. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, dispose of selective assets, and ultimately, generate additional revenue. The going concern opinion may also limit our ability to access certain types of financing, prevent us from obtaining financing on acceptable terms, and limit our ability to obtain new business due to potential customers’ concern about our ability to deliver products or services.  Proceeds from this anticipated capital raise are anticipated to satisfy our short term capital needs.

As of March 31, 2015, the Company had cash of $640,243 and working capital of $568,161. During the three months ended March 31, 2015, the Company used net cash in operating activities of $380,583.As of December 31, 2014, the Company had cash of $1,103,201 and working capital of $1,058,727. During the year ended December 31, 2014, the Company used net cash in operating activities of $2,367,655.  The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2014, the Company raised $1,330,000 in cash proceeds from the sale of common stock and $1,046,286 through the exercise of common stock options and warrants.  The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through June 2015.

The Company's primary source of operating funds since inception has been cash proceeds from the private placements of common stock and preferred stock, and proceeds from private placements of convertible debt.  The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Liquidity and Capital Resources

We are an early stage company and have incurred cumulative losses of $32,776,079 since beginning operations on September 11, 2009.  At March 31, 2015, we had a cash balance of $640,243 and working capital of $568,161.

On April 29, 2013, we entered into a series of agreements with the holder of our 8% Senior Secured Convertible Debentures (the “8% Debentures”). The Debentures were due on November 30, 2012. As of April 29, 2013, the aggregate amount outstanding under the Debentures, including all accrued and unpaid interest and fees, was $600,000. Pursuant to Amendment No. 1 to the 8% Debentures, the conversion price of the Debentures was amended such that the aggregate amount outstanding under the Debentures was convertible into an aggregate of 20,000,000 shares of our common stock. The issuance of the shares of common stock underlying our 8% Debentures did not result in any dilution to our existing stockholders as our Founder and Chief Technology Officer, Andrew Levi, agreed to cancel and return to treasury 20,000,000 shares of common stock currently held by him in connection with this transaction. The holder of our 8% Debentures also agreed to immediately terminate the Security Agreement dated April 19, 2012 by and between us, our subsidiaries and the holder, the Intellectual Property Security Agreement dated April 19, 2012 by and between us, our subsidiaries and the holder, and the Subsidiary Guarantee executed by us, our subsidiary, Blue Calypso, LLC, and all of the security interests created thereby. The maturity dates of the 8% Debentures were extended to June 30, 2013. As of the date of this prospectus, the holder of the 8% Debentures has converted the full principal amount of the 8% Debentures into an aggregate of 20,000,000 shares of our common stock.

In connection with the Amendment to 8% Debentures, we also agreed to amend the terms of certain warrants currently held by the holder of the 8% Debentures. We also agreed to extend the maturity date of the warrants originally issued to the holder of the 8% Debentures in September 2011 to April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants. We also agreed to extend the maturity date of the warrants originally issued to the holder of the 8% Debentures in April 2012 to April 30, 2018 and to extend the anti-dilution protection of such warrants for the life of the warrants.

On May 6, 2013, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we issued and sold a 10% Convertible Debenture in the principal amount of $2,400,000 (the “10% Debenture”) and 1,200,000 shares of common stock in consideration of gross proceeds to the Company of $2,400,000. The 10% Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of our common stock at a conversion price of $0.25 per share.

During the year ended December 31, 2014, the Company received $1,330,000 from the sale of our common stock, $1,024,558 in cash proceeds from the exercise of warrants and $21,728 from the exercise of stock options.  The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through June of 2015.

During November and December 2014, the Company modified certain terms of the outstanding debentures in order to induce the holder to convert the debentures to common stock. The holders elected to convert the convertible debentures of $550,000 for an aggregate of 7,177,509 shares of the Company’s common stock. The Company repaid $50,000 in outstanding principal and related accrued interest. All remaining debentures were converted during 2014 with no amounts outstanding as of December 31, 2014.

As an early stage company, we have been and continue to be dependent upon outside sources of cash to pay operating expenses. We have had only nominal revenue and we expect operating losses to continue through the foreseeable future. Until we develop a consistent source of revenue to achieve a profitable level of operations that generates sufficient cash flow, we will need additional capital resources to fund growth and operations. We are continuing our efforts to raise capital through equity and/or debt offerings. However, there can be no assurance that we will be able to raise equity or debt capital on terms we consider reasonable and prudent, or at all. The availability of capital to us may be subject to the volatility in the financial markets, our future financial condition and credit rating, and whether sufficient assets are available to be used as debt collateral in connection with any future debt financing, among other factors. Future financings through equity investments are likely to be dilutive to the existing stockholders. Also, the terms of securities we issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other derivative securities, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

 Off-Balance Sheet Arrangements

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities that would be expected to have a material current or future effect upon our financial condition or results of operations.

BUSINESS

We develop and deliver mobile shopper marketing and analytics solutions for the business-to-consumer (B2C) marketplace leveraging mobile, social media, gamification and our intellectual property portfolio. We have developed a patented technology platform that enables brands and retailers to engage with shoppers when they are on the path-to-purchase products and services.  Our technology also allows brands to leverage customer relationships to increase brand loyalty and drive revenue through sharing and influencer marketing. We generate revenue from the mobile and cloud-based consumption of our technology platform, consulting/services fees, and licensing and/or enforcement of our patented technologies.  Our intellectual property portfolio consists of four US patents (one is in appeal with the Federal Circuit as a result of the PTAB ruling in December 2014) and nine pending patent applications that generally cover methods and systems for communicating advertisements and electronic offers between mobile and desktop communication devices. All of the patents and patent applications that cover the core of our business, i.e., a “System and Method for Peer-to-Peer Advertising Between Mobile Communication Devices”, have been developed internally by our Founder and Chief Executive Officer, Andrew Levi, and our Director of Innovation, Bradley Bauer, and assigned to our wholly owned subsidiary, Blue Calypso, LLC. In September 2013, we acquired proprietary mobile gamification technology and subsequently applied for two additional patents based upon the enhancement and integration of this technology into our platform.

Our proprietary technology platform enables retailers to harness the power and adoption that today’s mobile devices bring to the consumer shopping experience.  We connect brands with store visitors when they are on the path-to-purchase and enable those customers to engage with, and redeem brand content as well as leverage their brand affinity across the most popular social media channels. Our platform tracks performance, monitors engagement, manages attribution and delivers robust, real-time analytics that provide acute insight regarding the adoption, performance and return on investment of our client’s promotions and location-based content. Our technology is designed to help clients target their marketing messages, attract new customers, increase awareness and drive product sales. For example, campaigns facilitated through our platform can encourage consumers to learn more about products, watch promotional videos about particular products, see product reviews and comparative pricing or click to buy products.  All delivered through a highly engaging mobile “kiosk” or “digital concierge” type experience.

Over the last five years, the world has seen mobile, social media, and digital advertising evolve dramatically and actually converge. Through this technological evolution, a sociological shift has occurred in how influential digital media can be when deployed strategically with hyper-targeted content.

Today retailers are aggressively exploring mobile shopper engagement as the next frontier of the shopping experience.  In an article issued by Reuters on December 2, 2014 titled “Majority of Mobile Shoppers Turn To Their Devices Over Store Employees And In-Store Info, According to CEA Survey”, “More than half (58 percent) of shoppers who use mobile devices, such as smartphones and tablets, indicate they prefer to look up information on their devices while shopping, rather than talk to store employees – especially among men and shoppers aged 25-44.”.  However we believe that retailers have yet to find a comfortable way of co-existing in this ecosystem of traditional consumer engagement.

Through mobile and social media, consumers and brands have their own unique and significant digital audience. According Statista the average Facebook user has 350 Friends; As published by “The Telegraph” in their article titled “Average Twitter user is an American woman with an iPhone and 208 followers”.  The claims are based on data culled from a sample of 36 million Twitter profiles by Beevolve, a social media marketing firm.; and we believe that on average an individual has 25 unique frequent contacts they communicate with weekly via text messages or mobile calls. Active participation in LinkedIn, Google+, Tumblr and/or a personal blog can further extend one’s direct social reach significantly. With our platform, brand content is not bound by any single app, social media community, website, carrier or device. As a result, brand influencers have the capability to immediately reach hundreds or even thousands of people through their direct personal and digital social relationships.

As a by-product of campaign delivery and recipient interaction, we deliver real-time analytics and business intelligence capabilities, which provide brands the ability to see how campaigns are deployed, where they are getting the most traction, and which are seeing the most activity. The platform also allows brands to assess the conversational response and sentiment to their messages which enables them to adjust their campaigns based on performance.

OUR SOLUTIONS

We have developed four core products that form the basis of our technology platform: MOBILE ADVANTAGE™, KIOSENTRIX™, DASHTAGG®, and SOCIALECHO™.  Additionally, we offer outsourced consulting and customized software development services through our Blue Calypso Labs (“BC Labs”) services.

MOBILE ADVANTAGE™ is our “app-less” retail-focused mobile shopper marketing platform.  Mobile ADvantage provides retailers with an easy way of engaging with store visitors when they are on the path-to-purchase.  There are several methods of activation with store visitors including but not limited to short-code messaging, iBeacons, Near Field Communications (NFC), Quick Response (QR) codes and Geo-fencing.  Once invited through store messaging and activated, a store visitor is guided by a store-centric mobile kiosk/concierge through their shopping experience which is unique for each retailer. All interactions with the store shopper are tracked in order to deliver targeted content which is both circumstantially and geographically relevant and ultimately drives more store visits and increases the purchase size while creating a higher degree of customer affinity and satisfaction.

               KIOSENTRIX™ is our universal shopper mobile app.  When a shopper enters a participating retailer location, KIOSentrix re-skins itself to the brand - like a “digital chameleon”.  KIOSentrix includes an aggregated loyalty manager, price comparison tool, wish/shopping list manager and a high-quality QR code scanner.  The app will alert store visitors when products they have added to their shopping list are available as they enter a participating retailer location.  KIOSentrix is a consumer-facing companion to Mobile ADvantage which adds powerful features only possible with a true mobile app framework.

DASHTAGG® is our mobile gamification technology designed to enhance the experience that occurs when people attend physical events. DashTAGG is a unique social and mobile game of “tag” combined with a pseudo-scavenger hunt.  The branded or sponsored challenge is designed to drive attendee behaviors while capturing pictures and videos of participating attendees as they engage in a fun challenge to “tag” each other by taking pictures.  Our technology can drive attendees to trade show booths, keynote presentations, performances, retail sub-sponsors or merchandise vendors as a part of the game. We believe that gamification has become an increasingly important element in brand development. DASHTAGG combines both physical and digital participation ensuring the maximum engagement with brands and sponsors as well as other attendees. The most active DASHTAGG players earn points and win prizes and awards.  Games are sponsored by retailers, vendors or events that provide physical locations to activate “TAGGs” by scanning specific QR codes or passing near proximity-based beacons or NFC chips.  The byproduct for the event sponsor is a rich mosaic of pictures, social interaction and content distribution throughout the event which can become a collage of brand ambassadors’ use in real-time or future marketing events.

SOCIALECHO™ allows brands to leverage their customers, employees and social media fans (collectively their advocates) to spread their brand content through their social networks. SOCIALECHO allows brands to white label our technology and make branded content, such as promotions and offers available to their advocates. Should these advocates choose to, they can syndicate these promotions and offers through social media channels such as Facebook, Twitter, LinkedIn and others, with a personal message, a picture or video customizing the brand promotion. Our technology then tracks, monitors, and delivers real-time analytics on the full lifecycle of the syndication process including advocate attribution and content sentiment.

              Blue Calypso Labs™, or BC Labs, was launched in October 2013 to offer software development, innovation and related consulting services to clients. BC Lab’s mission is to help clients develop unique software solutions that solve strategic business problems, focus on integrating our digital marketing and analytics technologies into various client applications as well as seek licensing revenue from our broad portfolio of intellectual property.

We intend to continue to develop new technology and expand on our intellectual property portfolio and product offerings to meet the needs of companies seeking to amplify their brand messages through social media networks.

MARKET OPPORTUNITY

                We believe that the market opportunities for our existing products and technology are significant and continuing to expand. According to the figure below, Forrester Research estimates that in 2015, approximately $67 billion will be spent in the United States on interactive marketing.  Forrester estimates this amount will increase to approximately $103 billion by 2019.  We believe social media marketing is experiencing rapid growth because consumers are much more receptive to recommendations from their friends and family.  The below chart demonstrates these trends.

Source: Forrester Research, Inc.

We believe that as advertisers adapt to the changing media and content distribution landscape, they will place an increasing priority on the next frontier of mobile while leveraging social media communities and properties. We believe that historical advertising media such as print, television and radios, and even Internet banner ads, are beginning to shift to mobile platforms and generally explore alternatives to traditional advertising techniques. Mobile platforms enable advertisers to put relevant messages out to a more highly targeted buyer community, while encouraging branded and personal content syndication. In addition, mobile devices have become a ubiquitous extension of many target buyers and a critical part of the lifestyle of most generations.

We believe that one of the most attractive characteristics of mobile consumers for advertisers is the opportunity for more accurate content targeting. Typical parameters include carrier, device type and mobile channel, with the possibility to add geo-location, behavioral, demographic and interest-based information (the latter two generally require user opt in) infused with a user’s actual purchase history. For instance, mobile technology can enable relevant promotional offers and coupons to be delivered to shoppers phone while they are in the store. That level of personalization will likely affect purchase behavior.  Also reported in the Telemetrics/xAd report “Coupons and relevant targeting also motivate consumers to take further action.”

Mobile marketing has the ability to connect brands with consumers on an intimate one-to-one basis, providing relevant information that is important to them when it interests them the most. While the sector is still in its infancy, we believe that brands, retailers, advertising executives, content publishers and technology enablers have high expectations regarding the potential of the mobile advertising market. We believe that our platform offers an effective tool for advertisers seeking to enter or expand their advertising presence in the mobile market, target specific customers with selected messages, and capitalize on the power of peer recommendations.  In fact, according to an article published by eMarketer on January 5, 2015 titled “In-Store Mobile Use Redefines Customer Service”, “a Deloitte study found that mobile devices used before or during in-store shopping trips converted or helped to convert nearly $600 billion in US in-store retail sales in 2013 or 19% of total brick-and-mortar sales.”

We also believe that peer-to-peer or “friend-to-friend” advertising (also known as influencer marketing) is the most powerful and effective form of communicating with consumers. According to eMarketer’s October24, 2014 report titled “Millennials’ Social Shares Don’t Stop with the Post”, “Two thirds of 18-34-year-olds were at least somewhat likely to make a purchase based on content shared by one of their peers on social. According to Nielsen as published in the Simply Measured report titled “Influencer Marketing: Stats and Quotes You Need to Know” by Lucy Hitz on June 18, 2014, “90% of consumers trust peer recommendations.  Only 33% trust ads.” We believe that this ability to share retail offers and product information in real-time with friends and family, makes mobile content delivery even more valuable. You are now able to combine great mobile-targeted content with word-of-mouth recommendations. Imagine your friend in a store sharing a promotional offer and saying look at the deal I just got.

COMPETITIVE STRENGTHS

                Mobile shopper engagement, digital market awareness and branding through mobile and digital media is an extremely competitive and fragmented industry. Adequate protection of intellectual property, successful product development, adequate funding and retention of experienced personnel are critical to our success. We believe that we have the following strengths:

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Prominent Intellectual Property Position. We believe that our patents provide us with broad and comprehensive coverage for the electronic delivery of brand content and electronic offers on any electronic communication device. Our policy is to seek to protect our proprietary position by filing patent applications related to our proprietary technology and improvements that we believe are important to the development of our business. We also pursue companies that we believe are infringing on our intellectual property in order to protect our IP assets and our competitive position.

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Extensive Knowledge and Experience in Product Advertising, Awareness and Branding. We believe that our management and personnel have extensive knowledge and experience in product advertising, digital marketing and awareness and branding which significantly adds to our competitive position.

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Highly Customizable Platform. We have the ability to rapidly customize products to meet our client’s needs. Our technology platform has evolved and matured as we have refined our go-to-market strategy and target market.

OUR STRATEGY

                We intend to continue innovating and will attempt to maximize the economic benefits of our intellectual property. We currently have two key areas of operation:

Development and Delivery of Mobile Shopper Engagement Solutions- We have developed a proprietary platform that enables brands to engage with shoppers when they are on the path-to-purchase in order to deliver a unique shopper experience, increase brand loyalty and drive revenue.

We believe that our strong intellectual property and our extensive experience in mobile technologies, affinity/advocacy, awareness and branding will enable us to continue to develop new products and services. We will execute on this strategy through a combination of: a.) Organic customer acquisition; b.) Indirect customer acquisition through strategic partners such as IntegraColor, and; c.) Through synergistic acquisitions.

Our direct to market approach includes aggressive market awareness through public relations, and digital and traditional marketing awareness such as mailings, calls, email campaigns, social media, trade show attendance, and industry association participation. Partnering with organizations that are part of the marketing supply chain who focus on our target market (multi-location brick-and-mortar retailers) gives us immediate access to and credibility with a portfolio of existing customers. Furthermore, by aligning with the right partners, our solutions become part of a larger program which drives revenue for our customers.  These programs include our customer’s branding, demand generation, marketing programs/campaigns, deals/offers/coupons, customer affinity programming and other initiatives already in existence with their brands. Finally, we expect to identify and pursue strategic acquisitions that help us grow our feature set, customer base, services capabilities, and our IP portfolio.

Maximization of the Economic Benefits of Our Intellectual Property– The Company was founded based on the opportunities created when the vision and opportunity for mobile adoption caused our founders to file our first patent in 2004. Since then we have expanded our portfolio and will continue to innovate and file for additional patent protection of our inventions. This IP portfolio is a very valuable asset and we have a duty to the company and to the shareholders to protect these assets.  Therefore we will continue to identify and pursue those in the marketplace that are infringing our IP.

In summary, we have developed a proprietary platform that enables brands to engage with shoppers when they are on the path-to-purchase in order to deliver a unique shopper experience, increase brand loyalty and drive revenue. We believe that our strong intellectual property and our extensive experience in mobile technologies, awareness and branding will enable us to continue to develop new products and services.

We intend to expand our intellectual property portfolio through both internal development and acquisition. Our goal is to monetize our intellectual property through licensing and strategic partnerships.

RECENT DEVELOPMENTS

Recent Events

General

On August 14, 2014, we entered into a securities purchase agreement with certain accredited investors pursuant to which the Company sold an aggregate of 14,250,000 shares of its common stock for net proceeds, after commissions and other costs, of $1,330,000.

During November and December 2014, the Company modified certain terms of the outstanding debentures in order to induce the holder to convert the debentures to common stock. The holders elected to convert the convertible debentures of $550,000 for an aggregate of 7,177,509 shares of the Company’s common stock. The Company repaid $50,000 in outstanding principal and related accrued interest.

Litigation

On July 31, 2012, the Company filed suit against Groupon, Inc. in the Eastern District of Texas in Civil Action No. 6:12-cv-00486. The Company filed additional suits against Izea, Inc. on October 17, 2012; Yelp, Inc. on October 17, 2012; and Foursquare Labs, Inc. on October 31, 2012 in Civil Action Nos. 6:12-cv-786, 6:12-cv-788, 6:12-cv-837, respectively. Each of these cases alleges that the defendants infringe U.S. Patent Nos. 7,664,516 entitled "Method and System for Peer-to-Peer Advertising Between Mobile Communication Devices" and 8,155,679 entitled "System and Method for Peer-to-Peer Advertising Between Mobile Communication Devices." The Company subsequently added U.S. Patent Nos. 8,438,055, 8,452,646, and 8,457,670 to the cases, alleging each defendant infringed the newly added patents. Each of the defendants have answered, denying infringement and claiming that the asserted patents are invalid. Groupon, Yelp, and Foursquare filed counterclaims for declaratory judgment that the asserted patents are invalid and not infringed. Yelp filed an additional counterclaim for declaratory judgment that the asserted patens are unenforceable. The Court subsequently consolidated the actions for at least pre-trial purposes. Groupon filed a motion to transfer the case against it to the U.S. District Court for the Northern District of California, which the Court denied on September 27, 2013.

Between July 19, 2013 and October 3, 2013, Groupon filed petitions with the Patent Trial & Appeals Board (“PTAB”) requesting institution of Covered Business Method Review of all asserted claims. On December 19, 2013 and January 17, 2014, the PTAB issued decisions instituting review on all but four of the asserted claims. On January 14, 2014, the Company and all defendants filed a joint motion to stay the district court litigation. The Court granted the motion and stayed the case on January 16, 2014 pending a decision by the PTAB. Trial on the Covered Business Method Reviews at the PTAB occurred during September 2014. On February 3, 2014, Groupon filed a petition to the U.S. Court of Appeals for the Federal Circuit for mandamus on the district court's denial of its motion to transfer.  On April 23, 2014, the petition was denied by the Federal Circuit.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

On April 2, 2015, the District Court lifted the stay and required the Parties to file a joint docket control order.  On April 5, 2015, the Court set a Markman Hearing for June 29, 2015, and jury selection for December 14, 2015.  On April 15, 2015, the Parties filed their joint docket control order.  The Court entered its docket control order on April 23, 2015.

As part of the Company's settlement with Living Social, the Company's attorney is entitled to additional compensation for the value of certain non-monetary arrangements. As of March 31, 2015, the payment of such compensation is not probable or measurable.

 The court dockets for each case, including the parties’ briefs are publicly available on the Public Access to Court Electronic Records website, or PACER, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

 Other than as noted above, the Company is not a party to any pending legal proceeding nor is its property the subject of any pending legal proceeding that is not in the ordinary course of business or otherwise material to the financial condition of its business. Further, to the knowledge of management, no director or executive officer is party to any action in which any has an interest adverse to us.

Corporate History

We were incorporated as a Nevada corporation on March 2, 2007 under the name JJ&R Ventures, Inc. On September 1, 2011, we entered into an Agreement of Merger and Plan of Reorganization with Blue Calypso Holdings, Inc., a privately held Texas corporation and Blue Calypso Acquisition Corp., pursuant to which Blue Calypso Holdings, Inc. became our wholly-owned subsidiary and we succeeded to the business of Blue Calypso Holdings, Inc. as our sole line of business. We refer to this merger transaction as the “reverse merger.” On October 17, 2011, we reincorporated in the State of Delaware.

Our principal executive offices are located at 101 W. Renner Rd, Richardson, Texas 75082. Our telephone number is (800) 378-2297. Our website address is http://www.bluecalypso.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Marketing

We target multi-location brick-and-mortar retailers through partnerships and indirect sales channels as well as brand-direct. We have a multi-touch marketing and branding strategy as well as exhibit at trade shows and market directly utilizing current digital techniques such as social media and pay-per-click advertising.

Customers

We enter into written agreements with each of our customers, which vary in term.  Customers’ fees are based on the complexity of the solution we deliver for them and generally includes a setup fee, monthly service fee and a performance fee. Further, our test programs tend to be much smaller as we seek to prove the concept with a particular customer before rolling out a full national campaign.  We have also entered into license agreements pursuant to which we derive revenue for the use of our intellectual property on a perpetual license basis.  Through BC Labs we provide consulting and software development services.

Technology to Capture Data

Our platform allows the collection of business intelligence and analytics resulting from data accumulated as content is deployed, adopted, consumed and shared.  Our technology allows the brand/advertiser to monitor the full cycle of a campaign, from the first engagement to the final redemption or intent to purchase.  With this data, we show each client the return on investment (ROI) of each dollar spent using our unique platform(s). This allows us to prove the effectiveness of the engagement in near real time and enables clients to quickly improve their campaign effectiveness.

Intellectual Property

We believe we have advantages over competitors in the mobile advertising industry due to the intellectual property we possess and have on file with the United States Patent and Trademark Office. In February 2010, we received Unites States Patent number 7,664,516.

Subsequently we have received continuation-in-part (CIP) patents 8,155,679, 8,438,055, 8,452,646 and 8,457,670. With the payment of all maintenance fees, ‘516, ‘679, ‘055 and ‘646 patents will not expire until December 14, 2026.

We believe that the patents cover the core of our business, i.e., a basic method and system for peer-to-peer advertising between mobile communication devices. We also have four (4) additional CIP patent applications pending which build on the functionality of our issued patents, one patent application which covers a digital game of tag played on mobile devices through which participants can earn points and incentives from game sponsors, and one patent application that covers cumulative incentives.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

Below is a brief overview of our issued patents:

U.S. Patent No. 7,644,516

The ‘516 Patent discloses a method and system for communicating advertisements between mobile communication devices. An advertising campaign and a set of incentives are arranged between an advertiser and an intermediary, such as Blue Calypso. A subscriber is identified for the advertiser based on a profile of a subscriber. A subscriber, once qualified for the advertising campaign, is presented with an opportunity to participate. In operation, when a communication transmission is received from the participant, the advertisement is associated with the communication transmission and sent to a destination.

U.S. Patents 8,155,679 and 8,457,670 are continuations of the ‘516 Patent and include claims which disclose similar subject matter.

U.S. Patent No. 8,438,055

The ‘055 Patent discloses a system and method for distribution of advertisements between communication devices. The system and method provides for accounting and distribution of incentives related to distribution of the advertisements. The system further provides for association of testimonials from advertising recipients related to the advertisement and for distribution of the testimonials to communication devices. A bi-lateral selection between subscribers and advertisers using the system is created whereby both advertisers and subscribers agree to participate in the distribution of advertisements and testimonials.

U.S. Patent No. 8,452,646

The ‘646 Patent discloses a system and method for distribution of advertisements and electronic offers between communication devices. The system and method provides for accounting and distribution of incentives related to distribution of the advertisements and offers. A bi-lateral selection between subscribers and advertisers using the system is created whereby both advertisers and subscribers agree to participate in the distribution of advertisements and offers. The system further provides for a means of redeeming offers utilizing points of sale and analytics associated to the redemption of electronic offers.

We believe that all of the technology that delivers our platform to both advertisers and endorsers has been developed and is fully owned by us with the exception of several web controls that are licensed by us pursuant to a royalty-free license with unlimited distribution rights. The architecture of the platform was designed to support millions of participants through server and application clustering and load-balancing. We believe the elegance of the data flow makes for an extremely light-weight and highly scalable system that can easily be enhanced.  By using a standards-based SMS protocol coupled with tight integration to social communities such as Facebook, Twitter, LinkedIn and blogs as the primary delivery mechanisms, and by serving the dynamic content via a standard mobile web browser, we are capable of supporting most any receiving mobile device with Internet access. Platform smartphone support is available for Apple iPhone and Google Android devices as well as through a standard desktop web browser.

We own ten registered trademarks in the United States: “BLUE CALYPSO®,” “WHEN FRIENDS TALK, FRIENDS LISTEN®,” “CALYP®,” “POWER TO THE PEOPLE®,” “SOCIALLY YOURS®,” “ENDORSE SHARE EARN®,” “EMGAGE®,” “DASHTAGG®” (two registrations for different classes), and “SHARE ADVERTISING®.”  In addition, we have seven pending trademark applications for the following: “POPSHARE™,” “SOCIALECHO™,” “DASHTAG™” (two applications for different classes), “MOBILEADVANTAGE™,” “KIOSENTRIX™,” and “MOBILE ADVANTAGE™.”

We also believe that we have common law rights in these trademarks that arise from use of the marks in commerce. The trademark registrations will continue in force as long as all renewals are timely paid and use of the marks continues. Our common law trademark rights will continue as long as the marks are used in commerce.

Employees

As of May 21, 2015, we had a total of 13 employees. We have no labor union contracts and believe relations with our employees are satisfactory.

Competition

We face formidable competition in every aspect of our business, particularly from other companies that seek to deliver a mobile targeted brand-driven experience for consumers. First and foremost, we consider ourselves a next generation mobile shopping experience including customer engagement, customer presentation, social sharing, brand loyalty and rewards so we believe our primary competitors are companies that embrace true brand loyalty, not just providers of discounted transactions.  We believe that our space is large and has no first movers or any company with a notable share of the market. We believe that our approach to the market, value proposition to large retail brands, combined with our strong intellectual property are clear differentiators in a nascent yet quickly evolving industry for mobile shopper marketing.

We also face competition from other mobile and Internet advertising providers, including companies that are not yet known to us. We may compete with companies that sell products and services online, because these companies, like us, are trying to attract users to their websites to search for information about products and services. Our biggest competitor is each of the retail brands for which we are in pursuit as many of them have or are building their own mobile apps.  The problem we predict most of them will face at some point is the fact that consumers do not want a mobile app on their phone for every retailer they shop at.  Therefore, with few exceptions, the adoption has been and will continue to be poor.  Thus, we expect that retailers will abandon this expensive route for mobile engagement once they realize that there is a much more effective route to success by partnering with Blue Calypso.

We believe that we compete favorably on the factors described above. However, product advertising, marketing, awareness and branding through social media sites is an extremely competitive space. As we expand our product offerings to include private branded products, instant access products, as well as other technology offerings, we will continue to face new competitors. Further, as the technology marketplace is always expanding, new competitors continuously innovate, and can become a competitor in the future.

Government Regulation

                Aspects of the digital marketing and advertising industry and how our business operates are highly regulated.  We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission (“FTC”), the Federal Communications Commission (“FCC”) and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, which became effective on January 1, 2004, establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We are, and will continue to update and improve our regulatory compliance features and functionality, and we will need to continue to identify and determine how to effectively comply with all the regulations to which we are subject now or in the future. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrictor impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

The FTC adopted Guides Concerning the Use of Endorsements and Testimonials in Advertising (“Guides”) on October 5, 2009. The Guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because our business connects endorsers and advertisers, relies on endorsers sharing their brand endorsements within their digital social circles, and both we and endorsers may earn cash and other incentives, any failure on our part to comply with the Guides may be damaging to our business. We are currently taking several steps to ensure that our endorsers indicate in social media posts that compensation is being provided to the endorsers, including by listing the phrase “paid” or “ad” or other appropriate language in advertisements that our endorsers circulate on social media. We also advise endorsers of the need to comply with the Guides, and we can terminate accounts with endorsers for noncompliance. Nonetheless, the FTC could potentially identify a violation of the Guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data.   Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business.   In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

We post on our website our privacy policy and user agreement, which describe our practices concerning the use, transmission and disclosure of member data. Any failure by us to comply with our privacy policy and user agreement could result in proceedings against us by members, customers, governmental authorities or others, which could harm our business.

Many states have passed laws requiring notification to subscribers when there is a security breach of personal data. There are also a number of legislative proposals pending before the United States Congress, various state legislative bodies and foreign governments concerning data protection. In addition, data protection laws in Europe and other jurisdictions outside the United States may be more restrictive, and the interpretation and application of these laws are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Furthermore, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this Act. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Our client's consumers/brand advocates communicate across email, mobile, social and/or web-based channels. These communications are governed by a variety of U.S. federal, state, and foreign laws and regulations. With respect to email campaigns, for example, in the United States, the CAN-SPAM Act, establishes certain requirements for the distribution of “commercial” email messages for the primary purpose of advertising or promoting a commercial product, service, or Internet website and provides for penalties for transmission of commercial email messages that are intended to deceive the recipient as to source or content or that do not give opt-out control to the recipient. The U.S. Federal Trade Commission, a federal consumer protection agency, is primarily responsible for enforcing the CAN-SPAM Act, and the U.S. Department of Justice, other federal agencies, state attorneys general, and Internet service providers also have authority to enforce certain of its provisions.

The CAN-SPAM Act’s main provisions include:

▪	prohibiting false or misleading email header information;
▪	prohibiting the use of deceptive subject lines;
▪

ensuring that recipients may, for at least 30 days after an email is sent, opt out of receiving future commercial email messages from the sender, with the opt-out effective within 10 days of the request;

▪	requiring that commercial email be identified as a solicitation or advertisement unless the recipient affirmatively assented to receiving the message; and
▪	requiring that the sender include a valid postal address in the email message.

The CAN-SPAM Act preempts most state restrictions specific to email marketing. However, some states have passed laws regulating commercial email practices that are significantly more punitive and difficult to comply with than the CAN-SPAM Act, particularly Utah and Michigan, which have enacted do-not-email registries listing minors who do not wish to receive unsolicited commercial email that markets certain covered content, such as adult content or content regarding harmful products. Some portions of these state laws may not be preempted by the CAN-SPAM Act.

Violations of the CAN-SPAM Act’s provisions can result in criminal and civil penalties, including statutory penalties that can be based in part upon the number of emails sent, with enhanced penalties for commercial email senders who harvest email addresses, use dictionary attack patterns to generate email addresses, and/or relay emails through a network without permission.

With respect to text message campaigns, for example, the CAN-SPAM Act and regulations implemented by the U.S. Federal Communications Commission pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act, also known as the Federal Do-Not-Call law, among other requirements, prohibit companies from sending specified types of commercial text messages unless the recipient has given his or her prior express consent.

We, our clients and our client's consumers/brand advocates may all be subject to various provisions of the CAN-SPAM Act.  If we are found to be subject to the CAN-SPAM Act, we may be required to change one or more aspects of the way we operate our business.

If we were found to be in violation of the CAN-SPAM Act, other federal laws, applicable state laws not preempted by the CAN-SPAM Act, or foreign laws regulating the distribution of commercial email, whether as a result of violations by our endorsers or any determination that we are directly subject to and in violation of these requirements, we could be required to pay penalties, which would adversely affect our financial performance and significantly harm our reputation and our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Properties

We owned no properties and had two property leases at December 31, 2014.  The property leases relate to our subsidiary Blue Calypso of Latin America, S.A subsidiary for office space in the same building located in San Jose, Costa Rica.   We also currently have one lease for office space at our current headquarters in Dallas, TX.  This lease commenced during April 2015.

Legal Proceedings

On July 31, 2012, we filed suit against Groupon, Inc. We filed additional suits against Izea, Inc. on October 17, 2012; Yelp, Inc. on October 17, 2012; and Foursquare Labs, Inc. on October 31, 2012. Each of these cases alleges that the defendants infringe certain of our patents.

Between July 19, 2013 and October 3, 2013, Groupon filed petitions with the Patent Trial & Appeals Board (“PTAB”) requesting institution of Covered Business Method Review of all asserted claims. On December 19, 2013 and January 17, 2014, the PTAB issued decisions instituting review on all but four of the asserted claims. The case was subsequently stayed pending a decision by the PTAB. Trial on the Covered Business Method Reviews

On December 17, 2014, the PTAB issued final decisions.  In each case, certain claims of each patent were held to be invalid for various reasons.  We have appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

On April 2, 2015, the District Court lifted the stay and required the parties to file a joint docket control order.  On April 5, 2015, the Court set a Markman Hearing for June 29, 2015, and jury selection for December 14, 2015.  On April 15, 2015, the Parties filed their joint docket control order.  The Court entered its docket control order on April 23, 2015.

The parties are required to file letter briefs to the Court to request summary judgment before the mandatory hearing.  Defendants have filed two separate letter briefs.  The Company is in the process of responding.  The Court requires the parties to mediate the case by July 17, 2015.  The parties have chosen a mediator and have tentatively set mediation for the first part of June 2015.

                For a more detailed discussion regarding our ongoing litigation, please refer to the Section entitled “Legal Proceedings” beginning on page [_] of this prospectus.

EXECUTIVE OFFICERS AND DIRECTORS

Set forth below is certain information regarding our current executive officers and directors. Each of the directors listed below was appointed to our board of directors to serve until our next annual meeting of stockholders or until his successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors.

Name	Age	Position with the Company	Director/Officer Since

Andrew Levi	48	Chief Executive Officer, Chairman	2011

Jon Merriman	54	Director	2014

Charles Thomas	48	Director	2012

Andrew Malloy	57	Director	2013

Dennis Schmal	68	Director	2015

Chris Fameree	34	Chief Financial Officer	2014

Biographical Information

 Andrew Levi, Chief Executive Officer, Chairman

Mr. Levi founded Blue Calypso Holdings, Inc. in September 2009. In October 2014, Andrew was named Co-Chief Executive Officer and appointed as sole Chief Executive Officer during December 2014.  He previously served as our Chief Technology Officer from June 2012 to October 2014 and was the Company’s Chairman and Chief Executive Officer prior to that. From November 1991 until June 2012, Mr. Levi served as the founder, president and chief executive officer of Aztec Systems, Inc., a Dallas-based provider of mid-market ERP, managed services and related technology solutions. Mr. Levi has been named to Smart Partner Magazine’s list of “50 Smartest People” in the technology industry and to D Magazine’s “Top Entrepreneurs under 40.” Mr. Levi has been involved in numerous business and association ventures in the technology industry such as Boardroom Software, Inc., Critical Devices, Inc., Aztec Business Solutions, L.L.P., REES Associates, the board of the International Association of Microsoft Certified Partners (IAMCP) and the Information Technology Solution Provider Alliance (ITSPA). Mr. Levi holds a Bachelor of Science degree in finance from Florida State University in addition to numerous technical certifications and seven United States patents. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Chris Fameree, Chief Financial Officer

                Mr Fameree was appointed our Chief Financial Officer during August 2014. Chris Fameree is a founding member of Assure Professional (Assure) with 10+ years of combined public accounting and industry experience. In his time in public accounting, Chris has lead and participated in numerous engagements including due diligence engagements, financial statement audits, SSAE 16 (formerly known as SAS 70) engagements and other advisory projects. In addition, Chris has actively lead and participated in numerous outsourced accounting and fractional CFO and Controller engagements which involve preparing accounting and financial reporting while providing insight into Companies’ operational and financial results. Prior to founding Assure, Chris was a Senior Manager in Cherry Bekaert’s (“CB") Transaction Advisory Services Group and Audit Group. During this time, Chris participated in numerous business combinations and due diligence assignments. These transactions ranged from $10 million to over $100 million in value. Prior to joining CB, Chris worked at PricewaterhouseCoopers, where he served lead roles on audit engagements from international Fortune 500 companies to closely held private companies.

Jon Merriman, Director

                Mr. Merriman was appointed to our board in December 2014. As co-chairman and CEO of Merriman Holdings, Inc., Jon Merriman is responsible for the overall strategic direction of the firm as well as working closely with the firm's clients. He actively advises fast-growing public and private companies on complex capital market and financing issues and works directly with growth-oriented investors. With more than 25 years of experience in the investment banking and brokerage business, he brings deep experience in relationship management, corporate turnarounds and building growth companies. His extensive institutional and personal network and his trading experience give him a unique perspective when working with investment banking clients, as well as institutional investors.  Prior to forming Merriman Capital, Merriman was Managing Director and the head of the Wells Fargo Securities equity group, formerly First Security Van Kasper, and served on FSVK's Board of Directors. Merriman was subsequently appointed Chairman and CEO of publicly traded telecom company Ratexchange, which he restructured into Merriman Curhan Ford, now known as Merriman Capital. He has served on several private and public company boards over the course of his career and has been a frequent guest on Bloomberg TV, as well as CNBC's show "Fast Money," and has been a regular contributor to financial publications such as The Wall Street Journal, Barron's and The Daily Deal.

Charles Thomas, Director

Mr. Thomas was appointed to our board in June 2012. He is the senior vice president of sales for Centro, a media logistics company based in Chicago, Illinois. At Centro, Mr. Thomas leads the company’s sales efforts and oversees the strategic direction of the sales force. Mr. Thomas was associated with Time Inc. from 1996 through 1998. Mr. Thomas became the company’s first online ad sales person and was promoted to advertising sales director and VP of online sales and marketing. During his tenure at Time Inc., he also contributed to the industry as a founding member of the Internet Advertising Bureau (IAB). Mr. Thomas then joined Broadcast.com as the VP of advertising sales, which was later purchased by Yahoo. He remained Yahoo’s central region sales VP until 2007 and was later promoted to the VP of display sales strategy. When Mr. Thomas left Yahoo, he founded Step Ahead Strategies (SAS), a sales and marketing consulting firm. Mr. Thomas graduated from Ohio Wesleyan University in 1980. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Andrew Malloy, Director

Mr. Malloy is a Managing Director of Monument Capital Group LLC, a Washington DC based private investment firm, where he serves as the head of their Denver, Colorado office. He has 30 years of experience in alternative investments, family office and wealth management industries. Prior to joining Monument Capital Group, Mr. Malloy served as a Managing Director of Massey Quick & Co., a multi-family investment office, from March 2011 through December 2011. Prior to joining Massey Quick, he served as a Managing Principal of Shepherd Kaplan LLC, an investment advisory firm based in Boston, Massachusetts from February 2009 through July 2010. Previous to Shepherd Kaplan, Mr. Malloy was an initial investor in, and the Director of Business Strategy and Development for Wisdom Tree Asset Management, Inc. from June 2006 through October 2008. Mr. Malloy also previously served as a Senior Managing Director and the Chief Investment Officer of TAG Associates, Ltd., as a Senior Vice President at Oppenheimer & Co. He also served in the corporate and executive services group of Bear, Stearns & Co. Mr. Malloy is also an Associate General Partner of his family’s real estate holding company. He attended Villanova University and the Harvard Business School Executive MBA program. His achievements, experience and knowledge led the board to believe that he is qualified to serve on the board of directors.

Dennis Schmal, Director

Mr. Schmal is a senior business advisor who spent nearly three decades with a global accounting firm consulting with hundreds of corporate clients.  During his public accounting career, Mr. Schmal specialized in working with companies in the financial services sector, including the commercial banking, securities/investment banking and asset management industries.  His consulting projects covered many facets of business, including operations, systems, capital planning, strategic planning, mergers & acquisitions executive recruitment and initial and secondary public offerings. Over the last sixteen years, he has served as a board director for fourteen corporate entities, both large and small, most of whom were public entities, and who were concentrated primarily in the technology and financial services industry sectors.  Dennis’s corporate board experience is extensive.  He has served as the Audit Committee Chairperson and “Audit Committee Finance Expert” for seven public companies and has similar experience serving on compensation, technology, merger & acquisition, nominating and corporate governance board committees.  Mr. Schmal is a member of the National Association of Corporate Directors and has attended many educational local chapter presentations as well as the annual corporate governance conventions.  Dennis has earned the NACD certificate of director education.  He has also attended several times the Directors College at Stanford Law School.  Dennis is an associate member of the Committee on Mergers & Acquisitions of the Business Law Section of the American Bar Association.  Dennis has been inducted in the Manchester’s Who’s Who Executive and Professional registry.

 Independent Directors

Our board of directors has determined that each of Messrs. Charles Thomas, Andrew Malloy and Dennis Schmal are independent within the meaning of applicable listing rules of the NYSE MKT and the Nasdaq Capital Market and the rules and regulations promulgated by the Securities and Exchange Commission. We anticipate that we will add additional independent directors in the future.

Committees of the Board of Directors

Audit Committee. We established an audit committee of the board of directors on October 25, 2011. The audit committee consists of Messrs., Schmal and Malloy, each of whom our board has determined to be financially literate and qualify as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market. In addition, Mr. Schmal qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K. The function of the audit committee is to oversee our accounting and financial reporting and the audits of our financial statements. The audit committee assists the board in monitoring the integrity of the financial statements, the qualifications, independence and appointment of the independent registered public accounting firm, the performance of our internal audit function and independent auditors, our systems of internal control and our compliance with legal and regulatory requirements. Copies of our audit committee charter can be obtained free of charge from our web site, www.bluecalypso.com.

Compensation Committee. We established a compensation committee of the board of directors on October 25, 2011.The compensation committee consists of Messrs., Thomas and Malloy, each of whom our board has determined qualifies as an independent director under Section 5605(a)(2) of the rules of the Nasdaq Stock Market, as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Section 16b-3 under the Exchange Act. The function of the compensation committee is to assist the board in overseeing our management compensation policies and practices, including (i) determining and approving the compensation of the our chief executive officer and other executive officers, (ii) reviewing and approving management incentive compensation policies and programs, and exercising discretion in the administration of such programs, (iii) reviewing and approving the form and amount of director compensation and (iv) reviewing and approving equity compensation programs for employees and exercising discretion in the administration of such programs. Copies of our compensation committee charter can be obtained free of charge from our web site, www.bluecalypso.com.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our principal executive officer and principal accounting officer, but have not done so to date due to our relatively small size. We intend to adopt a written code of ethics in the near future.

EXECUTIVE COMPENSATION

2014 and 2013 Summary Compensation Table

The following table sets forth the compensation earned by the Company’s principal executive officer, and each of the Company’s highly compensated executive officers other than the principal executive officer whose compensation exceeded $100,000 (collectively, the “Named Executive Officers”), during the years ended December 31, 2014 and 2013.

					Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)

				Option Awards ($)			All Other Compensation ($)
		Salary ($)	Bonus ($)					Total ($)
Name and Principal Position	Year

William Ogle	2014	350,000	85,000	1,046,039			2,621,770	4,102,809
former Chairman Chief Executive Officer (1)	2013	383,333		399,841			1,744,779	2,527,953
David Polster	2014	59,770		18,539				78,309
Former Chief Financial Officer (2)	2013	101,125		10,610				111,735
Andrew Levi	2014	240,625						240,625
Chief Executive Officer, Chairman	2013	193,703						193,703
Former Chief Technology Officer , Chairman and Chief Executive Officer (3)
Chris Fameree, Chief Financial Officer	2014	38,500						38,500

(1) Mr. Ogle was appointed as our Chairman and Chief Executive Officer effective June 11, 2012 and resigned as Co -Executive Officer effective December 31, 2014 and resigned as Chairman on March 18, 2015.  Other compensation includes accelerated expense from options and restricted share units associated with Mr. Ogle’s resignation.

(2) Mr. Polster was appointed as our Chief Financial Officer in March 2012 and resigned during August 2014.  Mr. Fameree replaced Mr. Polster during 2014.

(3) Mr. Levi served as our Chairman and Chief Executive Officer from September 1, 2011 through June 10, 2012 and was appointed to Co-Chief Executive Officer during October 2014 and sole Chief Executive Officer during December 2014. He served as our Chief Technology Officer from June 2012 until this appointment.

Employment Agreements

On June 1, 2012, we entered into an employment letter agreement with our former Chief Executive Officer, William Ogle, which was effective on June 11, 2012. The agreement did not have a specified term and Mr. Ogle’s employment was on an at-will basis. The agreement provided that Mr. Ogle was entitled to an annual base salary of $400,000. He was also entitled to annual incentive-based compensation with a target value of 100% of his base salary with an upper limit of 200%, to be determined and administered by our board of directors. Such incentive-based compensation may be paid in the form of shares of our common stock or cash. Mr. Ogle was awarded a restricted stock award equal to 7% of our total issued and outstanding shares calculated as of June 11, 2012. The restricted stock award will vest: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle was also eligible to receive additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. On June 11, 2012, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis. The options are exercisable at an exercise price equal to $0.10 per share for a term of 10 years. Mr. Ogle also was eligible to participate in the Company’s comprehensive medical and dental program. In the event that we terminate Mr. Ogle’s employment without cause or Mr. Ogle terminates his employment for good reason, we will pay him his base salary for a period of 12 months from the date of separation and he will be eligible to receive any incentive compensation subject to the applicable targets being achieved. During such severance period, we will pay the premiums for health insurance coverage substantially similar to the benefits provided to Mr. Ogle and his dependents as of the date of termination.

Effective December 31, 2014, Mr. Ogle resigned from his position as Co-Chief Executive Officer for “good reason” as defined in his employment letter agreement.  Pursuant to the agreement, Mr. Ogle shall be entitled to receive continued payment of his current base salary through September 30, 2014. In addition, Mr. Ogle’s restricted stock grant and outstanding stock options shall continue to vest through April 30, 2016. He shall also be permitted to exercise such options through December 31, 2017.

Director Compensation

We do not currently compensate our directors, except as described below.  We expect that the future compensation arrangements may be comprised of a combination of cash and/or equity awards.

On May 21, 2014, we granted stock options under the Blue Calypso, Inc. 2011 Long-Term Incentive Plan to the directors as follows:

Name	Shares Subject to Option	Exercise Price	Vesting Provisions	Expiration Date
Andrew Malloy	500,000	$0.10	Pro-rata vesting quarterly over three	May 21, 2024
Charles Thomas	375,000	$0.10	Pro-rata vesting quarterly over three years	May 21, 2024
Ian Wolfman	375,000	$0.10	Pro-rata vesting quarterly over three years	May 21, 2024

As of May 21, 2015, we have granted the following options to directors during 2015

Name	Shares Subject to Option	Exercise Price	Vesting Provisions	Expiration Date
Andrew Malloy	1,000,000	$0.14	Pro-rata vesting quarterly over three years	April 10, 2025
Charles Thomas	1,000,000	$0.14	Pro-rata vesting quarterly over three years	April 10, 2025
Jon Merriman	1,000,000	$0.14	Pro-rata vesting quarterly over three years	April 10, 2025
Andrew Levi	1,000,000	$0.14	Pro-rata vesting quarterly over three years	April 10, 2025
Jon Merriman	375,000	$0.10	Pro-rata vesting quarterly over three years	December 18, 2024
Dennis Schmal	1,000,000	$0.14	Pro-rata vesting quarterly over three years	May 19, 2025

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is an employee of the Company. None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or compensation committee. No member of our board of directors serves as an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

To the extent any members of our compensation committee and affiliates of theirs have participated in transactions with us meeting the requirements of Item 404 of Regulation S-K, a description of those transactions is described in “Certain Relationships and Related Party Transactions.” See “Item 10. Directors, Executive Officers and Corporate Governance – Committees of the Board of Directors” for further information regarding our compensation committee.

Termination of Employment and Change of Control Arrangement

Mr. Ogle’s employment letter agreement provides that in the event that he is terminated Without Cause (as such term is defined in the letter agreement) or if Mr. Ogle terminates his employment with the Company for Good Reason (as such term is defined in the letter agreement), the Company will pay him his base salary for a period of twelve months from the date of his separation and that he will be eligible to receive an incentive compensation subject to the applicable targets being achieved. During the severance period, the Company will also pay the premiums for Mr. Ogle’s health insurance coverage substantially similar to that provided to Mr. Ogle and his family as of the date of his termination under the Company’s group health and medical policies for so long as he elects to continue such coverage.

Effective December 31, 2014, Mr. Ogle terminated his employment as Co-Chief Executive Officer for “good reason” as defined in his employment letter.  He resigned from his position as Chairman of the Board and as a member of the Board of Directors on March 18, 2015. Mr. Ogle shall be entitled to receive continued payment of his current base salary through September 30, 2015. He will not be eligible to receive any additional incentive compensation. In addition, Mr. Ogle’s restricted stock grant and outstanding stock options shall continue to vest through April 30, 2016. He shall also be permitted to exercise such options through December 31, 2017.

Outstanding Equity Awards at Fiscal Year End

                The following table provides information about the number of outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

William Ogle	5,508,218(1)	-	5,508,218	0.10	12/31/2017	2,180,974	370,766	-	-

	1,256,177	2,512,353	3,768,530	0.24	12/31/2017	-	-	-	-

	-	6,155,163	6,155,163	0.14	12/31/2017	-	-	-	-

(1) All of these options were immediately exercisable on June 11, 2012.

(2) Mr. Ogle’s options were assigned an expiration date of December 31, 2017 upon his resignation from the Company.

(3) These options vest equally over three anniversary dates after their issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock and other classes of our equity securities entitled to vote on all matters submitted to a vote by holders of common stock beneficially owned as of June 17, 2015, by (i) each of our directors and named executive officers; (ii) all persons who are known by us to be beneficial owners of 5% or more of our outstanding common stock; and (iii) all of our officers and directors as a group. The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise noted, to our knowledge and subject to community property laws where applicable, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. Unless otherwise noted, each person’s address is c/o Blue Calypso, Inc. 101 W. Renner Rd., Suite 280, Richardson, Texas 75240.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class (1)(2)

Andrew Levi	33,585,475	(3)	13.5%

Chris Fameree	208,333	(4)	*

Dennis Schmal	-		*

Charles Thomas	716,890	(5)	*

Andrew Malloy	836,667	(6)	*

D. Jonathan Merriman	3,650,208	(7)	1.4%

William Ogle	25,502,887	(8)	9.8%

Ronald L. Chez c/o Barry L. Fischer Thompson Coburn LLP 55 East Monroe Street Suite 3700 Chicago, IL 60603	18,112,361	(9)	7.3%

Scarsdale Equities LLC 10 Rockefeller Plaza, Suite 720 New York, NY 10020	27,350,000	(10)	11.0%

All directors and executive officers as a group (5 persons)	38,997,573		15.6%

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of [ ], 2015, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	These percentages have been calculated based on 248,996,580 shares of common stock outstanding as of June 17, 2015.
(3)	Includes 83,333 shares issuable upon exercise of vested stock options and 33,502,142 shares of common stock.
(4)	Includes 208,333 shares issuable upon exercise of vested stock options.
(5)	Includes 614,583 shares issuable upon exercise of vested stock options and 102,307 shares of common stock.
(6)	Includes 741,667 shares issuable upon exercise of vested stock options and 95,000 shares of common stock.
(7)

Includes 130,208 shares issuable upon exercise of vested stock options and 3,520,000 shares of common stock held by Merriman Capital, Inc. Mr. Merriman is Chief Executive Officer and Co-Chairman of Merriman Holdings, Inc., the parent company of Merriman Capital, Inc. and may be deemed to have beneficial ownership of such shares.

(8)	Includes (i) 10,848,153 shares issuable upon exercise of vested stock options, (ii) 13,085,842 shares issued pursuant to a restricted stock grant, and (iii) 661,891 shares of common stock.
(9)	Based upon a Schedule 13D filed by Ronald L. Chez on September 29, 2014.
(10)	Based upon a Schedule 13G/A filed by Scarsdale Equities LLC on June 15, 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Aztec was an affiliate of the Company that provided administrative and technical support services to the Company. The majority owner of Aztec was also the majority stockholder of the Company until the sale of Aztec on June 15, 2012.  During the year ended December 31, 2013, Aztec converted convertible debentures aggregating $522,891 and accrued interest aggregating approximately $30,000 into 3,686,634 shares of common stock. Concurrently with this issuance a shareholder cancelled 3,686,634 shares of his common stock and returned them to the Company. During the year ended December 31, 2013, the Company recorded amortization of the debt discount relating to this note aggregating approximately $254,162.  Aztec no longer provides administrative or technical support to the Company.

The Company appointed a new Chief Financial Officer during August 2014.  Blue Calypso utilizes Assure Professional, LLC (Assure) to provide certain outsourced accounting services.  The Company’s current Chief Financial Officer is a partial owner of Assure.  The Company incurred expense of $29,940in exchange for these services during the year ended December 31, 2014.  Included in accounts payable at December 31, 2014 was $2,250 due to Assure.

Mr. D. Jonathan Merriman, joined the Company’s Board of Directors during December 2014.  Mr. Merriman is the CEO of Merriman Capital, Inc. (“Merriman”).  Merriman provides capital market advisory services to the Company for which we incurred expense of $120,000during the year ended December 31, 2014.  In addition, Merriman Capital advised the Company in connection with its August 2014 private placement and received an advisory fee of $95,000.  The Company primarily issues common stock in exchange for monthly services and no amount was due to Merriman at December 31, 2014.

DESCRIPTION OF SECURITIES

We have authorized 685,000,000 shares of capital stock, par value $0.0001 per share, of which 680,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. Of such shares of preferred stock, 1,700,000 have been designated as shares of Series A Convertible Preferred Stock. On May 21, 2015, there were 248,996,580 shares of common stock and no shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The shares of Series A Convertible Preferred Stock are convertible into shares of common stock at a conversion price of $0.0679 per share (subject to adjustment for stock dividends, stock splits and similar transactions), except that a holder of the Series A Convertible Preferred Stock cannot convert the Series A Convertible Preferred Stock to the extent (but only to the extent) that such holder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99%; provided, however, that the holder may waive the 4.99% conversion limitation upon 61 days prior written notice to increase such percentage to up to 9.99%. There are no other differences between the rights of the Series A Convertible Preferred Stock and the common stock.  As of March 31, 2015, all outstanding Series A Convertible Preferred Stock were converted to common stock.

Warrants

In connection with our September 2011 private placement, we issued investors five-year warrants to purchase up to an aggregate of 25,036,820 shares of common stock at an exercise price of $0.10 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.10 per share (subject to certain exceptions) and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 30 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 30-day average daily trading volume of our common stock has been at least 1,000,000 shares; and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above within 10 business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such 10-day period. On April 19, 2012, we amended these warrants to provide for cashless exercises and to extend the period during which the anti-dilution protection applies until April 19, 2013.

As of December 31, 2014, all warrants with embedded reset provisions had expired. The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable, at December 31, 2014 and March 31, 2015:

Exercise Price	Number Outstanding
		Expiration Date
$0.10	11,045,654	August 2016

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Section 203 of the Delaware General Corporation Law (the “DGCL”), in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an “interested stockholder” is any person who is the owner of 15% or more of the outstanding voting stock of the corporation, an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date or the affiliates and associates of such person. The term “owner” is broadly defined to include any person that individually or with or through such person’s affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

The restrictions described above do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not opted out of Section 203, but we are not currently subject to it because we are not listed on a national securities exchange and our securities are held of record by fewer than 2,000 stockholders. However, we could become subject to it if we become so listed or so held.

If Section 203 becomes applicable to us, it could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, could discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•

permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quoru

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our chairman, president or board of directors; and

•

provide that directors may be removed from office only by the affirmative vote at a special meeting of stockholders of the holders of a majority of the voting power of our issued and outstanding capital stock entitled to vote in the election of directors, either for or without cause.

Indemnification of Directors and Officers

Pursuant to Section 145 of the DGCL, a corporation has the power to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the individual’s conduct was unlawful. Such determination shall be made, in the case of an individual who is a director or officer at the time of such determination:

•	by a majority of the disinterested directors, even though less than a quorum;

•	by a committee of such directors designated by a majority vote of such directors, even though less than quorum;

•	if there are no disinterested directors, or if such directors so direct, by independent legal counsel; or

•	by a majority vote of the stockholders, at a meeting at which a quorum is present.

Without court approval, however, no indemnification may be made in respect of any derivative action in which such individual is adjudged liable to the corporation.

The DGCL requires indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action.

The DGCL permits a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon such individuals’ commitment to repay any advances unless it is determined ultimately that such individuals are entitled to be indemnified.

Under the DGCL, the rights to indemnification and advancement of expenses provided in the law are non-exclusive, in that, subject to public policy issues, indemnification and advancement of expenses beyond that provided by statute may be provided by bylaw, agreement, vote of stockholders, disinterested directors or otherwise.

Our certificate of incorporation and bylaws provide that our officers, directors, employees and agents shall be indemnified to the fullest extent permitted by applicable law, and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. Payment of expenses incurred by an officer or director in advance of the final disposition of the proceeding shall be made only upon the receipt of an undertaking by the officer or director to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified. Expenses incurred by other of our agents (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as our board deems appropriate. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Limitation of Personal Liability of Directors

The DGCL provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no such provision can eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•	violation of certain provisions of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	any act or omission prior to the adoption of such a provision in the certificate of incorporation.

Our certificate of incorporation provides that our directors shall not be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for the actions described above.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

UNDERWRITING

We have entered into an underwriting agreement, dated [________, 2015], by and between us and Maxim Group LLC, who is acting as the sole book-running manager and sole representative of the underwriters named below.  Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase from us on a firm commitment basis, and we have agreed to sell to them, [______] units at the public offering price, less the underwriting discount set forth on the cover page of this prospectus and as indicated below:

Number of
Underwriter	Units
Maxim Group LLC
Merriman Capital, Inc.
Total

Commissions and Discounts

We have agreed to pay the underwriters a cash fee equal to nine percent of the aggregate gross proceeds raised in this offering. The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional units. The underwriting commissions are equal to the public offering price per share less the amount per share the underwriters pay us for the shares and warrants.

Total
	Per Unit (1)	Without Over-Allotment	With Over-Allotment
Public offering price
Underwriting discount
Proceeds, before expenses to us

(1)     The fees show do not include the warrant to purchase shares of common stock issuable to the underwriters at closing.

The underwriters have agreed to purchase all units offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the units is subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters.

The representative has advised us that the underwriter proposes to offer the units directly to the public at the public offering price that appears on the cover page of this prospectus. In addition, the representative may offer some of the shares and warrants to other securities dealers at such price less a concession of [$__] per share. The underwriter may also allow, and such dealers may reallow, a concession not in excess of [$__] per share to other dealers. After the units are released for sale to the public, the representative may change the offering price and other selling terms at various times.

Over-allotment Option

We have granted the underwriters an over-allotment option exercisable for up to 45 days after the date of this prospectus to purchase a maximum of [_______] additional units from us to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase units covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount.

Representative’s Warrant

We have also agreed to issue to Maxim Group LLC, a warrant to purchase [_____] shares and warrants (equal to an aggregate of five (5%)) percent of the shares and warrants sold in the offering). The warrants will have an exercise price equal to 110% of the offering price of the shares sold in this offering, or [$___]. The warrants are exercisable commencing six (6) months after the effective date of the registration statement related to this offering, and will be exercisable for five (5) years after the effective date of the registration statement. The warrants are not redeemable by us. The warrants also provide for one demand registration payable by us, one demand registration payable by Maxim Group LLC and unlimited “piggyback” registration rights at our expense with respect to the underlying shares and warrants during the five (5) year period commencing on the effective date of the registration statement relating to this offering. Provided however, that we shall not be required to file any registration statement at any time when the underlying securities may be sold pursuant to Rule 144 or any successor rule. Pursuant to the rules of the Financial Industry Regulatory, Inc., or FINRA, and in particular Rule 5110, the warrants (and underlying shares) issued to Maxim Group LLC may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days immediately following the date of delivery and payment for the shares offered; provided, however, that the warrants (and underlying shares) may be transferred to officers or partners of Maxim Group LLC and members of the underwriting syndicate and their officers or partners as long as the warrants (and underlying shares) remain subject to the lockup.

Lock-Up Agreements

We and each of our directors and executive officers have entered into lock-up agreements with the underwriter in connection with this offering. Under these agreements, subject to certain exceptions, those subject to lock-up agreements may not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option for the sale of, or otherwise dispose of any shares of common stock, securities convertible into or exchangeable for shares of common stock, options or rights to acquire shares of common stock or publicly announce the intention to do any of the foregoing, without the prior written consent of Maxim Group LLC, for a period of 180 days from the date of this prospectus, or the initial lock-up period. In addition, if (1) during the last 17 days of the initial lock-up period, we release earnings results or publicly announce material news or a material event relating to us or (2) prior to the expiration of the initial lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the initial lock-up period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the representative, on behalf of the underwriters, waives, in writing, such extension. The initial lock-up period, as so extended, is referred to as the lock-up period. Maxim Group LLC may agree at its discretion and at any time or from time to time, without notice, to release all or any portion of the shares subject to the lock-up agreements described above.

Other Terms

We have advanced $25,000 to Maxim Group LLC, which represents an advance against the underwriting discount. An additional $25,000 will be paid to Maxim concurrently with the filing of the registration statement related to this offering and shall be applied towards such underwriting discount.  However, in the event this offering is terminated, Maxim shall return any portion of the advance not used to pay its accountable out-of-pocket expenses actually incurred.  Maxim is also allowed to receive up to $135,000 of reimbursable expenses in the event of a completed deal.

We also have agreed that, upon successful completion of this offering, for a period of twelve (12) months from the closing of this offering, we will grant Maxim Group LLC the right of refusal to act as lead managing underwriter and book runner or minimally as a co-lead manager and co-book runner and/or co-lead placement agent with the right to participate with respect to at least 65.0% of the aggregate amount of securities to be offered; or, in the case of an offering that is co-managed by three underwriters, the right to participate with respect to at least 40.0% of the aggregate amount of securities offered, for any and all future equity offerings as well as any convertible debt offerings undertaken during this period by us or any of our subsidiaries.

The underwriting agreement provides for indemnification by and among us and the underwriter against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriter to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Stabilization

Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our shares of common stock. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Securities Exchange Act of 1934 that are intended to stabilize, maintain or otherwise affect the price of our shares of common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

•

Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriter of securities in excess of the number of securities the underwriter is obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriter is not greater than the number of shares of common stock that they may purchase in the over-allotment option. In a naked short position, the number of ordinary shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option or purchasing shares of common stock in the open market.

•

Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If the underwriter sells more shares of common stock than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

•

Penalty bids permit the underwriter to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTCQB or on any other trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Fox Rothschild LLP, Lawrenceville, New Jersey, will pass upon the validity of the units offered by us under this prospectus. McDermott Will & Emery LLP has acted as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended December 31, 2014 and 2013 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern, as discussed in Note 2 to the consolidated financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.bluecalypso.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 101 W Renner Rd, Suite 280 Richardson, Texas 75082 Attention: Andrew Levi

 BLUE CALYPSO, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the

Board of Directors and Stockholders

of Blue Calypso, Inc.

We have audited the accompanying consolidated balance sheets of Blue Calypso, Inc. and Subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Blue Calypso, Inc. and Subsidiaries, as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has incurred net losses since inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum llp

Marcum llp

New York, NY

March 17, 2015

BLUE CALYPSO, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2014 AND 2013

	2014	2013
ASSETS
Current assets:
Cash	$1,103,201	$1,294,882
Accounts receivable, net	167,396	64,300
Prepaid expenses and other current assets	50,356	57,371
Total current assets	1,320,953	1,416,553

Property and equipment, net	6,315	10,009

Other assets:

Capitalized software development costs, net of accumulated amortization of $986,502 and $647,247 as of December 31, 2014 and 2013, respectively	794,551	984,674
Total assets	$2,121,819	$2,411,236

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$24,600	$161,225
Accrued expenses	236,526	4,878
Deferred revenue	1,100	-
Convertible notes payable, net of discount of $207,589 as of December 31, 2013	-	242,411
Warrant liability	-	2,030
Total current liabilities	262,226	410,544

Long term debt:
Convertible notes payable, net of discount of $15,830 as of December 31, 2013	-	134,170
Total liabilities	262,226	544,714

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized: Series A convertible preferred stock, $0.0001 par value; 1,700,000 shares designated; 161,827 and 750,068 shares issued and outstanding as of December 31, 2014 and 2013, respectively	16	75
Common stock, $0.0001 par value; 680,000,000 shares authorized, 245,130,308 and 188,237,262 shares issued and outstanding as of December 31, 2014 and 2013, respectively	24,514	18,824
Additional paid in capital	34,002,297	26,279,393
Accumulated deficit	(32,167,234)	(24,431,770)
Total stockholders' equity	1,859,593	1,866,522

Total liabilities and stockholders' equity	$2,121,819	$2,411,236

See the accompanying notes to these consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2014	2013
REVENUE	$759,889	$341,972
Cost of revenue	412,225	142,755
Gross profit	347,664	199,217

OPERATING EXPENSES:
Sales and marketing	482,729	682,600
General and administrative	6,103,628	4,843,804
Depreciation and amortization	344,128	300,909
Total operating expenses	6,930,485	5,827,313

Loss from operations	(6,582,821)	(5,628,096)

Other expense:
Change in fair value of derivative liabilities	2,030	7,630,434
Loss on settlement or conversion inducement of debt	(413,917)	(6,810,982)
Interest expense	(740,756)	(2,015,145)
Total other expense	(1,152,643)	(1,195,693)

NET LOSS	$(7,735,464)	$(6,823,789)

Net loss per common share, basic and diluted	$(0.04)	$(0.05)

Weighted average common shares outstanding, basic and diluted	214,441,285	144,270,454

See the accompanying notes to these consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY TWO YEARS ENDED DECEMBER 31, 2014

					Additional Paid in Capital		Total Stockholders' Equity
	Preferred Stock		Common Stock			Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance-January 1, 2013	1,700,000	$170	125,135,096	$12,514	$6,552,878	$(17,607,981)	$(11,042,419)
Conversion of note payable-former Affiliate to equity	-	-	3,686,634	369	552,994	-	553,363
Conversion of preferred shares to common shares	(949,932)	(95)	13,991,162	1,399	(1,304)	-	-
Return of shares from Founder	-	-	(16,572,980)	(1,658)	1,658	-	-
Conversion of notes payable and accrued interest into common stock	-	-	20,000,000	2,000	542,106	-	544,106
Shares issued to third party as debt discount in connection with notes payable	-	-	1,200,000	120	229,571	-	229,691
Shares issued as deferred financing costs in connection with notes payable	-	-	1,000,000	100	171,900	-	172,000
Subtotal	750,068	$75	148,439,912	$14,844	$8,049,803	$(17,607,981)	$(9,543,259)
Balance forward	750,068	$75	148,439,912	$14,844	$8,049,803	$(17,607,981)	$(9,543,259)
Shares issued to acquire software	-	-	1,000,000	100	149,900	-	150,000
Vesting of restricted stock units (prior year accrual of $872,387)	-	-	6,673,127	667	1,783,347	-	1,784,014
Sale of common stock associated with two private transactions	-	-	11,546,154	1,155	1,499,845	-	1,501,000
Conversion of notes payable and accrued interest into common stock	-	-	19,400,000	1,940	2,518,060	-	2,520,000
Shares issued in settlement of accounts payable	-	-	1,178,069	118	276,921	-	277,039
Reclassification of derivative liabilities to equity	-	-	-	-	6,384,814	-	6,384,814
Reclassification of warrants as derivative liabilities	-	-	-	-	(2,013,972)	-	(2,013,972)
Loss on debt modification of notes payable	-	-	-	-	6,810,982	-	6,810,982
Stock based compensation	-	-	-	-	551,483	-	551,483
Beneficial conversion feature associated with notes payable	-	-	-	-	268,210	-	268,210
Net loss	-	-	-	-	-	(6,823,789)	(6,823,789)
Balance-December 31, 2013	750,068	$75	188,237,262	$18,824	$26,279,393	$(24,431,770)	$1,866,522
Balance, January 1, 2014	750,068	$75	188,237,262	$18,824	$26,279,393	$(24,431,770)	$1,866,522
Shares issued in connection with exercise of warrants	-	-	20,491,164	2,049	1,022,509	-	1,024,558
Shares issued for services rendered	-	-	1,559,988	156	195,312	-	195,468
Shares issued in connection with exercise of options	-	-	320,000	32	21,696	-	21,728
Sale of common stock associated with private transaction	-	-	14,250,000	1,425	1,328,575		1,330,000
Conversion of preferred shares to common shares	(588,241)	(59)	8,663,343	866	(807)	-	-
Net shares cancelled in exchange for option exercise	-	-	(11,112)	(1)	1	-	-
Shares issued in settlement of convertible notes	-	-	6,957,509	696	549,304	-	550,000
Shares issued as inducement to settle convertible notes	-	-	220,000	22	37,323	-	37,345
Loss on warrant modification	-	-	-	-	460,949	-	460,949
Loss on debt conversion inducement	-	-	-	-	376,572	-	376,572
Stock based compensation	-	-	4,442,154	445	3,731,470	-	3,731,915
Net loss	-	-	-	-	-	(7,735,464)	(7,735,464)
Balance, December 31, 2014	161,827	$16	245,130,308	$24,514	$34,002,297	$(32,167,234)	$1,859,593

See the accompanying notes to these consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,735,464)	$(6,823,789)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	344,128	300,909
Provision for doubtful accounts	23,762	-
Amortization of debt discounts	223,419	751,126
Amortization of deferred financing costs	-	234,500
Interest from warrant modification	460,949	-
Loss on debt conversion inducement	413,917	-
Loss on settlement of notes payable	-	6,810,982
Change in fair value of derivative liabilities	(2,030)	(7,630,434)
Loss on modification of warrants	-	1,027,371
Stock based compensation	3,731,915	2,530,061
Common stock issued for services rendered	195,468	-
Changes in operating assets and liabilities:
Accounts receivable	(126,857)	(20,432)
Prepaid expenses and other current assets	7,015	(54,319)
Accounts payable	(136,625)	221,821
Accrued expenses	231,648	(94,697)
Deferred revenue	1,100	(10,000)
Net cash used in operating activities	(2,367,655)	(2,756,901)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(1,180)	-
Software development costs	(149,132)	(205,515)
Net cash used in investing activities	(150,312)	(205,515)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	1,330,000	1,501,000
Proceeds from notes payable	-	2,600,000
Fees paid to third party in connection with notes payable issuance	-	(62,500)
Proceeds from exercise of options	21,728	-
Proceeds from exercise of warrants	1,024,558	-
Repayments of convertible notes payable	(50,000)	-
Net cash provided by financing activities	2,326,286	4,038,500

Net (decrease) increase in cash	(191,681)	1,076,084

Cash at beginning of period	1,294,882	218,798
Cash at end of period	$1,103,201	$1,294,882

SUPPLEMENTAL INFORMATION
Cash paid for interest	$29,127	$63,510
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Conversion of notes payable and accounts payable-former affiliate to common stock	$-	$553,363
Acquisition of technology in exchange for issuance of common stock	$-	$-
Conversion of notes payable to common and preferred stock	$550,000	$2,915,000
Conversion of accrued interest on notes payable to common stock	$-	$149,106
Reclassification of derivative liability to equity	$-	$6,384,814
Reclassification of warrants as derivative liability	$-	$2,013,972
Shares issued to third party as debt discount on notes payable	$-	$229,691
Common stock issued to acquire software	$-	$150,000
Fair value of conversion option issued in connection with convertible notes	$-	$11,930
Fair value of exercise option issued in connection with warrants	$-	$3,041,342
Issuance of shares as deferred financing costs related to notes payable	$-	$172,000
Issuance of stock to settle accounts payable	$-	$277,039

See the accompanying notes to these consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Blue Calypso, Inc. (the “Company”) is engaged in the development, licensing and enforcement of technology and intellectual property focused on digital word-of-mouth marketing and advertising. The Company’s primary activities since inception, have been the design and development of its products, negotiating strategic alliances and other agreements, and raising capital.

NOTE 2 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of December 31, 2014, the Company had cash of $1,103,201 and working capital of $1,058,727. During the year ended December 31, 2014, the Company used net cash in operating activities of $2,367,655.  The Company has not yet generated any significant revenues, and has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2014, the Company raised $1,330,000 in cash proceeds from the sale of common stock and $1,046,286 through the exercise of common stock options and warrants.  The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through June 2015.

The Company's primary source of operating funds since inception has been cash proceeds from the private placements of common stock and preferred stock, and proceeds from private placements of convertible debt.  The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, all obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable, and collectability is reasonably assured. Revenue includes fees received from customers for advertising and marketing service. Revenue is recognized when services are performed or licenses are granted to customers.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2014

Revenue from the licensing of the Company’s intellectual property  and settlements reached from legal enforcement of the Company’s patent rights is recognized when the arrangement with the licensee has been signed and the license has been delivered and made effective, provided license fees are fixed or determinable and collectability is reasonably assured. The fair value of licenses achieved by ordinary business negotiations is recognized as revenue.

The amount of consideration received upon any settlement or judgment is allocated to each element of the settlement based on the fair value of each element. Elements related to licensing agreements, royalty revenues, net of contingent legal fees, are recognized as revenue in the consolidated statement of operations. Elements that are not related to license agreements and royalty revenue in nature will be reflected as a separate line item within the other income section of the consolidated statements of operations. Elements provided in either settlement agreements or judgments include: the value of a license, legal release, and interest. When settlements or judgments are achieved at discounts to the fair value of a license, the Company allocates the full settlement or judgment, excluding specifically named elements as mentioned above, to the value of the license agreement or royalty revenue under the residual method. Legal release as part of a settlement agreement is recognized as a separate line item in the consolidated statements of operations when value can be allocated to the legal release. When the Company reaches a settlement with a defendant, no value is allocated to the legal release since the existence of a settlement removes legal standing to bring a claim of infringement and without a legal, the legal release has no economic value. The element that is applicable to interest income will be recorded as a separate line item in other income. The Company does not assume future performance obligations in its license arrangements. Revenue from licensing and related service fees aggregated $23,798 and $245,981 during the years ended December 31, 2014 and 2013.

The Company also has revenue from information technology design and programming consulting services. Revenue is recognized in the periods that satisfactory performance of services is delivered to customers. Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the service has occurred, all obligations have been performed pursuant to the terms of the agreement, the sales price is fixed or determinable, and collectability is reasonably assured. Revenue from consulting services was $736,091 and $95,991 during the years ended December 31, 2014 and 2013.

Cost of Revenue

Legal costs directly related to the settlement of intellectual property and patent enforcement litigation are recognized as cost of revenue. Other legal expenses incurred in the normal course of the Company's business are expensed when incurred as selling, general and administrative expenses.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, fair values relating to warrant and other derivative liabilities, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk are cash and accounts receivable.

As of December 31, 2014, excluding the impact of the allowance for doubtful accounts, two customers represented 62% and 20% of the Company’s accounts receivable. As of December 31, 2013, two customers represented 49% and 24% of the Company’s accounts receivable.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

During the year ended December 31, 2014, three customers represented approximately 59%, 18% and 10% of total revenue, respectively.

During the year ended December 31, 2013, two agreements represented 37% and 29% of total revenue.

Cash

Cash consist of cash held in bank demand deposits. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

The Company maintains cash in bank accounts located in the United States, which, at times, may exceed federally insured limits or be uninsured. The Company has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable primarily consists of trade receivables, net of allowances. On a periodic basis, the Company evaluates its trade receivables and establishes an allowance for doubtful accounts based on its history of past bad debt expense, collections and current credit conditions.  The Company performs on-going credit evaluations of its customers and the customer’s current credit worthiness.  Collections and payments from customers are continuously monitored. The Company maintains an allowance for doubtful accounts, which is based upon historical experience as well as specific customer collection issues that have been identified.  As of December 31, 2014 and 2013, the Company’s allowance for doubtful accounts was $23,511 and $0, respectively.  If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required in future periods.

Property and Equipment

Property and equipment consists of office equipment and is recorded at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which for office equipment is three to five years. Expenditures for major renewals and betterments that extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

The Company capitalizes certain software development costs as well as purchased software upon achieving technological feasibility of the related products. Software development costs incurred and software purchased prior to achieving technological feasibility are charged to engineering and product development expense as incurred. Commencing upon initial product release, capitalized costs are amortized to cost of software licenses using the straight-line method over the estimated life of the product (which approximates the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product), which is generally up to five years.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

Impairment of Long-lived Assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. No impairment was deemed to exist as of December 31, 2014 and 2013. The Company re-evaluates the carrying amounts of its amortizable intangibles at least quarterly to identify any triggering events.  As described above, if triggering events require us to undertake an impairment review, it is not possible at this time to determine whether it would be necessary to record a charge or if such charge would be material.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company adopted the provisions of Accounting Standards Codification (“ASC”) Topic 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2014 and 2013. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Net Loss per Share

The Company computes basic net income (loss) per share by dividing net income (loss) per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic and diluted loss per share as of December 31, 2014 and 2013 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

Potentially dilutive securities excluded from the computation of basic and diluted net income (loss) per share are as follows:

	December 31, 2014	December 31, 2013

Convertible notes payable	-	3,000,000
Series A convertible preferred stock	2,383,314	11,045,655
Options to purchase common stock	22,052,736	13,877,573
Warrants to purchase common stock	11,045,654	32,495,753
Restricted stock units	2,180,974	13,456,667
Totals	37,662,678	73,875,648

Preferred Stock

Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. The Company classifies conditionally redeemable preferred shares, which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity. At all other times, the Company classifies its preferred shares in stockholders’ equity.  As of December 31, 2014 and 2013, the Company does not have any preferred shares subject to mandatory or conditional redemption outstanding.

Convertible Instruments

GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

The Company also records, when necessary, deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the transaction and the effective conversion price embedded in the preferred shares.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provide the Company with a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock. The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

The Company’s free-standing derivatives consisted of warrants to purchase common stock that were issued in connection with its private placement transactions (see Note 4) and embedded conversion options with convertible notes. The Company evaluated these derivatives to assess their proper classification in the consolidated balance sheets using the applicable classification criteria enumerated under GAAP.  The Company determined that certain common stock purchase warrants and the embedded conversion features do not contain fixed settlement provisions.  The exercise price of such warrants is subject to adjustment in the event that the Company subsequently issues equity securities or equity linked securities with exercise prices lower than the exercise price in these warrants. The convertible notes contained a conversion feature such that the Company could not ensure it would have adequate authorized shares to meet all possible conversion demands.

As such, the Company was required to record the warrants and debt derivatives which do not have fixed settlement provisions as liabilities and mark to market all such derivatives to fair value at the end of each reporting period.

The Company has adopted a sequencing policy that reclassifies contracts (from equity to assets or liabilities) with the most recent inception date first. Thus any available shares are allocated first to contracts with the most recent inception dates.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period.  Stock-based compensation expense is recorded by the Company in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash.

 Advertising

The Company's advertising costs are expensed as incurred.  Advertising expense was $2,280 and $13,589 for the years ended December 31, 2014 and 2013.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

Accrued expenses:

Accrued expenses were comprised of the following:

	December 31, 2014	December 31, 2013
Payroll	$169,965	$4,878
Legal and accounting services	39,103	-
Interest and other	27,458	-
Accrued expenses	$236,526	$4,878

Recent Accounting Pronouncements

The FASB has issued ASU No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company has not yet determined the effect of the adoption of this standard and it is expected to have a material impact on the Company’s consolidated financial statements.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supercedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is expected to have an immaterial impact on the Company’s consolidated financial statements.

In August, 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties About an Entities Ability to Continue as a Going Concern. The standard is intended to define management’s responsibility to decide whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective in the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on the consolidated financial statements.  Management’s evaluations regarding the events and conditions that raise substantial doubt regarding the Company’s ability to continue as a going concern have been disclosed in Note 2.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

There are other various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed.

NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3— inputs that are unobservable based on an entity’s own assumptions, as there is little, if any, related market activity. (for example, cash flow modeling inputs based on assumptions)

The Company did not have any financial liabilities which were required to be measured at fair value on a recurring basis as of December 31, 2014.

Financial liabilities as of December 31, 2013 measured at fair value on a recurring basis are summarized below:

	December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Derivative liabilities	$2,030	$-	$-	$2,030

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

The Company determined that the warrants issued in connection with certain financing transactions and certain conversion options related to convertible notes did not have fixed settlement provisions and are deemed to be derivative financial instruments, since the exercise prices were subject to adjustment based on certain subsequent equity issuances. Accordingly, the Company was required to record such warrants and conversion option as liabilities and mark all such derivatives to fair value each reporting period. Such instruments were classified within Level 3 of the valuation hierarchy.

The fair value of the warrants and the conversion options was calculated using a binomial lattice formula with the following weighted average assumptions during the years ended December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Dividend Yield	0.00%	0.00%
Volatility	78.94%	80.34% to 85.43%
Risk-free Interest Rate	0.07%	0.10% -1.71%
Term	0.66 – 0.68 years	0.90 – 3.5 years

The risk-free interest rate is the United States Treasury rate on the measurement date having a term equal to the remaining contractual life of the instrument. The volatility is a measure of the amount by which the Company’s share price has fluctuated or is expected to fluctuate. Since the Company’s common stock has not been publicly traded for a long period of time, an average of the historical volatility of comparative companies was used. The dividend yield is 0% as the Company has not made any dividend payment and has no plans to pay dividends in the foreseeable future.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, who reports to the Chief Executive Officer, determines valuation policies and procedures.

Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

Significant observable and unobservable inputs include stock price, exercise price, annual risk free rate, term, and expected volatility, and are classified within Level 3 of the valuation hierarchy. An increase or decrease in volatility or interest free rate, in isolation, can significantly increase or decrease the fair value of the derivative liabilities. Changes in the values of the derivative liabilities are recorded as a component of other income (expense) on the Company’s consolidated statements of operations.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis for the years ended December 31, 2014 and 2013:

Balance-January 1, 2013	$10,964,006
Aggregate fair value of derivative instruments issued	3,053,272
Transfers out due to the expiration and modification of derivative aspect of financial instrument	(6,384,814)
Change in fair value of derivative liabilities	(7,630,434)
Balance – December 31, 2013	2,030
Change in fair value of derivative liabilities	(2,030)
Balance – December 31, 2014	$-

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment include the following:

	December 31, 2014	December 31, 2013

Office Equipment	$24,961	$23,781
Less: Accumulated depreciation	(18,646)	(13,772)
Property and equipment, net	$6,315	$10,009

Depreciation expense was $4,874 and $6,619 for the years ended December 31, 2014 and 2013, respectively.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets consist of the following:

	December 31, 2014	December 31, 2013
Capitalized Software Development Costs	$1,781,053	$1,631,921
Less: Accumulated amortization	(986,502)	(647,247)
Net capitalized development costs	$794,551	$984,674

During the year ended December 31, 2013, the Company issued 1,000,000 shares of its common stock valued at $150,000 to acquire certain software technology.  The shares were valued based upon the volume weighted average price of the Company’s stock price for the thirty days prior to the closing of the transaction.  The Company recorded the fair value of the shares issued as an intangible asset with an estimated useful life of 5 years.

Amortization expense relating to the capitalized development costs was $339,255 and $294,290 for the years ended December 31, 2014 and 2013, respectively.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

The estimated future amortization of intangible assets over the remaining weighted average useful life of approximately 4 years is as follows:

2015	$333,974
2016	242,323
2017	130,656
2018	69,694
Thereafter	17,904
$794,551

NOTE 7 – NOTES PAYABLE

April 12, 2012 Senior Secured Convertible Debentures

From April 2012 through January 2013, the Company issued senior secured convertible debentures (the “Secured Convertible Debentures”) in exchange for an aggregate cash proceeds of $515,000 ($50,000 of which were received on January 15, 2013). The Secured Convertible Debentures had a stated interest rate of 8% per annum, were due on June 30, 2013 and were originally convertible into shares of the Company’s common stock at the option of the holder at a conversion price equal to the closing price of the Company’s common stock on the date of the conversion.

The Company identified an embedded derivative related to a conversion option in the Secured Convertible Debentures. The accounting treatment of derivative financial instruments requires that the Company record the fair value of the derivative as of the inception date of the Secured Convertible Debentures and to fair value the derivative as of each subsequent reporting date.

During the year ended December 31, 2013, the holder of the Secured Convertible Debentures converted the aggregate principal amount of $515,000 and accrued interest and fees aggregating $30,764 into 20,000,000 shares of common stock.  Concurrently with this transaction, a shareholder cancelled 12,886,346 shares of his common stock, which were being held in escrow pursuant to an escrow agreement between the shareholder and the Company.  In connection with the debt modification, the Company recorded a loss on debt modification of $5,459,582 representing the difference between the fair value of the aggregate shares issuable under the new conversion price and the original conversion terms of the Secured Convertible Debenture during the year ended December 31, 2013.

November 9, 2012 Exchange Agreement

On November 9, 2012, the Company entered into the exchange agreement with Aztec Systems, Inc (“Aztec”), pursuant to which the Company and Aztec agreed to exchange a promissory note with a balance of $368,059 and the Company's  existing accounts payable to Aztec of $177,899 for an 8% Convertible Note in the original principal amount of $545,958. The 8% Convertible Note was due on March 31, 2013. Pursuant to the exchange agreement, the Company agreed to register the shares of Common Stock issuable upon conversion of the 8% Convertible Note and an aggregate of 3,733,428 shares of Common Stock currently held by Aztec on or before December 31, 2012. The 8% Convertible Note is convertible into shares of the Company's Common Stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which Common Stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% Convertible Note will automatically convert into shares of the Company's Common Stock at the applicable conversion price. The aggregate grant date fair value of the common stock was applied to the principal amount of the May 2013 Debenture to determine the debt discount. Accordingly, the Company allocated $229,691 of the proceeds to the relative fair value of the common stock on the grant date and recorded such amount as a debt discount on the date of the transaction.  A discount of $341,224 was recorded at issuance and amortization expense of $244,705 was recognized for the year ended December 31, 2013.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

Upon effectiveness of the registration statement on February 12, 2013, the 8% Convertible Note and accrued interest, in the aggregate amount of approximately $550,000 automatically converted at the fixed conversion price of $0.15 per share into an aggregate of 3,686,634 shares of the Company’s common stock.

November 15, 2012 Unit Offering

On November 15, 2012, the Company commenced a private offering of up to $3,000,000 of units (the "Units") at a purchase price of $50,000 per unit pursuant to the securities purchase agreement dated November 15, 2012 (the “Purchase Agreement”). Each Unit consisted of a 10% Convertible Debenture in the principal amount of $50,000 (the “10% Debenture”) and 12,500 shares of the Company’s common stock. The 10% Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of the Company’s common stock at a conversion price of $0.20 per share. Through December 31, 2012, we issued and sold an aggregate of 9 units totaling $450,000. The 10% Debentures were determined to have an embedded beneficial conversion feature (“BCF”) under the provisions of ASC 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”) based on the issue date market value and the exercise price of $0.20 per share. In accordance with ASC 470-20, a discount of $225,000 was recorded at issuance in 2012 based on the relative fair value of the instruments. During the year ended December 31, 2013 an additional $150,000 of 10% Debentures were issued. An additional discount of $268,210 was recorded in 2013. Amortization expense of $223,419 and $267,272 was recorded during the years ended December 31, 2014 and 2013, respectively. The note balance was $376,581 net of discount of $223,419 at December 31, 2013.

On November 10, 2014, the Company modified certain terms of the November 2012 Debentures maturing prior to December 31, 2014 in order to induce the holder to extend the November 2012 Debentures to December 31, 2014. In exchange, the Company provided for a reduction in the conversion price of the November 2012 Debenture to $0.08 per share. In December 2014, the Company entered into exchange agreements with the holders of such debentures pursuant to which the Company exchanged the debentures maturing on December 31, 2014 for new debentures maturing on December 31, 2015. Each debenture holder also received an additional 27,500 shares of common stock for each $50,000 in principal amount of debentures converted. In December 2014, the Company modified certain terms of the November 2012 Debentures maturing subsequent to December 31, 2014 in order to reduce the conversion price to $0.076628 per share. The holders elected to convert the convertible debentures of $550,000 for an aggregate of 7,177,509 shares of the Company’s common stock. In accordance with ASC 470-20, the fair value of the consideration was measured and recognized as an expense on the dates the inducement offer was accepted by the holder. In connection with the inducement, the Company recorded a loss of $413,917 representing the difference between the fair value of the aggregate shares issuable under the new conversion price and issuance of additional shares as compared to the original conversion feature of the November 2012 Debentures.  In December 2014, the Company repaid the remaining $50,000 of principal outstanding under the November 2012 Convertible Debentures and related accrued interest.

May 6, 2013 Convertible Debentures

On May 6, 2013, the Company issued a convertible debenture in exchange for cash proceeds of $2,400,000 (the “May 2013 Debenture”).  The May 2013 Debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of the Company’s common stock at the option of the holder at a conversion price of $0.25 per share.  In connection with the issuance of the May 2013 Debenture, the Company granted the holder an aggregate of 1,200,000 shares of common stock with a grant date fair value of $254,400.  The aggregate grant date fair value of the common stock was applied to the principal amount of the May 2013 Debenture to determine the debt discount. Accordingly, the Company allocated $229,691 of the proceeds to the relative fair value of the common stock on the grant date and recorded such amount as a debt discount on the date of the transaction.

On September 13, 2013, the Company modified certain terms of the May 2013 Debenture in order to induce the holder to convert the May 2013 Debenture into shares of the Company’s common stock as well as to eliminate certain restrictive covenants in the May 2013 Debenture. In exchange, the Company provided for a temporary reduction in the conversion price of the May 2013 Debenture to $0.13 per share through December 31, 2013, after which the conversion price would revert back to the original conversion price of $0.25 per share.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

In December 2013, the holder elected to convert the convertible debenture of $2,400,000 and related accrued interest of $120,000 at the conversion price of $0.13 per share for an aggregate of 19,400,000 shares of the Company’s common stock. In accordance with ASC 470-20, the fair value of the consideration was measured and recognized as an expense on the date that the inducement offer is accepted by the holder.  In connection with the debt modification, the Company recorded a loss on debt modification of $1,351,400 representing the difference between the fair value of the aggregate shares issuable under the new conversion price and the original conversion terms of the May 2013 Debenture.

During the year ended December 31, 2013, the Company recognized $229,691 in amortization of the deferred debt discount relating to the May 2013 Debenture.  In connection with the May 2013 Debenture, the Company incurred fees payable to a third party aggregating $62,500, and issued an aggregate of 1,000,000 shares with a grant date fair value of $172,000 to a third-party.  Such amounts were recognized as Deferred Financing Costs on the date of the transaction, and were amortized over the term of the May 2013 Debenture.   During the year ended December 31, 2013, the Company recognized $234,500 in amortization of the deferred financing costs relating to the May 2013 Debenture.

NOTE 8 - WARRANT DERIVATIVE LIABILITIES

The Company issued warrants in conjunction with the issuance of convertible debentures and the sale of Series A Convertible Preferred and Common Stock.  These warrants contained certain reset provisions. Therefore, in accordance with ASC 815-40,    the Company classified the fair value of the warrant as a liability at the date of issuance.  Subsequent to the initial issuance date, the Company is required to adjust the warrant to fair value as an adjustment to current period operations.

On April 19, 2013, the reset provisions of an aggregate of 22,091,310 warrants which were previously classified as derivative liabilities expired. Accordingly, the fair value at the date of expiration of $4,027,945 was reclassified from liabilities to equity.

On April 29, 2013, in connection with an amendment to the Secured Convertible Debentures, the Company reinstated the reset provisions of an aggregate of 11,045,655 warrants and extended their term from August 31, 2016 to April 30, 2018.  The fair value of the modified warrants of $3,041,342 was recorded as a liability with $2,013,972 reclassified from equity (based on original terms) and $1,027,381 charged to 2013 interest (based on term modifications). The fair values were determined using the binomial lattice model.

On September 13, 2013, in connection with an amendment to the Secured Convertible Debentures, the Company modified the terms of 11,045,655 warrants as described above, 2,945,508 warrants issued on March 31, 2012 and 6,500,000 warrants issued on April 12, 2012, reducing the exercise prices from $0.10 per share to $0.05 per share; and eliminating the embedded reset provisions.  Accordingly, the Company determined the change in fair values of $64,017 to current period expense and reclassified the adjusted liability to equity of $2,356,869.  The fair values were determined using the binomial lattice model.

As of December 31, 2014, all warrants with embedded reset provisions had expired.  (See Note 4).

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 9 – STOCKHOLDERS’ EQUITY

Common Stock

During the year ended December 31, 2013 the Company’s founder cancelled 16,572,980 shares of common stock from an escrow as part of an agreement to facilitate financing for the Company.

During the year ended December 31, 2013, 949,932 shares of the Company’s Series A Convertible Preferred Stock were converted into an aggregate of 13,991,162 shares of common stock at the stated conversion price of $0.0679per share.

During the year ended December 31, 2013, the Company issued an aggregate of 1,178,069 shares of common stock to consultants valued at approximately $277,039 for services previously rendered.  The issuance was related to 1,428,069 granted shares and 250,000 shares that were cancelled.

In two private placement transactions which closed on October 7, 2013 and October 15, 2013, an aggregate of 11,546,154 shares of common stock were sold at $0.13 per share for total proceeds of $1,501,000.

On January 9, 2014, the Company entered into agreements with the holder of certain of its outstanding warrants originally issued in private placement transactions in September 2011 and April 2012. Pursuant to such agreements, which are more fully described below, the Company agreed to extend the period during which the warrants were exercisable at a reduced exercise price.

On January 9, 2014, the Company entered into Amendment No. 4 to the warrants that were originally issued in September 2011.  Pursuant to Amendment No. 4, the exercise price of the warrants was reduced to $0.05 per share until March 10, 2014.

On January 9, 2014, the Company entered into Amendment No. 3 to the warrant that was originally issued in April 19, 2012.  Pursuant to Amendment No. 3, the exercise price of the warrants was reduced to $0.05 per share until March 10, 2014.

On January 10, 2014, holders of such warrants exercised an aggregate of 11,200,000 warrants to purchase common stock at the reduced exercise price per share of $0.05 resulting in $560,000 in cash proceeds.   In connection with the warrant exercise, the Company incurred a non-cash interest expense due to warrant modification of $241,176 when the inducement offer was accepted during the year ended December 31, 2014.

On March 10, 2014, aggregate of 9,291,164 of such warrants were exercised resulting in $464,558 in cash proceeds. The Company issued such shares to the holder in April 2014. In connection with the warrant exercise, the Company incurred a non-cash interest expense due to warrant modification of $219,773 when the inducement offer was accepted during the year ended December 31, 2014.

During the year ended December 31, 2014, the Company issued an aggregate of 1,107,690 shares of its common stock as consideration for investor relations services valued at $130,000.

During the year ended December 31, 2014, the Company issued an aggregate of 452,298 shares of its common stock as consideration for legal services valued at $65,468.

On August 18, 2014, pursuant to a securities purchase agreement, the Company sold an aggregate of 14,250,000 shares of its common stock for net proceeds, after commissions and other costs, of $1,330,000.  Commissions and other costs totaled $95,000.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

On December 12, 2014, 588,241 shares of the Company’s Series A Convertible Preferred Stock were converted into an aggregate of 8,663,343 shares of common stock at the stated conversion price of $0.0679per share.

On December 31, 2014, Bill Ogle, our former Chief Executive Officer, returned to treasury, and subsequently canceled, 111,111 shares of the Company’s common stock valued at $10,000 as payment for the exercise price of 100,000 previously granted options.  Documents associated with the transaction were executed during December 2014 with actual shares issued during January 2015.  The related impact on outstanding shares has been recognized as of December 31, 2014.

Long-Term Incentive Plan

The stockholders approved the Blue Calypso, Inc. 2011 Long-Term Incentive Plan (the “Plan”) on September 9, 2011. The Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards which may be granted singly, in combination, or in tandem, and which may be paid in cash or shares of common stock.  Subject to certain adjustments, the maximum number of shares of common stock that may be delivered pursuant to awards under the Plan is 35,000,000 shares.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from an index of historical stock prices of comparable entities until sufficient data exists to estimate the volatility using the Company’s own historical stock prices. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla” options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.  The fair value of stock-based payment awards during the years ended December 31, 2014 and 2013 was estimated using the Black-Scholes pricing model.

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The Company estimated forfeitures related to option grants at a weighted average annual rate of 0% per year, as the Company does not yet have adequate historical data, for options granted during the years ended December  31, 2014 and 2013.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

The following assumptions were used in determining the fair value of employee and vesting non-employee options:

	December	December
	31, 2014	31, 2013
Risk-free interest rate	1.97% - 2.73%	0.62% - 0.86%
Dividend yield	0%	0%
Stock price volatility	76%-79%	35%-118%
Expected life	6-10 years	6-10 years
Weighted average grant date fair value	$0.11	$0.11

During the year ended December 31, 2013, the Company granted options to purchase an aggregate of 5,658,530 shares of common stock to certain employees and consultants. These options vest over a 2 or 3 year period, have a term of 10 years, and contain exercise prices between $0.14 and $0.24 per share. The options had an aggregate grant date fair value of $614,342.

On March 14, 2014, the Compensation Committee of the Board of Directors approved an equity bonus for the Company’s Co-Chief Executive Officer, Bill Ogle, consisting of stock options with a fair value of $800,000. The total bonus awarded was $1,140,000 of which $85,000 was paid in cash and $1,055,000 was granted in stock options valued using the Black Scholes model.  Accordingly, the Company granted options to purchase 9,232,745 shares of common stock to Mr. Ogle effective March 14, 2014 exercisable at $0.14 per share for ten years, vesting over a term of three years. Subsequent to issuance and pursuant to a standstill agreement entered into on September 26, 2014 with a significant stockholder, Mr. Ogle agreed to return and cancel 750,000 of the previously granted March 2014 options and purchase $85,000 in the Company’s common stock within 12 months following the date of the agreement, with $15,000 being purchased by December 15, 2014.  In conjunction with the standstill agreement, Mr. Ogle and the Co-Chief Executive Officer and Chief Technology Officer Andrew Levi agreed to a fifty percent reduction in their annual base salary for a period of twelve months following the date of the agreement.

In April 2014, the Company awarded an aggregate of 1,730,000 of stock options to certain employees and one contractor.  The stock options have exercise prices from $0.12 to $0.13 per shre, will vest over a three year period, and have an approximate fair value of $170,000 using the Black Scholes model.

On April 9, 2014, 320,000 options were exercised at $0.0679 per share for cash proceeds of $21,728.

In May 2014, the Company awarded an aggregate of 1,250,000 of stock options to members of the Company’s Board of Directors.  The stock options have exercise price of $0.10 per share, will vest over a three year period, and have an approximate fair value of $101,000 using the Black Scholes model.

In June 2014, the Company awarded an aggregate of 100,000 of stock options to certain employees.  The stock options have exercise price of $0.11 per share, will vest over a three-year period, and have an approximate fair value of $9,000 using the Black Scholes model.

On August 15, 2014, the Company’s Board of Directors approved accelerating to fully vested previously granted options of the Company’s past Chief Financial Officer and to set an expiry date of August 15, 2017.  Accordingly, the remaining unrecognized expense was charged to operations during the year ended December 31, 2014.

On October 23, 2014, the Company’s Board of Directors approved accelerating to fully vested previously granted options of the Company’s past Chief Operating Officer and to set an expiry date of December 31, 2017. Accordingly, the remaining unrecognized expense was charged to operations during the year ended December 31, 2014.

Effective December 31, 2014, the Company’s Board of Directors approved the continued vesting of previously granted options through April 30, 2016 of the Company’s former Chief Executive Officer and to set an expiry date of December 31, 2017.  Options that would not have vested through April 30, 2016 were considered forfeited as of December 31, 2014. Accordingly, the remaining unrecognized expense related to the non-forfeited options was charged to operations during the year ended December 31, 2014.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

During December 2014, the Board of Directors appointed a new Board Member, Mr. Jon Merriman.  In conjunction with his appointment, the Board of Directors also approved granting Mr. Merriman 375,000 options.  As of December 31, 2014 the associated option agreement had not been finalized.  No expense associated with this transaction has been reported for the year ended December 31, 2014 and any amount is considered de minimus.

The following table summarizes the stock option activity for the years ended December 31, 2014 and 2013:

		Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	Shares
Outstanding at January 1, 2013	9,460,543	$0.2508	9.35	$-
Grants	5,658,530	$0.2317	10.00	$-
Exercised	-
Forfeitures or expirations	(1,241,500)	$0.8300
Outstanding at January 1, 2014	13,877,573	$0.1914	8.7	$259,558
Grants	12,312,745	$0.13	10.00	$-
Exercised	(420,000)
Forfeitures or expirations	(3,717,582)	0.1623
Outstanding at December 31, 2014	22,052,736	$0.1687	4.2	$858,766

Exercisable at December 31, 2014	11,363,138	$0.1622	4.3	$573,899

The following table presents information related to stock options at December 31, 2014:

Options Outstanding		Options Exercisable
		Weighted Average Remaining Life In Years
			Exercisable Number of Options
Exercise Price	Number of Options

$0.00-0.10	7,879,043	4.6	6,941,543
0.11-0.25	12,903,693	3.7	3,374,928
0.26-0.50	750,000	7.4	750,000
0.51-0.90	520,000	5.2	296,667
	22,052,736	4.1	11,363,138

As of December 31, 2014, stock-based compensation of $164,541 remains unamortized and is expected to be amortized over the weighted average remaining period of 2 years.

The stock-based compensation expense related to option grants was $1,250,113 and $551,483 during the years ended December 31, 2014 and 2013, respectively.

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

Restricted Stock

The following table summarizes the restricted stock activity for the two years ended December 31, 2014:

Restricted shares issued as of January 1, 2013	13,456,667
Granted	-
Total Restricted Shares Issued at December 31, 2013	13,456,667
Granted	-
Total Restricted Shares Issued at December 31, 2014	13,456,667
Vested at December 31, 2014	(11,275,693)
Unvested restricted shares as of December 31, 2014	2,180,974

Stock based compensation expense related to restricted stock grants was $2,478,124 and $1,784,014 for the years ended December 31, 2014 and 2013, respectively.  As of December 31, 2014, there was no stock-based compensation relating to restricted stock unamortized, since the remaining unamortized expense was charged to operations upon the departure of the Company’s former Chief Executive Officer in December 2014.

Warrants

The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable, at December 31, 2014:

Exercise Price	Number Outstanding
		Expiration Date
$0.10	11,045,654	August 2016

The following table summarizes the warrant activity for the two years ended December 31, 2014:

			Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
		Weighted-Average Exercise Price
	Shares
Outstanding at January 1, 2013	32,495,753	$0.0769	4.4	$-
Issued	-
Exercised	-
Forfeitures or expirations	-
Outstanding at January 1, 2014	32,495,753	$0.0769	3.4	$-
Grants	-			$-
Exercised	(20,491,164)	$0.05
Forfeitures or expirations	(958,935)	$0.62
Outstanding at December 31, 2014	11,045,654	$0.05	1.7	$1,325,478

Exercisable at December 31, 2014	11,045,654	$0.05	1.7	$1,325,478

BLUE CALYPSO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE 10 – RELATED PARTY TRANSACTIONS

Aztec was an affiliate of the Company that provided administrative and technical support services to the Company. The majority owner of Aztec was also the majority stockholder of the Company until the sale of Aztec on June 15, 2012.  During the year ended December 31, 2013, Aztec converted convertible debentures aggregating $522,891 and accrued interest aggregating approximately $30,000 into 3,686,634 shares of common stock. Concurrently with this issuance a shareholder cancelled 3,686,634 shares of his common stock and returned them to the Company. During the year ended December 31, 2013, the Company recorded amortization of the debt discount relating to this note aggregating approximately $254,162.

The Company appointed a new Chief Financial Officer during August 2014.  Blue Calypso utilizes Assure Professional, LLC (Assure) to provide certain outsourced accounting services.  The Company’s current Chief Financial Officer is a partial owner of Assure.  The Company incurred expense of $29,940in exchange for these services during the year ended December 31, 2014.  Included in accounts payable at December 31, 2014 was $2,250 due to Assure.

Mr. D. Jonathan Merriman, joined the Company’s Board of Directors during December 2014.  Mr. Merriman is the CEO of Merriman Capital, Inc. (“Merriman”).  Merriman provides capital market advisory services to the Company for which we incurred expense of $120,000during the year ended December 31, 2014.  In addition, Merriman Capital advised the Company in connection with its August 2014 private placement and received an advisory fee of $95,000.  The Company primarily issues common stock in exchange for monthly services and no amount was due to Merriman at December 31, 2014.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating leases

The Company leases corporate office space under month to month operating leases with no minimum future rental payments. The operating leases do not involve contingent liabilities.

On October 1, 2012, the Company entered into a lease agreement for office space for its wholly owned subsidiary in Costa Rica and expiring on September 30, 2015 and will automatically extend for an additional 3 year term unless notification is given three months in advance.  Lease payments are $1,345 per month, increasing 3.5% at each anniversary.  In connection therewith, the Company paid a security deposit of $1,345.

On December 15, 2014, the Company entered into a lease agreement for additional office space for its wholly owned subsidiary in Costa Rica which expires on December 15, 2017 and will automatically extend for an additional 3 year term unless notification is given three months in advance.  Lease payments are $1,235 per month, increasing 3.5% at each anniversary.  In connection therewith, the Company paid a security deposit of $1,235.

Future minimum lease payments under these two agreements are as follows:

Year Ending December 31,
2015	$28,255
2016	15,355
2017	15,208
$58,818

Rental expense under the operating leases totaled $51,114 and $36,857 for the years ended December 31, 2014 and 2013, respectively.

Litigation

On July 31, 2012, the Company filed suit against Groupon, Inc. (“Groupon”) in the Eastern District of Texas in Civil Action, alleging infringement on certain Patents. Between July 19, 2013 and October 3, 2013, Groupon filed petitions with the Patent Trial & Appeals Board (“PTAB”) requesting institution of Covered Business Method Review of all asserted claims. On December 19, 2013 and January 17, 2014, the PTAB issued decisions instituting review on all but four of the asserted claims. On January 14, 2014, the Company and all defendants filed a joint motion to stay the district court litigation. The Court granted the motion and stayed the case on January 16, 2014 pending a decision by the PTAB. Oral Hearings on the Covered Business Method Reviews at the PTAB occurred on September 5, 2014. On February 3, 2014, Groupon filed a petition to the U.S. Court of Appeals for the Federal Circuit for mandamus on the district court's denial of its motion to transfer.  On April 23, 2014, the Federal Circuit denied Groupon, Inc.’s bid to transfer our suit from Texas to Illinois, finding that the lower court judge correctly denied Groupon, Inc.’s earlier transfer request.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

On July 25, 2013,  the Company entered into a Settlement Agreement and a License Agreement with MyLikes, Inc. to resolve the patent litigation that was pending in the U.S. District Court for the Eastern District of Texas, Tyler Division (Blue Calypso, Inc. v. MyLikes Inc. Case Nos. 6:12-CV-838, 6:13-cv-00376, 6:13-cv-00428 and 6:13-cv-00457). Pursuant to the Settlement Agreement and License Agreement, MyLikes has agreed to pay the Company the equivalent of a 3.5% royalty for use of the Company’s patents.

On August 16, 2013, the Company dismissed its patent infringement action against Living Social, Inc. (Civil Action No. 2:12cv518-JRG United States District Court for the Eastern District of Texas) pursuant to the terms of an otherwise confidential settlement and license agreement.

As part of the Company's settlement with Living Social, the Company's attorney is entitled to additional compensation for the value of certain non-monetary arrangements. As of December 31, 2014, the payment of such compensation is not probable or measurable.

In the normal course of business the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and we accrue for adverse outcomes as they become probable and estimable.

NOTE 12 – INCOME TAXES

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	For The Years Ended December 31,

	2014	2013
Deferred Tax Assets:
Net operating loss carryforward	$4,447,768	$3,327,518
Stock-based compensation	2,205,340	1,862,399

Total deferred tax assets	6,653,108	5,189,917

Valuation allowance	(6,653,108)	(5,189,917)

Deferred tax asset, net of valuation allowance	$-	$-

Changes in valuation allowance	$1,463,191	$2,246,450

The income tax provision (benefit) consists of the following:

	For The Years Ended December 31,

	2014	2013
Federal:
Current	$-	$-
Deferred	(1,463,191)	(2,246,450)

State and local:
Current	-	-
Deferred	-	-
	(1,463,191)	(2,246,450)
Change in valuation allowance	1,463,191	2,246,450
Income tax provision (benefit)	$-	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	For The Years Ended December 31,

	2014	2013

Tax benefit at federal statutory rate	(34.0)%	(34.0)%
Other non-deductible compensation subject to SEC 162(M)	10.1%	0%
Permanent differences	5.0%	1.1%
Change in valuation allowance	18.9%	32.9%
Effective income tax rate	0%	0%

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized.

At December 31, 2014 and 2013, the Company had $13,081,670 and $9,533,943, respectively, of federal net operating losses that may be available to offset future taxable income. The net operating loss carry forwards, if not utilized, will expire from 2030 to 2034 for federal purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company's net operating loss carry forwards are subject to annual limitations in the event of a greater than 50% ownership change.

The Company files income tax returns in the U.S. federal and Texas jurisdictions and is subject to examination by taxing authorities beginning with the year ended December 31, 2011.

NOTE 13 – SUBSEQUENT EVENTS

During March 2015, the remaining shares of the Company’s Series A Convertible Preferred Stock were converted into an aggregate of 2,382,312 shares of common stock.

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash	$640,243	$1,103,201
Accounts receivable	106,621	167,396
Prepaid expenses and other current assets	37,820	50,356
Total current assets	784,684	1,320,953

Property and equipment, net	10,082	6,315

Other assets:
Capitalized software development costs, net of accumulated amortization of $1,069,745 and $986,502 as of March 31, 2015 and December 31, 2014, respectively	788,538	794,551
Total assets	$1,583,304	$2,121,819

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,110	$24,600
Accrued expenses	182,313	236,526
Deferred revenue	1,100	1,100
Total current liabilities	216,523	262,226

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized: Series A convertible preferred stock, $0.0001 par value; 1,700,000 shares designated; -0- and 161,827 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	-	16
Common stock, $0.0001 par value; 680,000,000 shares authorized, 248,996,580 and 245,130,308 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	24,900	24,514
Additional paid in capital	34,117,960	34,002,297
Accumulated deficit	(32,776,079)	(32,167,234)
Total stockholders' equity	1,366,781	1,859,593

Total liabilities and stockholders' equity	$1,583,304	$2,121,819

See the accompanying notes to these unaudited condensed consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended March 31,
	2015	2014
REVENUE	$115,725	$164,215
Cost of revenue	55,112	73,747
Gross profit	60,613	90,468

OPERATING EXPENSES:
Sales and marketing	48,574	163,517
General and administrative	535,547	1,072,376
Depreciation and amortization	84,621	83,415
Total operating expenses	668,742	1,319,308

Loss from operations	(608,129)	(1,228,840)

Other expense:
Change in fair value of derivative liabilities	-	1,543
Interest expense	(716)	(518,064)
Total other expense	(716)	(516,521)

NET LOSS	$(608,845)	$(1,745,361)

Net loss per common share, basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding, basic and diluted	245,883,588	200,065,680

See the accompanying notes to these unaudited condensed consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
THREE MONTHS ENDED MARCH 31, 2015
(unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2015	161,827	$16	245,130,308	$24,514	$34,002,297	$(32,167,234)	$1,859,593
Conversion of preferred shares to common shares	(161,827)	(16)	2,382,312	238	(222)	-	-
Shares issued for services rendered	-	-	393,473	39	59,840	-	59,879
Stock based compensation	-	-	1,090,487	109	56,045	-	56,154
Net loss	-	-	-	-	-	(608,845)	(608,845)
Balance, March 31, 2015	-	$-	248,996,580	$24,900	$34,117,960	$(32,776,079)	$1,366,781
See the accompanying notes to these unaudited condensed consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(608,845)	$(1,745,361)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	84,621	83,415
Bad debt expense	18,476	-
Amortization of debt discounts	-	55,948
Interest from warrant modification	-	446,925
Change in fair value of derivative liabilities	-	(1,544)
Stock based compensation	56,154	513,727
Common stock issued for services rendered	59,879	-
Changes in operating assets and liabilities:
Accounts receivable	42,299	(112,240)
Prepaid expenses and other current assets	12,536	15,024
Accounts payable	8,510	2,493
Accrued expenses	(54,213)	100,598
Deferred revenue	-	10,475
Net cash used in operating activities	(380,583)	(630,540)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(5,144)	-
Software development costs	(77,231)	(8,985)
Net cash used in investing activities	(82,375)	(8,985)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	-	1,024,558
Net cash provided by financing activities	-	1,024,558

Net (decrease) increase in cash	(462,958)	385,033

Cash at beginning of period	1,103,201	1,294,882
Cash at end of period	$640,243	$1,679,915

SUPPLEMENTAL INFORMATION
Cash paid for interest	$27,976	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:	-	-

See the accompanying notes to these unaudited condensed consolidated financial statements

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Blue Calypso, Inc., a Delaware corporation (the "Company”), is engaged in the development, licensing and enforcement of technology and intellectual property focused on digital word-of-mouth marketing and advertising. In January 2014, the Company transitioned from a development stage enterprise to an operating company.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by U.S. GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed consolidated financial statements of the Company as of March 31, 2015 and for the three months ended March 31, 2015 and 2014. The results of operations for the three months ended March 31, 2015 are not necessarily indicative of the operating results for the full year ending December 31, 2015, or any other period.  These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related disclosures of the Company as of December 31, 2014 and for the year then ended, which are included elsewhere in this document.

NOTE 2 –GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As of March 31, 2015, the Company had cash of $640,243 and working capital of $568,161. During the three months ended March 31, 2015, the Company used net cash in operating activities of $380,583.  The Company has incurred net losses since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that its current cash on hand will be sufficient to fund its projected operating requirements through June 2015.

The Company's primary source of operating funds since inception has been cash proceeds from private placements of common stock, preferred stock, convertible debentures and the exercise of warrants.  The Company intends to raise additional capital through private issuances of debt and equity instruments, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully execute on its business plan or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying condensed consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE 3 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the recoverability and useful lives of long-lived assets, the fair value of the Company’s stock, stock-based compensation, debt discounts and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Concentrations of Credit Risk

As of March 31, 2015, three customers represented 28%, 50% and 12% of the Company’s accounts receivable. As of December 31, 2014, two customers represented 62% and 20% of the Company’s accounts receivable.

During the three months ended March 31, 2015, three customers represented 11%, 64% and 15% of total revenue. During the three months ended March 31, 2014, two customers represented 71% and 13% of total revenue.

Net Loss per Share

The Company computes basic net loss per share by dividing net loss per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock”and/or “if converted”methods as applicable. The computation of basic and diluted loss per share for the three months ended March 31, 2015 and 2014 excludes potentially dilutive securities when their inclusion would be anti-dilutive, or if their exercise prices were greater than the average market price of the common stock during the period.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

Potentially dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	March 31, 2015	March 31, 2014
Convertible notes payable	-	3,000,000
Series A convertible preferred stock	-	11,045,655
Options to purchase common stock	22,365,236	23,110,318
Warrants to purchase common stock	11,045,654	12,004,589
Restricted stock units	1,090,487	5,532,640
Totals	34,501,377	54,693,202

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.  Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed.

NOTE 4 – STOCKHOLDERS’ EQUITY

On March 3, 2015, 161,827 shares of the Company’s Series A Convertible Preferred Stock were converted into an aggregate of 2,382,312 shares of common stock at the stated conversion price of $0.0679 per share.

During the three months ended March 31, 2015, the Company issued 180,053 shares of its common stock as consideration for investor relations services valued at $30,000.

During the three months ended March 31, 2015, the Company issued 213,420 shares of its common stock as consideration for legal services valued at $29,879.

Options

Option valuation models require the input of highly subjective assumptions. The fair value of stock-based payment awards was estimated using the Black-Scholes option model with a volatility figure derived from using the Company’s historical stock prices for 2015. Prior to 2015, the Company derived the volatility figure from an index of historical stock prices for comparable entities. Management determined this assumption to be a more accurate indicator of value. The Company accounts for the expected life of options based on the contractual life of options for non-employees. For employees, the Company accounts for the expected life of options in accordance with the “simplified” method, which is used for “plain-vanilla" options, as defined in the accounting standards codification.

The risk-free interest rate was determined from the implied yields of U.S. Treasury zero-coupon bonds with a remaining life consistent with the expected term of the options.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest. In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the number of vested options as a percentage of total options outstanding. If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what the Company has recorded in the current period.

The Company estimated forfeitures related to option grants at a weighted average annual rate of  0% per year, as the Company does not yet have adequate historical data, for options granted during the three months ended March 31, 2015 and 2014.

The following assumptions were used in determining the fair value of employee and vesting non-employee options during the three months ended March 31, 2015 and 2014:

	March 31, 2015	March 31, 2014
Risk-free interest rate	1.68% - 1.94%	2.65% - 2.73%
Dividend yield	0%	0%
Stock price volatility	140.67%-145.24%	78.9% - 79.2%
Expected life	7 - 10 years	8-10 years
Weighted average grant date fair value	$0.11	$0.11

During the three months ended March 31, 2015, the Company granted options to purchase 375,000 shares of common stock to a new board member. These options vest over a 3 year period, have a term of 10 years, and contain an exercise price of $0.10 per share. The options had an aggregate grant date fair value of $34,945.

	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2015	22,052,736	$0.1687	4.2	$ 858,766
Granted	375,000	$0.10	10.0
Canceled	(62,500)	$0.12
Outstanding at March 31, 2015	22,365,236	$0.17	3.9	$ 429,012

Exercisable at March 31, 2015	16,047,474	$0.16	3.7	$ 373,706

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

The following table presents information related to stock options at March 31, 2015:

Options Outstanding		Options Exercisable
		Weighted Average Remaining Life In Years
			Exercisable Number of Options
Exercise Price	Number of Options

$0.00-0.10	8,254,043	4.3	7,342,585
0.11-0.25	12,841,193	3.5	7,658,222
0.26-0.50	750,000	5.0	750,000
0.51-0.90	520,000	5.0	296,667
	22,365,236	3.9	16,047,474

As of March 31, 2015, stock-based compensation of $140,587 remains unamortized and is expected to be amortized over the weighted average remaining period of 2 years.

The stock-based compensation expense related to option grants was $56,154 and $75,717 during the three months ended March 31, 2015 and 2014, respectively.

Restricted Stock

As of March 31, 2015, the Company had unissued restricted shares of 1,090,487.  Stock based compensation expense related to restricted stock grants was $-0- and $438,010 for the three months ended March 31, 2015 and 2014, respectively.  As of December 31, 2014, there was no stock-based compensation relating to restricted stock unamortized, since the remaining unamortized expense was charged to operations upon the departure of the Company’s former Chief Executive Officer in December 2014.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

Warrants

The following table summarizes information with respect to outstanding warrants to purchase common stock of the Company, all of which were exercisable, at March 31, 2015:

Exercise Price	Number Outstanding
		Expiration Date
$0.10	11,045,654	August 2016

The following table summarizes the warrant activity for the two years ended December 31, 2014:

			Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
		Weighted-Average Exercise Price
	Shares
Outstanding at January 1, 2015	11,045,654	$0.10	1.7	$1,325,478
Grants	-			$-
Exercised	-
Forfeitures or expirations	-
Outstanding at March 31, 2015	11,045,654	$0.10	1.4	$1,015,096

Exercisable at March 31, 2015	11,045,654	$0.10	1.4	$1,015,096

 NOTE 5 – RELATED PARTY TRANSACTIONS

The Company appointed a new Chief Financial Officer during August 2014.  Blue Calypso utilizes Assure Professional, LLC (“Assure”) to provide certain outsourced accounting services.  The Company’s current Chief Financial Officer is a partial owner of Assure.  The Company incurred expense of $6,750 in exchange for these services during the three months ended March 31, 2015.  Included in accounts payable at March 31, 2015 was $2,250 due to Assure.

Mr. D. Jonathan Merriman, joined the Company’s Board of Directors during December 2014.  Mr. Merriman is the CEO of Merriman Capital, Inc. (“Merriman”).  Merriman provides capital market advisory services to the Company for which we incurred expense of $30,000 during the three months ended March 31, 2015. The Company primarily issues common stock in exchange for monthly services and no amount was due to Merriman at March 31, 2015.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Litigation

On July 31, 2012, the Company filed suit against Groupon, Inc. in the Eastern District of Texas in Civil Action No. 6:12-cv-00486.

The Company filed additional suits against Izea, Inc. on October 17, 2012; Yelp, Inc. on October 17, 2012; and Foursquare Labs, Inc. on October 31, 2012 in Civil Action Nos. 6:12-cv-786, 6:12-cv-788, 6:12-cv-837, respectively. Each of these cases alleges that the defendants infringe U.S. Patent Nos. 7,664,516 entitled "Method and System for Peer-to-Peer Advertising Between Mobile Communication Devices" and 8,155,679 entitled "System and Method for Peer-to-Peer Advertising Between Mobile Communication Devices." The Company subsequently added U.S. Patent Nos. 8,438,055, 8,452,646, and 8,457,670 to the cases, alleging each defendant infringed the newly added patents. Each of the defendants have answered, denying infringement and claiming that the asserted patents are invalid. Groupon, Yelp, and Foursquare filed counterclaims for declaratory judgment that the asserted patents are invalid and not infringed. Yelp filed an additional counterclaim for declaratory judgment that the asserted patens are unenforceable. The Court subsequently consolidated the actions for at least pre-trial purposes. Groupon filed a motion to transfer the case against it to the U.S. District Court for the Northern District of California, which the Court denied on September 27, 2013.

Between July 19, 2013 and October 3, 2013, Groupon filed petitions with the Patent Trial & Appeals Board (“PTAB”) requesting institution of Covered Business Method Review of all asserted claims. On December 19, 2013 and January 17, 2014, the PTAB issued decisions instituting review on all but four of the asserted claims. On January 14, 2014, the Company and all defendants filed a joint motion to stay the district court litigation. The Court granted the motion and stayed the case on January 16, 2014 pending a decision by the PTAB. Trial on the Covered Business Method Reviews at the PTAB occurred during September 2014. On February 3, 2014, Groupon filed a petition to the U.S. Court of Appeals for the Federal Circuit for mandamus on the district court's denial of its motion to transfer. On April 23, 2014, the petition was denied by the Federal Circuit.

On December 17, 2014, the Patent Trial and Appeal Board issued final decisions in Covered Business Method Review proceedings CBM2013-00035, CBM2013-00033, CBM2013-00046 and CBM2013-00044.  In each case, certain claims of each patent were held to be invalid for various reasons.  With respect to the ‘516, ‘679, ‘055 and ‘646 patents, many of the claims survived and the patents remain enforceable.  All of the claims of the ‘670 patent were held invalid.  The Company has appealed each of the final decisions to the United States Federal Circuit Court of Appeals.  A decision on those appeals is expected sometime in early 2016.

On April 2, 2015, the District Court lifted the stay and required the Parties to file a joint docket control order.  On April 5, 2015, the Court set a Markman Hearing for June 29, 2015, and jury selection for December 14, 2015.  On April 15, 2015, the Parties filed their joint docket control order.  The Court entered its docket control order on April 23, 2015.

As part of the Company's settlement with Living Social, the Company's attorney is entitled to additional compensation for the value of certain non-monetary arrangements. As of March 31, 2015, the payment of such compensation is not probable or measurable.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and we accrue for adverse outcomes as they become probable and estimable.

BLUE CALYPSO, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2015
(unaudited)

NOTE 7 – SUBSEQUENT EVENTS

On April 1, 2015, the Board of Directors approved a proposed amendment to the Certificate of Incorporation of the Company to effect a reverse stock split of the Company’s common stock in the range of 10:1 to 50:1, such ratio to be determined in the discretion of the Board. The proposed amendment will be submitted to the stockholders of the Company for approval and cannot be implemented until it has been approved by requisite number of the Company’s stockholders.

On April 6, 2015, the Company entered into a letter of engagement with a third party firm pursuant to which the firm will act as the sole book runner and lead managing underwriter in connection with a potential registered follow – on offering of common stock or a combination of common stock and warrants.

On April 10, 2015, the Company granted options to purchase 1,000,000 shares of common stock to each of the four board members for a total of 4,000,000 options. These options vest over a 3 year period, have a term of 10 years, and contain an exercise price equal to the market price on the grant date.

On May 6, 2015, the Company granted options totaling 800,000 shares of common stock among three different employees. In general, these options vest over a 3 year period, have a term of 10 years, and contain an exercise price equal to the market price on the grant date. For 500,000 of the options, one third vest immediately with the balance vesting quarterly over a term of two years.

During April and May 2015, the Company entered into advisory agreements with four individuals.  Pursuant to these agreements the Company granted each individual 100,000 options for a total of 400,000 options at an exercise price equal to $0.14 a share.

Effective May 19, 2015, Dennis G. Schmal was appointed to the Board of Directors of Blue Calypso, Inc. (the “Company”). Mr. Schmal was also appointed to the Company’s audit committee and will serve as the Chair of the audit committee. In connection with his appointment to the Company's Board of Directors, Mr. Schmal was granted options to purchase 1,000,000 shares of the Company's common stock at an exercise price equal to $0.14 per share. The options vest pro rata quarterly over a term of three years.

During June 2015, the Company granted 1,090,487 shares of restricted stock to its former CEO as part of his original employment agreement. This represents the last grant under this agreement.

_____________________________

PROSPECTUS
_____________________________

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Merriman Capital, Inc.

______________, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

SEC Registration Fee
Accounting fees and expenses
Legal fees and expenses
Transfer agent’s fees and expenses
Printing expenses
Miscellaneous
Total

Item 14.Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

We intend to enter into indemnification agreements with certain of our directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in our certificate of incorporation and bylaws. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Item 15.Recent Sales of Unregistered Securities.

During November and December 2014, the Company modified certain terms of certain outstanding debentures in order to induce the holder to convert the debentures to common stock. The holders elected to convert the convertible debentures of $550,000 for an aggregate of 7,177,509 shares of the Company’s common stock. The Company repaid $50,000 in outstanding principal and related accrued interest.

On August 14, 2014, we entered into a securities purchase agreement with certain accredited investors pursuant to which the Company sold an aggregate of 14,250,000 shares of its common stock for net proceeds, after commissions and other costs, of $1,330,000.

On May 6, 2013, we entered into a securities purchase agreement with an accredited investor pursuant to which we issued and sold a 10% convertible debenture in the principal amount of $2,400,000 and 1,200,000 shares of common stock in consideration of gross proceeds of $2,400,000 million. The 10% convertible debenture bears interest at a rate of 10% per annum, is due two years from the issuance date and is convertible into shares of our common stock at a conversion price of $0.25 per share. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

During the three months ended March 31, 2013, the Company granted options to purchase an aggregate of 5,218,530 shares of the Common Stock to certain officers, directors and employees of the Company pursuant to the Company’s 2011 Long-Term Incentive Plan. The options have a term of ten years and have exercise prices ranging from $0.22 - $0.24 per share. During the three months ended March 31, 2013, the Company issued an aggregate of 88,676 shares of Common Stock as consideration for services rendered to the Company. The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On January 10, 2013, we granted options to purchase an aggregate of 450,000 shares of our common stock to a member of our board of directors. The options are exercisable at an exercise price of $0.22 per share for a term of ten years and vest pro-rata quarterly over a period of two years.

On December 12, 2012, we entered into a financial advisory agreement, pursuant to which we agreed to issue 500,000 shares of our common stock as consideration for such financial advisory services. As further compensation for the services to be provided, we agreed to issue 4.9% of our common stock on a fully diluted basis to such advisor upon the closing of capital raising transactions which in the aggregate generate at least $4 million in net proceeds and the completion of an uplisting of our common stock to a national securities exchange, provided that both events occur during the one year term of the agreement. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On November 9, 2012, we entered into an exchange agreement with Aztec Systems, Inc., pursuant to which we agreed to exchange a promissory note with a balance of $368,059 and our existing accounts payable to Aztec of $177,898 for an 8% convertible note in the original principal amount of $545,958. The 8% convertible note was due on March 31, 2013. Pursuant to the exchange agreement, we agreed to register the shares of Common Stock issuable upon conversion of the 8% convertible note and an aggregate of 3,733,428 shares of our common stock then held by Aztec on or before December 31, 2012. The 8% convertible note was convertible into shares of our common stock at a conversion price equal to the greater of: (i) $0.15 per share or (ii) the price per share at which our common stock is sold in a subsequent financing. Upon effectiveness of the registration statement covering the resale of such shares, the 8% convertible note automatically converted into 3,639,722 shares of our common stock.  The foregoing securities were sold to a limited number of accredited investors, without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On August 28, 2012, we issued an aggregate of 44,007 shares of our common stock as consideration for consulting services rendered. On November 21, 2012, we issued an aggregate of 36,863 shares of our common stock as consideration for consulting services rendered. The shares were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 14, 2012, we commenced a private offering of up to $10,000,000 of units, at a purchase price of $1.00 per unit. Each unit consisted of: (i) two shares of our common stock and (ii) a warrant to purchase one share of our common stock. The warrant is exercisable for a term of two years at an exercise price of $0.75 per share. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than $0.75 per share (subject to certain exceptions) and other similar events. As of the termination date of the private offering, we had issued and sold an aggregate of 445,000 units in consideration of gross cash proceeds of $445,000. As a result, we issued an aggregate of 890,000 shares of common stock and warrants to purchase an aggregate of 445,000 shares of common stock. WFG Investments, Inc. acted as placement agent in connection with the private placement and received a cash fee of $44,500 and warrants to purchase 26,700 shares of Common Stock. The securities were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On June 1, 2012, we entered into an employment letter agreement with William Ogle, our chief executive officer. Pursuant to his employment letter agreement, Mr. Ogle is entitled to receive a restricted stock award equal to 7% of our total issued and outstanding shares as of June 11, 2012. This restricted stock award vests: (i) one-third on the one year anniversary of the grant date, and (ii) the remaining two-thirds will vest pro rata in eight equal quarterly installments. Mr. Ogle may also be offered additional annual equity awards of up to 200% of his base salary subject to mutually agreeable and reasonable targets beginning in 2013. In addition, pursuant to his employment letter agreement, we also granted to Mr. Ogle options to purchase 3% of our issued and outstanding shares of common stock on a fully-diluted basis. The options are exercisable at an exercise price equal to $0.10 per share for a term of 10 years. . The shares and options issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2)of the Securities Act of 1933, as amended. The securities may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

On April 19, 2012, we entered into a securities purchase agreement with an existing stockholder, pursuant to which we issued an 8% senior secured convertible debenture in the principal amount of $35,000 and a warrant to purchase 6,500,000 shares of our common stock at an exercise price of $0.10 per share for a term of five years. Pursuant to the securities purchase agreement, the investor covenanted to purchase up to an additional $465,000 of senior secured convertible debentures in a series of closings to occur at our discretion through October 19, 2012. The debentures are convertible into shares of our common stock at the option of the holder at a conversion price equal to the closing price of our common stock on the date of conversion. The 8% debentures contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits, issuances of securities at a purchase price less than the closing price of our common stock on the date of conversion (subject to certain exceptions) and other similar events. The debentures and the warrant issued to the investor were not registered under the Securities Act or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

On September 1, 2011, pursuant to an agreement of merger and plan of reorganization, Blue Calypso Acquisition Corp., a wholly-owned subsidiary of ours, merged with and into Blue Calypso Holdings, Inc., with Blue Calypso Holdings, Inc. being the surviving corporation and becoming our wholly-owned subsidiary. In connection with this merger, each shareholder of Blue Calypso Holdings, Inc. exchanged their shares in Blue Calypso Holdings, Inc. for an aggregate of 100,000,000 shares of common stock. The securities issued in the above described merger were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended. Each of the shareholders of Blue Calypso Holdings, Inc. who received shares of our common stock in the above described merger were accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended) at the time of the merger.

On September 1, 2011, we issued convertible promissory notes in the aggregate principal amount of $1,500,000 and five-year warrants to purchase up to 22,091,311 shares of our common stock at an exercise price of $0.10 per share for a term of five years to two accredited investors in a private placement transaction, for total consideration of $1,500,000. The promissory notes were initially convertible into shares of our common stock at a conversion price of $0.0679 per share, and were automatically convertible into 1,500,000 shares of the Series A Convertible Preferred Stock immediately upon the creation of the Series A Convertible Preferred Stock. The promissory notes and warrants were sold to accredited investors and were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities sold in this offering were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

The above described promissory notes automatically converted into 1,500,000 shares of Series A Convertible Preferred Stock on October 17, 2011 upon the creation of the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock was issued to two accredited investors. The shares of Series A Convertible Preferred Stock issued were not registered under the Securities Act of 1933, as amended, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended.

Item 16.Exhibits and Financial Statement Schedules.

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

2.2

Agreement and Plan of Merger, dated September 9, 2011, by and between Blue Calypso, Inc., a Nevada corporation, and Blue Calypso, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2011)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)
3.2

Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

3.3

Bylaws of Blue Calypso, Inc., a Delaware corporation, adopted September 9, 2011 (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

5.1	Opinion of Fox Rothschild LLP*
10.1	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.4	Form Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.5

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.6

Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.7

Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.8

Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.9	Form of Warrant (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.10

Letter Agreement, dated January 16, 2012, by and between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.11

Promissory Note, dated January 17, 2012, issued by Blue Calypso, Inc. to Aztec Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.12

Securities Purchase Agreement, dated April 19, 2012, by and between Blue Calypso, Inc. and the Buyer thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.13	Senior Secured Convertible Note issued April 19, 2012 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.14	Common Stock Purchase Warrant issued April 19, 2012 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.15

Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC and the Buyer (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.16

Intellectual Property Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC, and the Buyer (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.17

Subsidiary Guarantee, dated April 19, 2012, by Blue Calypso, LLC, in favor of the Buyer (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.19	Amendment No. 1 to Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.20

Stockholder’s Agreement, dated April 19, 2012, by and between Andrew Levi and the Company (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.21

Letter Agreement dated June 1, 2012, between Blue Calypso, Inc. and Bill Ogle effective as of June 1, 2012 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

10.22

Form of Subscription Agreement - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)

10.23	Form of Warrant - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)
10.24

Exchange Agreement dated November 9, 2012 between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.25

8% Convertible Note dated November 9, 2012 (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.25

Amendment No. 1 to 8% Senior Secured Convertible Debentures between Blue Calypso, Inc. and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.26

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.27

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.28

Securities Purchase Agreement dated May 6, 2013 Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2013)

10.29

10% Convertible Debenture dated May 6, 2013 Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2013)

21.1	List of subsidiaries
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm+
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 26, 2015)

* to be filed by amendment

+ filed herewith

Item 17.Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 19, 2015.

By:	/s/ Andrew Levi
Name: Andrew Levi
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Levi Andrew Levi	Chief Executive Officer and Director	June 19, 2015

* Chris Fameree	Chief Financial Officer	June 19, 2015

* Jon Merriman	Director	June 19, 2015

* Charles Thomas	Director	June 19, 2015

* Andrew Malloy	Director	June 19, 2015

* Dennis Schmal	Director	June 19, 2015

* Signed by Andrew Levi as agent

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
2.1

Agreement and Plan of Merger and Reorganization, dated as of September 1, 2011, by and among Blue Calypso, Inc., Blue Calypso Acquisition Corp., and Blue Calypso Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

2.2

Agreement and Plan of Merger, dated September 9, 2011, by and between Blue Calypso, Inc., a Nevada corporation, and Blue Calypso, Inc., a Delaware corporation (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2011)

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)
3.2

Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

3.3

Bylaws of Blue Calypso, Inc., a Delaware corporation, adopted September 9, 2011 (incorporated by reference to Exhibit 3.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 19, 2011)

5.1	Opinion of Fox Rothschild LLP*
10.1	2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.2	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.3	Form of Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.4	Form Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.5

Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.6

Stock Purchase Agreement, by and between Blue Calypso, Inc. and Deborah Flores, dated as of September 1, 2011 (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.7

Securities Purchase Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.8

Registration Rights Agreement, dated as of September 1, 2011, by and among Blue Calypso, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)

10.9	Form of Warrant (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2011)
10.10

Letter Agreement, dated January 16, 2012, by and between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.11

Promissory Note, dated January 17, 2012, issued by Blue Calypso, Inc. to Aztec Systems, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2012)

10.12

Securities Purchase Agreement, dated April 19, 2012, by and between Blue Calypso, Inc. and the Buyer thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.13	Senior Secured Convertible Note issued April 19, 2012 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.14	Common Stock Purchase Warrant issued April 19, 2012 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.15

Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC and the Buyer (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.16

Intellectual Property Security Agreement, dated April 19, 2012, by and between the Company, Blue Calypso, LLC, and the Buyer (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.17

Subsidiary Guarantee, dated April 19, 2012, by Blue Calypso, LLC, in favor of the Buyer (incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.18	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.19	Amendment No. 1 to Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)
10.20

Stockholder’s Agreement, dated April 19, 2012, by and between Andrew Levi and the Company (incorporated by reference to Exhibit 10.9 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2012)

10.21

Letter Agreement dated June 1, 2012, between Blue Calypso, Inc. and Bill Ogle effective as of June 1, 2012 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2012)

10.22

Form of Subscription Agreement - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)

10.23	Form of Warrant - June 2012 Private Placement (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2012)
10.24

Exchange Agreement dated November 9, 2012 between Blue Calypso, Inc. and Aztec Systems, Inc. (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.25

8% Convertible Note dated November 9, 2012 (incorporated by reference to Exhibit 10.24 to our Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed with the Securities and Exchange Commission on November 19, 2012)

10.25

Amendment No. 1 to 8% Senior Secured Convertible Debentures between Blue Calypso, Inc. and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.26

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.27

Amendment No. 2 to Common Stock Purchase Warrants between the Company and the Holder dated April 29, 2013 (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2013)

10.28	Securities Purchase Agreement dated May 6, 2013 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013)
10.29	10% Convertible Debenture dated May 6, 2013 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 6, 2013)
21.1	List of subsidiaries
23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm+
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 26, 2015)

* to be filed by amendment

+ filed herewith